Exhibit 10.6

$35,000,000 Revolving Loan

to

International Shipholding Corporation,

Enterprise Ship Company, Inc., Sulphur Carriers, Inc.,

Gulf South Shipping Pte Ltd., CG Railway, Inc.,

LCI Shipholdings, Inc., Central Gulf Lines, Inc. and

Waterman Steamship Corporation

by

Regions Bank

March 7, 2008

J. Kris Lowry, Esq.
Maynard, Cooper & Gale, P.C. 1901 Sixth Avenue North
2400 Regions Harbert Plaza Birmingham, Alabama 35203-2618 (205) 254-1000

01614639.1
$35,000,000 Revolving Loan
to
International Shipholding Corporation,
Enterprise Ship Company, Inc., Sulphur Carriers, Inc.,
Gulf South Shipping Pte Ltd., CG Railway, Inc.,
LCI Shipholdings, Inc., Central Gulf Lines, Inc. and
Waterman Steamship Corporation
by
Regions Bank

Closing Date: March 7, 2008

Index to Transcript

1. Credit Agreement

2. Revolving Note

3. CIP Forms:

(a) International Shipholding Corporation
(b) Enterprise Ship Company, Inc.
(c) Sulphur Can-iers, Inc.
(d) Gulf South Shipping Pte Ltd.
(e) CG Railway, Inc.
 (f) LCI Shipholdings, Inc.
(g) Central Gulf Lines, Inc.
(h) Waterman Steamship Corporation

4. Opinion of Borrower's Counsel

5. Subrogation and Contribution Agreement

6. Officer's Certificate (with attached organizational documents):
(a) International Shipholding Corporation
(b) Enterprise Ship Company, Inc.
(c) Sulphur Carriers, Inc.
(d) Gulf South Shipping Pte Ltd.'
(e) CG Railway, Inc.
(f) LCI Shipholdings, Inc.
(g) Central Gulf Lines, Inc.
(h) Waterman Steamship Corporation

1/ To be provided post-closing.

7. Existence/Good Standing Certificates:
(a) International Shipholding Corporation
(b) Enterprise Ship Company, Inc.
(c) Sulphur Carriers, Inc.
(d) Gulf South Shipping Pte Ltd.'
(e) CG Railway, Inc.
(f) LCI Shipholdings, Inc.
(g) Central Gulf Lines, Inc.
(h) Waterman Steamship Corporation

8. Payoff Letter

9. Closing Statement

10. Post-Closing Agreement

1/ To be provided post-closing.

CREDIT AGREEMENT

Dated as of March 7, 2008

Between

INTERNATIONAL SHIPHOLDING CORPORATION,

ENTERPRISE SHIP COMPANY, INC., SULPHUR CARRIERS, INC.,

GULF SOUTH SHIPPING PTE LTD., CG RAILWAY, INC.,

LCI SHIPHOLDINGS, INC., CENTRAL GULF LINES, INC.,

WATERMAN STEAMSHIP CORPORATION, as Borrowers

and

REGIONS BANK, as Lender

Relating to a

$35,000,000 Revolving Loan

01609127.3
TABLE OF CONTENTS

ARTICLE 1 Rules of Construction and Definitions

SECTION 1.1 General Rules of Construction

SECTION 1.2 Definitions

SECTION 1.3 Joint and Several Liability.

ARTICLE 2 Credit to be Extended Under this Agreement

SECTION 2.1 Revolving Loan

SECTION 2.2 Revolving Note.

SECTION 2.3 Interest

SECTION 2.4 Prepayments.

SECTION 2.5 Extension of Termination Date.

SECTION 2.6 Place and Time of Payments.

SECTION 2.7 Letter of Credit Borrowings

SECTION 2.8 Availability Fee

SECTION 2.9 Commitment/Origination Fees

ARTICLE 3 Representations and Warranties

SECTION 3.1 Organization, Powers, etc.

SECTION 3.2 Authorization of Borrowing, etc

SECTION 3.3 Litigation

SECTION 3.4 Agreements.

SECTION 3.5 Federal Reserve Board Regulations

SECTION 3.6 Investment Company Act.

SECTION 3.7 ERISA.

SECTION 3.8 Enforceability

SECTION 3.9 Consents, Registrations, Approvals, etc.

SECTION 3.10 Financial Condition.

SECTION 3.11 No Misleading Information

SECTION 3.12 Taxes.

SECTION 3.13 Patents, Trademarks.

SECTION 3.14 Hazardous Substances

SECTION 3.15 Solvency.

SECTION 3.16 Foreign Trade Control Regulations

ARTICLE 4 Conditions of Lending

SECTION 4.1 Representations and Warranties

SECTION 4.2 No Default

SECTION 4.3 Automatic Representations and Warranties

SECTION 4.4 Required Items.

SECTION 4.5 Authorized Representative Certificates.

SECTION 4.6 Other Supporting Documents.

ARTICLE 5 Covenants

SECTION 5.1 Existence.

SECTION 5.2 Continuation of Current Business, Offices, Name, etc.

SECTION 5.3 Sale of Assets, Consolidation, Merger

SECTION 5.4 Accounting Records.

SECTION 5.5 Reports to the Lender

SECTION 5.6 Maintenance.

SECTION 5.7 Insurance

SECTION 5.8 Payment of Indebtedness, Taxes, etc.

SECTION 5.9 Litigation Notice.

SECTION 5.10 Visitation

SECTION 5.11 Notice of Default

SECTION 5.12 Further Assurances

SECTION 5.13 Transactions with Related Persons.

SECTION 5.14 Use of Credit Proceeds

SECTION 5.15 Financial Covenants.

SECTION 5.16 Change in Management.

ARTICLE 6 Events of Default

SECTION 6.1 Events of Default.

SECTION 6.2 Lender's Remedies on Default.

ARTICLE 7 Miscellaneous

SECTION 7.1 Notices.

SECTION 7.2 Expenses.

SECTION 7.3 Independent Obligations.

SECTION 7.4 Heirs, Successors and Assigns.

SECTION 7.5 Governing Law.

SECTION 7.6 Date of Agreement

SECTION 7.7 Separability Clause.

SECTION 7.8 Counterparts

SECTION 7.9 No Oral Agreements.

SECTION 7.10 Waiver and Election.

SECTION 7.11 No Obligations of Lender; Indemnification.

    SECTION 7.12 Set-off

    SECTION 7.13 Participation

    SECTION 7.14 Submission to Jurisdiction.

    SECTION 7.15 Usury Laws.

    SECTION 7.16 WAIVER OF TRIAL BY JURY.

    SECTION 7.17 Termination.

CREDIT AGREEMENT

THIS CREDIT AGREEMENT ("this Agreement") dated as of March 7, 2008 is between INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation ("ISC"), ENTERPRISE SHIP COMPANY, INC., a Delaware corporation ("Enterprise"), SULPHUR CARRIERS, INC., a Delaware corporation ("Sulphur Carriers"), GULF SOUTH SHIPPING PTE LTD., a Singapore corporation ("Gulf South"), CG RAILWAY, INC., a Delaware corporation ("CG Railway"), LCI SHIPHOLDINGS, INC., a Marshall Islands corporation ("LCI"), CENTRAL GULF LINES, INC., a Delaware corporation ("Central Gulf'), and WATERMAN STEAMSHIP CORPORATION, a New York corporation ("Waterman"; ISC, Enterprise, Sulphur Carriers, Gulf South, CG Railway, LCI, Central Gulf, and Waterman are, collectively, referred to as the "Borrowers"), and REGIONS BANK, an Alabama banking corporation (the "Lender").

Recitals

Capitalized terms used in these Recitals have the meanings defined for them above or in Section 1.2. The Borrowers have requested that the Lender extend Credit to the Borrowers under this Agreement and the other Credit Documents as described herein. To induce the Lender to extend Credit to the Borrowers, the Borrowers have agreed to execute and deliver this Agreement to the Lender.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals, and to induce the Lender to extend Credit to the Borrowers under this Agreement and the other Credit Documents, the Borrowers and the Lender hereby agree as follows:

ARTICLE 1

Rules of Construction and Definitions

SECTION 1.1 General Rules of Construction. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) Words of masculine, feminine or neuter gender include the correlative words of other genders. Singular terms include the plural as well as the singular, and vice versa.

(b) All references herein to designated "Articles," "Sections" and other subdivisions or to lettered Exhibits are to the designated Articles, Sections and subdivisions hereof and the

Exhibits annexed hereto unless expressly otherwise designated in context. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and do not limit or describe the scope or intent of, or in any way affect, this Agreement.

(c) The terms "include," "including," and similar terms shall be construed as if followed by the phrase "without being limited to."

(d) The terms "herein," "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, other subdivision or Exhibit.

(e) All Recitals set forth in, and all Exhibits to, this Agreement are hereby incorporated in this Agreement by reference.

(f) No inference in favor of or against any party shall be drawn from the fact that such party or such party's counsel has drafted any portion hereof.

(g) All references in this Agreement to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

SECTION 1.2 Definitions. As used in this Agreement, the following terms are defined as follows:

(a) Actual/360 Day Basis means a method of computing interest and other charges on the basis of an assumed year of 360 days for the actual number of days elapsed, meaning that the interest accrued for each day will be computed by multiplying the interest rate applicable on that day by the unpaid principal balance on that day and dividing the result by 360.

(b) Advance is defined in Section 2.1.

(c) Affiliate of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

(d) Applicable Margin means the applicable margin set forth in Schedule I, determined as follows: For purposes of computation of the Applicable Margin based upon the financial covenants described in Schedule I, such computation shall be determined by the Lender as of the end of each calendar quarter, based on the compliance certificate most recently delivered by the Borrowers in accordance with Section 5.5(c). Any adjustment in the Applicable Margin shall be prospective and shall commence as of the first day of the month next following the delivery of the compliance certificate most recently delivered by the Borrowers until such time as the Applicable Margin is subsequently adjusted (provided that should the Borrowers fail to timely deliver a required compliance certificate or shall fail to deliver the quarterly or year-to-date financial statements required by Section 5.5(b) relating to such compliance certificate, the Lender at its option may adjust the Applicable Margin to the highest applicable percentage as of the date the compliance certificate or financial statements were due to be delivered). Any such change in the Applicable Margin shall be effective without notice to the Borrowers and without any further action by the Lender.

(e) Application is defined in Section 2.7(b).

(f)  Authorized Representative means the officer or officers of the Borrowers that are duly authorized to act for such entity in the specified capacity under the Governing Documents of such entity or applicable law.

(g) Borrowers shall have the meaning attributed to that term in the preamble to this Agreement.

(h) Business Day means any day, excluding Saturday and Sunday, on which the Lender's main office in Mobile, Alabama, is open to the public for carrying on substantially all of its banking business.

(i)Change of Control means (a) any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than the existing owners, that becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 30% of the total voting power of ISC or (b) ISC ceases to own, directly or indirectly, 100% of any of the Borrowers or (c) the Board of Directors of any of the Borrowers ceases to consist of a majority of the directors existing on the date hereof or directors nominated by at least two-thirds (2/3) of the then existing directors.

(j) Closing Date means March 7, 2008.

(k) Consolidated EBITDA means, for any period, with respect to ISC and the Subsidiaries, the sum of (without duplication) (a) Consolidated Net Income; (b) all Interest Expense of ISC and the Subsidiaries; (c) income taxes of ISC and the Subsidiaries; and (d) depreciation and amortization of ISC and the Subsidiaries determined on a consolidated basis in accordance with GAAP for such period; provided that if any Subsidiary is not wholly-owned by ISC, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (i) the amount of Consolidated Net Income attributable to such Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Subsidiary not owned by ISC on the last day of such period.

(l) Consolidated Indebtedness means all Indebtedness of ISC and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

(m) Consolidated Net Income means, for any period, the consolidated net income of ISC and the Subsidiaries for such period, as shown on the consolidated financial statements of ISC and the Subsidiaries delivered in accordance with Section 5.5.

(n) Consolidated Tangible Net Worth means, with respect to ISC and the Subsidiaries, at any date for which a determination is to be made (determined on a consolidated basis without duplication in accordance with GAAP) (a) the amount of capital stock; plus (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); plus (c) deferred charges to the extent amortized and acquired contract costs net of accumulated amortization as stated on the then most recent audited balance sheet of ISC; minus (d) the sum of (i) the cost of treasury shares and (ii) the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write up in the book value of assts resulting from a revaluation thereof subsequent to December 31, 1996.

(o) Credit means, individually and collectively, all loans, forbearances, renewals, extensions, advances, disbursements and other extensions of credit now or hereafter made by the Lender to or for the account of the Borrowers under this Agreement and the other Credit Documents, including the Loans.

(p) Credit Documents means this Agreement and the documents described in Exhibit A and all other documents now or hereafter executed or delivered in connection with the transactions contemplated thereby.

(q) Default Rate means a rate of interest equal to two percentage points (200 basis points) in excess of the Prime Rate, or the maximum rate permitted by law, whichever is less.

(r) ERISA means the Employee Retirement Income Security Act of 1974, as amended.

(s) Events of Default is defined in Section 6.1. An Event of Default "exists" if an Event of Default has occurred and is continuing.

(t) Existing Letter of Credit means the following described letter of credit issued by the Lender and now outstanding, until such time that said letter of credit expires or is otherwise cancelled:

     (u) GAAP means generally accepted accounting principles for the United States.

(v) Governing Documents means, with respect to any person that is not a natural person, all organizational and governing documents applicable thereto.

(w) Governmental Authority means any national, state, county, municipal or other government, domestic or foreign, and any agency, authority, department, commission, bureau, board, court or other instrumentality thereof.

(x) Governmental Requirements means all laws, rules, regulations, ordinances, judgments, decrees, codes, orders, injunctions, notices and demand letters of any Governmental Authority.

(y) Hazardous Substances means all pollutants, effluents, contaminants, emissions, toxic or hazardous wastes and other substances, the removal of which is required or the manufacture, use, maintenance, handling, discharge or release of which is regulated, restricted, prohibited or penalized by any Governmental Requirement, or even if not so regulated, restricted, prohibited or penalized, might pose a hazard to the health and safety of the public or the occupants of the property on which it is located or the occupants of the property adjacent thereto, including (1) asbestos or asbestos-containing materials, (2) urea formaldehyde foam insulation, (3) polychlorinated biphenyls (PCBs), (4) flammable explosives, (5) radon gas, (6) laboratory wastes, (7) experimental products, including genetically engineered microbes and other recombinant DNA products, (8) petroleum, crude oil, natural gas, natural gas liquid, liquefied natural gas, other petroleum products and synthetic gas usable as fuel, (9) radioactive materials and (10) any substance or mixture listed, defined or otherwise determined by any Governmental Authority to be hazardous, toxic or dangerous, or otherwise regulated, affected, controlled or giving rise to liability under any Governmental Requirement.

(z) Indebtedness means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under capitalized leases, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any trade payables.

(aa) Interest Determination Date means the first day of each month in each year.

(bb) Interest Expense means, with respect to ISC and the Subsidiaries, on a consolidated basis, for any period (without duplication), interest expense, whether paid or accrued (including the interest component of capitalized leases), on all Indebtedness of ISC and the Subsidiaries for such period, net of interest income, all determined in accordance with GAAP.

(cc) ISC shall have the meaning attributed to that term in the preamble to this Agreement.

(dd) Letter of Credit Borrowings means as of any date the maximum aggregate amount that the Lender could be required to pay under drafts that could properly be drawn in compliance with the terms of all Letters of Credit outstanding on such date, other than drafts that have been drawn and paid.

(ee) Letter of Credit Obligations means (a) the Letter of Credit Borrowings and (b) the Reimbursement Obligations and the Borrowers' other obligations under this Agreement and the Applications with respect to drawings made on Letters of Credit, including obligations with respect to all principal, interest, fees and other charges related thereto.

(ff)       Letters of Credit means (a) the Existing Letter of Credit and (b) all letters of credit hereafter issued by the Lender for the account of the Borrowers (or any of them) under this Agreement.

(gg) LIBOR-Based Rate means the per annum rate of interest most recently published in the Bloomberg reporting service or such other financial information reporting service used by the Lender as of the close of business on the Closing Date and on each Interest Determination Date (being the rate quoted for the immediately preceding Business Day) as the London Interbank Offered Rate for U.S. dollar deposits having a term of one month, plus the Applicable Margin. The Lender shall determine the LIBOR-Based Rate on the Closing Date and on each Interest Determination Date.

(hh) Lien means any mortgage, pledge, assignment, charge, encumbrance, lien, security title, security interest or other preferential arrangement.

(ii)Loans means, collectively, the Revolving Loan, Letter of Credit Borrowings and Reimbursement Obligations, and all extensions and renewals thereof.

       (jj)Margin Stock is defined in Regulation U of the Federal Reserve Board, as amended.

(kk) Maximum Facility Amount means $35,000,000.

(11) Obligations means (1) the Revolving Loan, the Letter of Credit Obligations and all other obligations and debts owing to the Lender and arising under the terms of this Agreement, the Revolving Note, the Applications and the other Credit Documents, whether now or hereafter incurred, existing or arising, including the Revolving Loan, all Letter of Credit Borrowings and Reimbursement Obligations with respect thereto; (2) any sums expended by the Lender in exercising the rights and remedies described in Section 6.2; (3) all accrued interest on the Revolving Loan and Reimbursement Obligations, and all costs, fees, charges and expenses incurred and payable in connection therewith, including fees payable under the terms of, or in connection with, this Agreement; (4) all other obligations and debts owing to the Lender arising in connection with, ancillary to, or in support of the Revolving Loan and Letter of Credit Obligations; (5) the payment and performance of all other indebtedness, obligations and liabilities of the Borrowers to the Lender (including obligations of performance) of every kind whatsoever, arising directly between the Borrowers and the Lender or acquired outright, as a participation or as collateral security from another person by the Lender, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, contracted or arising, joint or several, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by agreement or instrument, and whether incurred as maker, endorser, surety, guarantor, general partner, drawer, tort-feasor, account party with respect to a letter of credit, indemnitor or otherwise; and (6) all renewals, extensions, modifications and amendments of any of the foregoing, whether or not any renewal, extension, modification or amendment agreement is executed in connection therewith.

(mm) Obligors means the Borrowers and any other maker, endorser, surety, guarantor or other person now or hereafter liable for the payment or performance, in whole or in part, of any of the Obligations.

(nn) Permitted Contest means any appropriate proceeding conducted in good faith by the Borrowers to contest any tax, assessment, charge, Lien or similar claim, during the pendency of which proceeding the enforcement of such tax, assessment, charge, Lien or claim is stayed; provided that the Borrowers have set aside on their books or, if required by the Lender, deposited as cash collateral with the Lender, adequate cash reserves to assure the payment of any such tax, assessment, charge, Lien or claim.

(oo) Permitted Encumbrances means any Liens and other matters that are described on Schedule II.

(pp) Person (whether or not capitalized) includes natural persons, sole proprietorships, corporations, trusts, unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies and Governmental Authorities.

(qq) Prime Rate means that rate of interest designated by the Lender from time to time as its "prime rate," it being expressly understood and agreed that the "prime rate" is merely an index rate used by the Lender to establish lending rates and is not necessarily the Lender's most favorable lending rate, and that changes in the "prime rate" are discretionary with the Lender.

(rr) Reimbursement Obligation means at any time the obligation of the Borrowers with respect to any Letter of Credit to reimburse the Lender for amounts theretofore paid by the Lender pursuant to a drawing under such Letter of Credit.

(ss)Revolving Loan is defined in Section 2.1.

(tt)         Revolving Note is defined in Section 2.2.

(uu)     Solvent means, with respect to any person on a particular date, that as of such date (1) the fair value of the property of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (2) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (3) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person's property would constitute an unreasonably small capital, and (4) such person does not intend to, or believe or reasonably should have believed that it will, incur debts beyond its ability to repay as they become due.

(vv) Subsidiary means, with respect to any Person, any business entity of which more than 50% of the outstanding voting stock or other equity interest is owned directly or indirectly by such Person and/or one or more other subsidiaries of such Person.

(ww) Subsidiary(ies) means all of the subsidiaries of ISC.

(xx)       Termination Date means the maturity date of the Revolving Loan (which is initially April 7, 2010), as such date may be extended from time to time pursuant to Section 2.5 or accelerated pursuant to Section 6.2.

SECTION 1.3 Joint and Several Liability.

(a)Each Borrower, separately and severally, hereby appoints and designates ISC as its agent and attorney-in-fact to act on behalf of it for all purposes of the Credit Documents. ISC shall have authority to exercise on behalf of each Borrower all rights and powers that ISC deems necessary, incidental or convenient in connection with the Credit Documents, including the authority to execute and deliver certificates, documents, agreements and other instruments referred to or provided for in the Credit Documents, request Advances and Letters of Credit hereunder, receive all proceeds of Advances, give all notices, approvals and consents required or requested from time to time by the Lender and take any other actions and steps that each Borrower could take for its own account in connection with the Credit Documents from time to time, it being the intent of each Borrower to grant to ISC plenary power to act on behalf of each Borrower in connection with and pursuant to the Credit Documents. The appointment of ISC as agent and attorney-in-fact for each Borrower hereunder shall be coupled with an interest and be irrevocable so long as any Credit Document shall remain in effect. The Lender need not obtain any Borrower's consent or approval for any act taken by ISC pursuant to any Credit Document, and all such acts shall bind and obligate ISC and each Borrower, jointly and severally. Each Borrower forever waives and releases any claim (whether now or hereafter arising) against the Lender based on any claim of ISC's lack of authority to act on behalf of each Borrower in connection with the Credit Documents.

(b) Each of the Borrowers, and by its acceptance of this Agreement, the Lender hereby confirm that it is the intention of all such Persons that this Agreement and the Obligations of each of the Borrowers hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Governmental Requirement covering the protection of creditors' rights or the relief of debtors to the extent applicable to this Agreement and the Obligations of each of the Borrowers hereunder. To effectuate the foregoing intention, each of the Borrowers and the Lender hereby irrevocably agrees that the Obligations and all of the other liabilities of each of the Borrowers under this Agreement shall be limited to the maximum amount as will, after giving effect to such maximum amount and all of the other contingent and fixed liabilities of such Borrower that are relevant under such Governmental Requirement, and after giving effect to any collections from, any rights to receive contributions from, or any payment made by or on behalf of any of the other Borrowers in respect of the Obligations of such other Borrower under this Agreement, result in the Obligations and all of the other liabilities of each of the Borrowers under this Agreement not constituting a fraudulent transfer or conveyance.

(c) Each Borrower (i) acknowledges that it has had full and complete access to the underlying papers relating to the Obligations and all other papers executed by any person in connection with the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents; (ii) is fully informed of all circumstances that bear upon the risks of executing this Agreement and the other Credit Documents that a diligent inquiry would reveal; (iii) has adequate means to obtain from ISC on a continuing basis information concerning IS C's financial condition and is not depending on the Lender to provide such information, now or in the future; and (iv) agrees that the Lender shall have any obligation to advise or notify it or to provide it with any data or information.

(d) Each Borrower hereby agrees that its obligations and liabilities with respect to the Obligations are joint and several with ISC, continuing, absolute and unconditional (subject to the provisions of subsection (b) of this section). Without limiting the generality of the foregoing, the obligations and liabilities of each Borrower with respect to the Obligations shall not be released, discharged, impaired, modified or in any way affected by (i) the invalidity or unenforceability of any Credit Document, (ii) the failure of the Lender to give each Borrower a copy of any notice given to ISC, (iii) any modification, amendment or supplement of any obligation, covenant or agreement contained in any Credit Document, (iv) any compromise, settlement, release or termination of any obligation, covenant or agreement in any Credit Document, (v) any waiver of payment, performance or observance by or in favor of ISC of any obligation, covenant or agreement under any Credit Document, (vi) any consent, extension, indulgence or other action or inaction, or any exercise or non-exercise of any right, remedy or privilege with respect to any Credit Document, (vii) the extension of time for payment or performance of any of the Obligations, or (viii) any other matter that might otherwise be raised in avoidance of, or in defense against an action to enforce, the obligations of each Borrower under this Agreement, the Revolving Note or any other Credit Document.

(e)None of the Borrowers will exercise any rights that it may have or acquire by way of subrogation under this Agreement or any of the other Credit Documents or the Subrogation and Contribution Agreement referred to in subsection (f) below, by any payment made hereunder or under any of the other Credit Documents or otherwise, until all the Obligations have been paid in full and this Agreement has been terminated and is no longer subject to reinstatement. If any amount shall be paid to a Borrower on account of any such subrogation rights at any time when all of the Obligations shall not have been paid in full and this Agreement terminated, such amount shall be held in trust for the benefit of the Lender and shall be paid forthwith to the Lender to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents.

(0 The Borrowers will not amend or waive any provision of the Subrogation and Contribution Agreement dated the Closing Date entered into by the Borrowers nor consent to any departure from such Subrogation and Contribution Agreement, without having obtained the prior written consent of the Lender to such amendment, waiver or consent.

ARTICLE 2

Credit to be Extended

Under this Agreement

SECTION 2.1 Revolving Loan. From the Closing Date to the Termination Date, the Lender agrees, upon the terms and subject to the conditions of this Agreement and subject to the limitations set forth below with respect to the maximum amount of Advances permitted to be outstanding from time to time, to make a revolving loan (the "Revolving Loan") available to the Borrowers, jointly and severally, pursuant to which the Borrowers may from time to time jointly and severally borrow from the Lender and repay and reborrow, such sums as may be needed by the Borrowers for the purposes expressed in this Agreement, up to a maximum aggregate principal amount at any one time outstanding not exceeding the difference between (i) the Maximum Facility Amount in effect from time to time, and (ii) the sum of the then-outstanding (x) Advances, (y) Letter of Credit Borrowings and (z) Reimbursement Obligations. Each advance to the Borrowers under the Revolving Loan (an "Advance") will be made on prior written notice to the Lender made not later than 1:00 p.m. Mobile, Alabama time on the date such Advance is to be made, which notice shall be signed by an Authorized Representative of the Borrowers and shall set forth the amount of the Advance requested and the date on which the Advance is to be made. Not later than 4:00 p.m. Mobile, Alabama time on the date specified for the Advances, the Lender shall make available the amount of the Advances to be made by it on such date to the Borrowers by depositing the proceeds thereof into an account with the Lender in the name of the Borrowers. The Advances shall bear interest as provided in Section 2.3. The Lender's obligation to make Advances shall terminate, if not sooner terminated pursuant to the provisions of this Agreement, on the Termination Date. The Lender shall have no obligation to make Advances if an Event of Default exists.

SECTION 2.2 Revolving Note. All Advances shall be evidenced by a certain revolving note (the "Revolving Note"), payable to the order of the Lender, duly executed on behalf of the Borrowers, dated the Closing Date, in the principal amount of the Maximum Facility Amount and satisfactory in form and substance to the Lender. The Revolving Note shall be payable in full as to principal on the Termination Date. The Revolving Note shall be valid and enforceable as to the aggregate amount of the Revolving Loan outstanding from time to time, whether or not the full amount of the Revolving Loan is actually advanced by the Lender to the Borrowers.

SECTION 2.3 Interest.

(a) The Revolving Note shall bear interest from its date until payment in full on the unpaid principal balance at the rate per annum equal to the LIBOR-Based Rate. If it is impossible or impractical to obtain the LIBOR-Based Rate for a certain time period, the Revolving Loan shall bear interest at the Prime Rate. Such interest shall be payable monthly on the first day of each month in each year, commencing on April 1, 2008, and upon payment in full. Interest will be computed on an Actual/360 Day Basis.

(b) If an Event of Default exists, the Revolving Note shall bear interest at the Default Rate, until the earlier of (1) such time as all amounts due hereunder are paid in full or (2) no such Event of Default exists.

(c) The Borrowers agree to pay to the Lender, on demand, a late charge equal to five percent (5.0%) of any payment that is not paid within twelve (12) days after it is due. The late charge shall never be less than $10.00 on each payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other right the Lender may have, including the right to declare the entire unpaid principal and interest immediately due and payable and the right to collect interest on any late payment at the Default Rate.

SECTION 2.4 Prepayments. The Borrowers may at any time prepay all or any part of the Loans, without premium or penalty. Accrued interest to the date of prepayment shall be paid on any partial prepayment of the Revolving Note on the next succeeding monthly interest payment date, and shall be paid on any full prepayment of the Revolving Note in connection with the termination of this Agreement on the date of such prepayment.

SECTION 2.5 Extension of Termination Date. The Borrowers and the Lender may from time to time extend the then-current Termination Date to any subsequent termination date upon which the Borrowers and the Lender may agree by executing a written extension agreement. Upon the execution of such an extension agreement by the Borrowers and the Lender, the maturity date of the Revolving Loan shall be extended to the agreed-upon termination date, and the agreed-upon termination date shall become the new "Termination Date" for purposes of this Agreement.

SECTION 2.6 Place and Time of Payments.

(a) All payments by the Borrowers to the Lender under this Agreement and the other Credit Documents shall be made in lawful currency of the United States and in immediately available funds to the Lender at its main office in Mobile, Alabama at the hand delivery address set forth in Section 7.1 or at such other address within the continental United States as shall be specified by the Lender by notice to the Borrowers. Any payment received by the Lender after 2:00 p.m. (Mobile, Alabama time) on a Business Day (or at any time on a day that is not a Business Day) shall be deemed made by the Borrowers and received by the Lender on the following Business Day.

(b) All amounts payable by the Borrowers to the Lender under this Agreement or any of the other Credit Documents for which a payment date is expressly set forth herein or therein shall be payable on the specified due date without notice or demand by the Lender. All amounts payable by the Borrowers to the Lender under this Agreement or the other Credit Documents for which no payment date is expressly set forth herein or therein shall be payable ten days after written demand by the Lender to the Borrowers. The Lender may, at its option, send written notice or demand to the Borrowers of amounts payable on a specified due date pursuant to this Agreement or the other Credit Documents, but the failure to send such notice shall not affect or excuse the Borrowers' obligation to make payment of the amounts due on the specified due date.

(c) Payments that are due on a day that is not a Business Day shall be payable on the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.

(d) Except as otherwise required by law, payments received by the Lender shall be applied first to expenses, fees and charges, then to interest and fmally to principal.

SECTION 2.7 Letter of Credit Borrowings.

(a)From and after the Closing Date to and including thirty Business Days prior to the Termination Date, the Lender may, at its sole discretion, upon the terms and subject to the conditions of this Agreement, issue Letters of Credit from time to time for the account of the Borrowers in such amounts as may be requested by the Borrowers and as shall be approved by the Lender, up to a maximum aggregate amount of Letter of Credit Borrowings at any one time outstanding that, when added to (i) the then-outstanding Reimbursement Obligations plus (ii) the aggregate amount of the Advances then outstanding (and not yet repaid), would not exceed the Maximum Facility Amount; provided, however, that no Letter of Credit shall be issued if the issuance thereof would cause the aggregate outstanding amount of Letter of Credit Borrowings and Reimbursement Obligations to exceed $8,000,000. For all purposes of this Agreement, the Existing Letter of Credit shall be deemed to have been issued under this Agreement.

(b) Each request by the Borrowers for the issuance of a Letter of Credit (an "Application") shall, if required by the Lender, be submitted to the Lender, within a reasonable time prior to the date the Letter of Credit is to be issued, shall be on the Lender's then-standard application form for letters of credit, shall obligate the Borrowers to reimburse the Lender on demand for any amounts drawn under a Letter of Credit and such other sums as may be provided for therein, and shall be executed by an Authorized Representative of the Borrowers. In the event of any conflict between the provisions of any Application and the provisions of this Agreement, the provisions of this Agreement shall govern.

(c) Each Letter of Credit shall (i) be a letter of credit issued in the ordinary course of the business of the Borrowers; (ii) expire by its terms on a date not later than ten Business Days prior to the Termination Date; (iii) be in an amount that complies with paragraph (a) of this Section 2.7; and (iv) contain such further provisions and conditions as are standard and reasonable for ordinary irrevocable letters of credit and as may be requested by the Borrowers and reasonably satisfactory to the Lender.

(d) For each Letter of Credit the Lender issues and all renewals thereof, the Lender shall receive from the Borrowers, a letter of credit fee equal to the rate of one percent (1.0) per annum of the stated amount of the Letter of Credit being issued or renewed. Such fee shall be payable in advance on the date of issuance or renewal, as the case may be, and shall not be refundable under any circumstances and shall be calculated on an Actual/360 Day Basis.

(e) The Borrowers shall pay to the Lender administrative and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Lender and the Borrowers shall agree from time to time.

    (f)  If a draft drawn under a Letter of Credit is presented to the Lender and the Lender honors such draft, the Borrowers shall, immediately upon demand of the Lender therefor, reimburse the Lender for the amount of such draft, with interest thereon from the date such draft is honored by the Lender to and including the date of reimbursement by the Borrowers to the Lender therefor, at the LIBOR-Based Rate. If the Borrowers fail so to reimburse the Lender, immediately upon demand therefor, for any amount due to the Lender on account of a draft drawn under the Letter of Credit and honored by the Lender, together with accrued interest thereon, by the close of business on the next Business Day after such amount becomes due, the Lender may, at its sole discretion, without exceeding the Maximum Facility Amount, and without further notice to or demand upon the Borrowers, make an Advance to itself for the purpose of paying such amount due to the Lender and interest thereon. Any such Advance shall be treated as any other Advance hereunder for all purposes. Interest on any such Advance will be at the LIBOR-Based Rate.

SECTION 2.8 Availability Fee. The Borrowers shall pay to the Lender an availability fee (the "Availability Fee") that begins to accrue on the Closing Date and shall be computed at the rate of one hundred twenty-five thousandths of one percent (.125%) per annum times the daily average difference between (1) the Maximum Facility Amount and (2) the sum of (i) the aggregate outstanding principal amount of the Advances, (ii) Letter of Credit Borrowings and (iii) Reimbursement Obligations. The Availability Fee shall be payable in arrears on the last day of each successive January, April, July and October and on the Termination Date, commencing on April 30, 2008. The Availability Fee shall be computed on an Actual/360 Day Basis.

SECTION 2.9 Commitment/Origination Fees.

(a) The Borrowers will pay the Lender a commitment fee equal to $35,000, which fee shall be payable on the Closing Date and will be fully earned and non-refundable on the Closing Date.

(b) The Borrowers will pay the Lender an origination fee equal to $50,000 which fee shall be payable on the Closing Date and will be fully earned and non-refundable on the Closing Date.

ARTICLE 3

Representations and Warranties

Each of the Borrowers represents and warrants to the Lender as follows: SECTION 3.1 Organization, Powers, etc.

(a) It is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation.

(b) It has the requisite power and authority to own its properties and to carry on its business as now being conducted and is duly qualified or registered to do business in every jurisdiction where the character of its properties or the nature of its activities makes such qualification or registration necessary.

(c) It has the requisite power to execute, deliver and perform any Credit Documents to which it is a party.

SECTION 3.2 Authorization of Borrowing, etc. The execution, delivery and performance of any Credit Documents to which it is a party (a) have been duly authorized by all requisite action (including any necessary shareholder action), and (b) will not violate any Governmental Requirement, its Governing Documents or any indenture, agreement or other instrument to which it is a party, or by which it or any of its properties are bound, or be in conflict with, result in a breach of or constitute a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, upon any of its properties except as contemplated by the Credit Documents.

SECTION 3.3 Litigation. There are no actions, suits or proceedings (whether or not purportedly on its behalf) pending or, to the best of its knowledge, threatened against or affecting it, by or before any Governmental Authority, that involve any of the transactions contemplated by the Credit Documents or the possibility of any judgment or liability that might reasonably be expected to result in any material adverse change in its business, operations, properties or condition, financial or otherwise; and it is not, to the best of its knowledge, in default with respect to any Governmental Requirement.

SECTION 3.4 Agreements. It is not a party to any agreement or instrument, or subject to any restriction in its Governing Documents that materially and adversely affects its business, operations, properties or condition, financial or otherwise, and it is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default might reasonably be expected to have a material adverse effect upon its business, operations, properties or condition, financial or otherwise.

SECTION 3.5 Federal Reserve Board Regulations. It does not intend to use any part of the proceeds of the Credit, and has not incurred any indebtedness to be reduced, retired or purchased by it out of such proceeds, for the purpose of purchasing or carrying any Margin Stock, and it does not own and has no intention of acquiring any such Margin Stock.

SECTION 3.6 Investment Company Act. It is not an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

SECTION 3.7 ERISA.

(a) The execution and delivery of this Agreement and the issuance and delivery of the Revolving Note as contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code, as amended.

(b) Based on ERISA and the regulations and published interpretations thereunder, it is in compliance in all material respects with the applicable provisions of ERISA.

(c) No "Reportable Event," as defined in Section 4043(b) of Title IV of ERISA, has occurred with respect to any plan maintained by it.

SECTION 3.8 Enforceability. Any Credit Documents to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies generally and by general principles of equity, whether considered in a proceeding at law or in equity.

SECTION 3.9 Consents, Registrations, Approvals, etc. No registration with or consent or approval of, or other action by, any Governmental Authority is required for the execution, delivery and performance of any Credit Documents to which it is a party.

SECTION 3.10 Financial Condition.

(a) ISC's consolidated financial statements that have been furnished to the Lender were prepared in conformity with GAAP consistently applied throughout the periods involved, are in accordance with its books and records, are correct and complete and present fairly its financial condition as of the date or dates indicated and for the periods involved in accordance with GAAP applied on a consistent basis.

(b) Since the date of such financial statements no material adverse change in ISC's consolidated financial condition, business or operations has occurred.

(c) ISC has no liability, direct or contingent, that is material in amount and that is not reflected in its consolidated financial statements.

(d) It has good and marketable title to all its properties and assets reflected on the financial statements except for properties and assets disposed of since the date thereof as no longer used or useful in the conduct of its business or disposed of in the ordinary course of its business.

(e) All such properties and assets are free and clear of all Liens, except as otherwise permitted or required by the provisions of this Agreement and the other Credit Documents.

SECTION 3.11 No Misleading Information. To the best knowledge of the Borrowers, neither this Agreement nor any of the other Credit Documents, nor any certificate, written statement or other document furnished to the Lender by or on behalf of the Borrowers in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading; and there is no fact known to the Borrowers that the Borrowers have not disclosed to the Lender that materially adversely affects or, so far as the Borrowers can now reasonably foresee, will materially adversely affect the properties, or financial or other condition of the Borrowers or the ability of the Borrowers to perform their obligations hereunder and under the other Credit Documents.

SECTION 3.12 Taxes.

(a) It has filed or caused to be filed all tax returns that, to the knowledge of its officers, are required to be filed with any Governmental Authority, and it has paid or has caused to be paid all taxes as shown as due on said returns or on any assessment received by it.

(b) It has reserves that are believed by its officers to be adequate for the payment of additional taxes for years that have not been audited by the respective tax authorities.

(c) All payments made or to be made by it under or pursuant to this Agreement and the Revolving Note shall be made free and clear of, and without deduction or withholding for an account of, any taxes.

SECTION 3.13 Patents, Trademarks. It owns, or possesses the right to use, all the patents, trademarks, service marks, trade names, copyrights, franchises, consents, authorizations and licenses and rights with respect to the foregoing, necessary for the conduct of its business as now conducted and proposed to be conducted, without any known conflict with the rights of others.

SECTION 3.14 Hazardous Substances.

(a) Except as otherwise disclosed in writing to the Lender, it has never caused or permitted any Hazardous Substance to be placed, held, located, released or disposed of in violation of any Governmental Requirement on, under or at any real property legally or beneficially owned, leased or operated by it, and such property has never been used by it or, to the best of its knowledge, by any other person as a dump site or permanent or temporary storage site for any Hazardous Substance, in violation of any Governmental Requirement.

(b) To the best of its knowledge and except as otherwise disclosed in writing to the Lender, it has no liabilities with respect to Hazardous Substances, and no facts or circumstances exist that could give rise to liabilities with respect to Hazardous Substances.

SECTION 3.15 Solvency. It is and will remain Solvent, taking into account the transactions contemplated by the Credit Documents.

SECTION 3.16 Foreign Trade Control Regulations. To the best of its knowledge, none of the transactions contemplated herein will violate the provisions of any statute or regulation enacted to prohibit or limit economic transactions with certain foreign Persons including any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Page 500, as amended).

ARTICLE 4

Conditions of Lending

The obligation of the Lender to lend hereunder is subject to the following conditions precedent:

SECTION 4.1 Representations and Warranties. On and as of the Closing Date and any later date on which Credit is to be extended hereunder, the representations and warranties set forth in Article 3 must be true and correct with the same effect as though they had been made on and as of such date, except to the extent that they expressly relate to an earlier date.

SECTION 4.2 No Default. On and as of the Closing Date and any later date on which Credit is to be extended hereunder, the Borrowers must be in compliance with all the terms and provisions set forth in this Agreement on their part to be observed or performed, and no Event of Default, nor any event that upon notice or lapse of time or both would constitute an Event of Default, may exist.

SECTION 4.3 Automatic Representations and Warranties. The making of any request for an Advance (or permitting any Advance to be made without a prior written disclosure to the Lender to the contrary) shall constitute an automatic representation and warranty by the Borrowers that the representations and warranties contained in Article 3 are true and correct on and as of the date of such Advance and that no Event of Default, nor any event that upon notice or lapse of time or both would constitute an Event of Default, exists.

SECTION 4.4 Required Items. On and as of the Closing Date and any later date on which Credit is to be extended hereunder, the Lender must have received all financial statements, reports and other items required as of that date under Article 2 and Article 5 of this Agreement.

SECTION 4.5 Authorized Representative Certificates. On and as of the Closing Date the Borrowers must have delivered to the Lender the following certificates executed by the appropriate Authorized Representatives of the Borrowers, each of which certificates must be of a current date and must be satisfactory in form and substance to the Lender: (a) a certificate confirming compliance by the Borrowers with the conditions precedent set forth in Sections 4.1 and 4.2; (b) a certificate certifying as in full force and effect resolutions of the directors, shareholders or other appropriate persons under the Governing Documents and applicable law authorizing the transactions contemplated by the Credit Documents and authorizing certain Authorized Representatives of the Borrowers to execute the Credit Documents on behalf of the Borrowers and to act on behalf of the Borrowers with respect to the Credit Documents, including the authority to request disbursements of the proceeds of the Credit and to direct the disposition of such proceeds; and (c) a certificate certifying as true and correct attached copies of the Governing Documents of the Borrowers and the incumbency and signature of each Authorized Representative of the Borrowers specified in said resolutions. The Lender may conclusively rely on the certified resolutions described in Section 4.5(b) as to all actions on behalf of the Borrowers by the Authorized Representatives specified therein until the Lender receives further duly adopted resolutions cancelling or amending the prior resolutions.

SECTION 4.6 Other Supporting Documents. The Lender must receive on or before the Closing Date the following, each of which must be satisfactory to the Lender in form and content, (a) such legal opinions, certificates, proceedings, instruments and other documents as the Lender or its counsel may reasonably request to evidence (1) compliance by the Borrowers and all other parties to the Credit Documents with legal requirements, (2) the truth and accuracy as of the Closing Date of the respective representations thereof contained in the Credit Documents, and (3) the due performance or satisfaction by such parties at or prior to the Closing Date of all agreements then required to be performed and all conditions then required to be satisfied by them pursuant to the Credit Documents, and (b) such additional supporting documents as the Lender or its counsel may reasonably request.

ARTICLE 5

Covenants

Each of the Borrowers covenants and agrees that such Borrowers shall:

SECTION 5.1 Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and comply with all applicable Governmental Requirements.

SECTION 5.2 Continuation of Current Business, Offices, Name, etc.Not, without the prior written consent of the Lender, such consent not to be unreasonably withheld, (a) engage in any business other than the business now being conducted by it and other businesses directly related thereto; (b) change its name or conduct its business in any name other than its current name; (c) enter into (1) any agreement whereby the management, supervision or control of its business is delegated to or placed in any person other than its governing body and officers or (2) any contract or agreement whereby any of its principal functions are delegated to or placed in any agent or independent contractor.

SECTION 5.3 Sale of Assets, Consolidation, Merger. Not (a) other than as reasonably acceptable to the Lender, sell or otherwise dispose of all or a substantial part of its properties or assets to any person; or (b) consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it; provided, however, that ISC may merge with any Subsidiary or any other Person, if (1) at the time of such transaction and after giving effect thereto, no Event of Default shall have occurred or be continuing, (2) the surviving entity of such consolidation or merger shall be ISC and (3) after giving effect to the transaction, ISC's Consolidated Tangible Net Worth shall be greater or equal to its Consolidated Tangible Net Worth prior to the merger.

SECTION 5.4 Accounting Records. Keep proper books of record and account in which full, true and correct entries are made in accordance with GAAP applied on a consistent basis.

    SECTION 5.5 Reports to the Lender. Furnish to the Lender:

(a) within 90 days after the end of each fiscal year, consolidated financial statements (including a consolidated balance sheet and the related statements of income, cash flows and retained earnings) of 1SC for such fiscal year, together with statements in comparative form for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the periods involved, and audited and certified by independent certified public accountants of recognized standing selected by ISC and satisfactory to the Lender (the form of such certification also to be satisfactory to the Lender);

(b) within 45 days after the end of each of the first three quarters of each fiscal year, consolidated financial statements of ISC similar to those referred to in Section 5.5(a) for such quarter and for the period beginning on the first day of the fiscal year and ending on the last day of such quarter, unaudited but certified by an Authorized Representative of ISC;

(c) not later than 45 days after the end of each calendar quarter (commencing with the quarter ending March 31, 2008), a compliance certificate duly executed by an Authorized Representative of ISC substantially in the form of Schedule 5.5 attached hereto;

(d) with the financial statements submitted under Section 5.5(a) and 5.5(b), a certificate signed by the party certifying said statement to the effect that no Event of Default, nor any event that, upon notice or lapse of time or both, would constitute an Event of Default, exists or, if any such Event of Default or event exists, specifying the nature and extent thereof;

(e) promptly upon receipt thereof, copies of all other reports, management letters and other documents submitted to it by independent accountants in connection with any annual or interim audit of its books made by such accountants; and (0 as soon as practical, from time to time, such other information regarding its operations, business affairs and financial condition as the Lender may reasonably request.

SECTION 5.6 Maintenance. Maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

SECTION 5.7 Insurance. Maintain (a) adequate insurance on its properties to such extent and against such risks, including fire, as is customary with companies in the same or a similar business, (b) necessary worker's compensation insurance and (c) such other insurance as may be required by law or as may reasonably be required in writing by the Lender.

SECTION 5.8 Payment of Indebtedness, Taxes, etc. (a) Pay its indebtedness and obligations in accordance with normal terms; (b) pay all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its properties before they become in default, except any such tax, assessment or governmental charge that is subject to a Permitted Contest; and (c) pay all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien upon any of its properties, except any such claim that is subject to a Permitted Contest.

SECTION 5.9 Litigation Notice. Promptly notify the Lender of any action, suit or proceeding at law or in equity or by or before any Governmental Authority that, if adversely determined, might reasonably be expected to impair its ability to perform its obligations under any of the Credit Documents to which it is a party, might reasonably be expected to impair its right to carry on its business substantially as now conducted, or might reasonably be expected to materially and adversely affect its business, operations, properties or condition, financial or otherwise.

SECTION 5.10 Visitation. Permit representatives of the Lender from time to time to visit and inspect any of its offices and properties and to examine its assets and books of account and to discuss its affairs, finances and accounts with and be advised as to the same by its officers, all at such reasonable times and intervals as the Lender may desire.

SECTION 5.11 Notice of Default. Promptly notify the Lender of the existence of any Event of Default, or any event that upon notice or lapse of time or both would constitute an Event of Default.

SECTION 5.12 Further Assurances. At its cost and expense, upon request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Lender or its counsel to carry out more effectively the provisions and purposes of the Credit Documents.

SECTION 5.13 Transactions with Related Persons. Not enter into any transaction with any Obligor or any officer, director, partner, member or Affiliate unless the terms of that transaction are no less favorable to it than those that would be obtained on an arms-length basis.

SECTION 5.14 Use of Credit Proceeds. Not, directly or indirectly use any part of the proceeds of the Credit (a) for any purpose other than working capital or (b) without limiting the generality of the foregoing, for the purpose of purchasing or carrying any Margin Stock, or of reducing, retiring or purchasing any indebtedness incurred for such purpose; or take any other action that would involve a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued thereunder, including Regulation U or Regulation X of the Federal Reserve Board, in connection with the transactions contemplated hereby; provided, however, that nothing set forth in this Section 5.14 or elsewhere in this Agreement shall be construed as imposing any duty on the Lender to supervise the use or application of the Credit proceeds or any liability on the Lender to any person if the Credit proceeds are not used for the purposes set forth in this Agreement.

    SECTION 5.15 Financial Covenants.

(a)Dividends or Distributions. Not create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to pay dividends or make any other distributions on its capital stock or limited liability company interests, as the case may be, to the Borrowers.

(b)        Indebtedness. Not incur any new Indebtedness (excluding any Indebtedness pursuant to this Agreement) other than Indebtedness incurred to finance the acquisition an/or construction of any vessels, provided that the principal amount of such Indebtedness shall not exceed eighty percent (80%) of such acquisition and/or construction price, unless such Indebtedness is subordinated to all existing Indebtedness and the Obligations.

(c) Liens. Not incur, create, assume or permit to exist any Lien on any of its properties, now or hereafter owned, other than:

(1)	Liens securing the payment of obligations permitted under Section 5.8(b);

                   (2) other Permitted Encumbrances;

(3)
deposits under workmen's compensation, unemployment insurance and Social Security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(4)
Liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred in good faith in the ordinary course of business and that are not delinquent or that are subject to Permitted Contests, and any Lien arising out of a judgment or award not exceeding $500,000 with respect to which an appeal is being prosecuted, a stay of execution pending such appeal having been secured;

(5)	Liens in favor of the Lender;

(6)	Liens for taxes, assessments or other governmental charges or levies that are not delinquent or that are subject to Permitted Contests; and

(7)
purchase money Liens on equipment (arising substantially contemporaneously with the purchase of such equipment) acquired in the ordinary course of business to secure the purchase price of such equipment or to secure indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or any Lien existing on the equipment at the time of its acquisition, provided that (A) the indebtedness secured by such Lien does not exceed the purchase price or fair market value, whichever is less, of the equipment so acquired at the time of its acquisition, (B) the equipment is used or useful in the ordinary course of business of the acquiring person, and (C) the Lien does not cover any property other than the equipment so acquired.

(d)            Guaranties. Not guarantee, endorse, become surety for or otherwise in any way become or be responsible for the indebtedness, liabilities or obligations of any third party, other than RTI Logistics, L.L.C.

(e)            Subordination of Inter-Company Indebtedness. With respect to ISC, procure that, upon the occurrence and continuation of an Event of Default, no payments are made by any of the Borrowers on any inter-company Indebtedness until such time as the Obligations have been paid in full.

(f) Solvency. Continue to be Solvent.

(g)            Consolidated Indebtedness to Consolidated EBITDA Ratio. Maintain, on a consolidated basis, a ratio of Consolidated Indebtedness to Consolidated EBITDA of not more than 4.25 to 1.00 for ISC and the Subsidiaries through the Termination Date, as measured at the end of each fiscal quarter based on the four most recent fiscal quarters for which financial information is available.

(h)            Working Capital. Maintain on a consolidated basis for ISC and the Subsidiaries a ratio of current assets to current liabilities of not less than 1.00 to 1.00, as measured at the end of each fiscal quarter.

(i)            Consolidated Tangible Net Worth. Maintain a Consolidated Tangible Net Worth, as measured at the end of each fiscal quarter, in an amount of not less than the sum of One Hundred Sixty Million Dollars ($160,000,000) and fifty percent (50%) of all net income of ISC and the Subsidiaries (on a consolidated basis) earned after July 1, 2005.

(j)Consolidated EBITDA to Interest Expense. Maintain a ratio of Consolidated
EBITDA to Interest Expense of not less than 2.50 to 1.00, measured at the end of each fiscal quarter based on the four most recent fiscal quarters for which financial information is available.

(k) Fiscal Year. Not change its fiscal year.

(1)Change of Control. In the case of ISC, cause or permit a Change of Control.

SECTION 5.16 Change in Management. Promptly notify the Lender of any change in the senior executive officers of the Borrowers.

ARTICLE 6
Events of Default

SECTION 6.1 Events of Default. The occurrence of any of the following events shall constitute an event of default (an "Event of Default") under this Agreement (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any Governmental Requirement):

(a) any representation or warranty made in this Agreement or in any of the other Credit Documents shall prove to be false or misleading in any material respect as of the time made; or

(b) any report, certificate, financial statement or other instrument furnished in connection with the Credit, this Agreement or any of the other Credit Documents, shall prove to be false or misleading in any material respect as of the time furnished; or

(c) default shall be made in the payment when due of any of the Obligations; or

(d) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Borrowers to be observed or performed pursuant to the terms of Sections 5.2, 5.3 and 5.15 hereof; or

(e) default shall be made in the due observance or performance of any covenant, condition or agreement on the part of the Borrowers to be observed or performed pursuant to the terms of this Agreement (other than any covenant, condition or agreement, default in the observance or performance of which is elsewhere in this Section 6.1 specifically dealt with) and such default shall continue unremedied until the first to occur of (1) the date that is 30 days after written notice by the Lender to the Borrowers or (2) the date that is 30 days after the Borrowers first obtains knowledge thereof; or

(f) failure of Borrowers to timely perform any covenant in the Credit Documents requiring the furnishing of notices, financial reports or other information to the Lender within ten (10) Business Days of when due; or

(g) any default or event of default, as therein defined, shall occur under any of the other Credit Documents (after giving effect to any applicable notice, grace or cure period specified therein); or

(h) (1) default shall be made with respect to any Indebtedness (other than the Obligations) of any Obligor, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, or (2) any such Indebtedness shall not be paid when due (after giving effect to any applicable notice, grace or cure periods); or

(i) any Obligor shall (1) apply for or consent to the appointment of a receiver, trustee, liquidator or other custodian of such Obligor or any of such Obligor's properties or assets, (2) fail or admit in writing such Obligor's inability to pay such Obligor's debts generally as they become due, (3) make a general assignment for the benefit of creditors, (4) suffer or permit an order for relief to be entered against such Obligor in any proceeding under the federal Bankruptcy Code, or (5) file a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against such Obligor in any proceeding under any such law or statute, or if limited liability company action shall be taken by any Obligor for the purpose of effecting any of the foregoing; or

(j) a petition shall be filed, without the application, approval or consent of any Obligor in any court of competent jurisdiction, seeking bankruptcy, reorganization, rearrangement, dissolution or liquidation of such Obligor or of all or a substantial part of the properties or assets of such Obligor, or seeking any other relief under any law or statute of the type referred to in Section 6.1(i)(5) against such Obligor, or the appointment of a receiver, trustee, liquidator or other custodian of such Obligor or of all or a substantial part of the properties or assets of such Obligor, and such petition shall not have been stayed or dismissed within 30 days after the filing thereof; or

(k) any Obligor shall be dissolved or liquidated or cease to be Solvent or suspend business; or

(1)any writ of execution, attachment or garnishment shall be issued against the assets of any Obligor and such writ of execution, attachment or garnishment shall not be dismissed, discharged or quashed within 30 days of issuance; or

(m) any final judgment for the payment of money (not paid or fully covered by insurance, subject to applicable deductibles) in excess of an aggregate of $2,500,000 shall be rendered against any Obligor and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed.

SECTION 6.2 Lender's Remedies on Default.

(a)If an Event of Default exists, or any event exists that upon notice or lapse of time or both would constitute an Event of Default, the Lender shall have no obligation to extend any further Credit hereunder. If an Event of Default exists under Section 6.1(i) or 6.1(j), all of the Obligations shall automatically become immediately due and payable. If any other Event of Default exists, the Lender may, by written notice to the Borrowers, declare any or all of the Obligations to be immediately due and payable, whereupon they shall become immediately due and payable. Any such acceleration (whether automatic or upon notice) shall be effective without presentment, demand, protest or other action of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Credit Documents to the contrary notwithstanding. If an Event of Default exists, the Lender may exercise any of its rights and remedies on default under the Credit Documents or applicable law.

(b) If an Event of Default exists, the Lender may treat all then outstanding Letters of Credit as if drafts in the full amount available to be drawn thereunder had been properly drawn thereunder and paid by the Lender and the Borrowers had failed or refused to reimburse the Lender for the amount so paid within the time required for the Borrowers to do so.

(c) If an Event of Default exists, the Borrowers shall, promptly upon demand of the Lender, deposit in cash with the Lender an amount equal to the amount of all Letter of Credit Obligations then outstanding, as collateral security for the repayment thereof, which deposit shall be held by the Lender under the provisions of Section 7.17.

ARTICLE 7 Miscellaneous

SECTION 7.1 Notices.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement or the other Credit Documents to be made upon, given or furnished to, or filed with, the Borrowers or the Lender must (except as otherwise provided in this Agreement or the other Credit Documents) be in writing and be delivered by one of the following means: (1) by personal delivery at the hand delivery address specified below, (2) by first-class, registered or certified mail, postage prepaid and addressed as specified below, or (3) if facsimile transmission facilities for such party are identified below or pursuant to a separate notice from such party, sent by facsimile transmission to the number specified below or in such notice.

(b) The hand delivery address, mailing address and (if applicable) facsimile transmission number for receipt of notice or other documents by such parties are as follows:

Borrowers

By hand and mail:

11 North Water Street

Suite 18290
Mobile, Alabama 36602
Attention: Chief Financial Officer
By facsimile: 251-706-0756

Lender

By hand and mail:

31 North Royal Street
Mobile, Alabama 36602
Attention: Lawrence G. Ford, Jr.

By facsimile: (251) 690-1588 With a copy to:

J. Kris Lowry
Maynard, Cooper & Gale, P.C. 1901 Sixth Avenue North
2400 Regions/Harbert Plaza
Birmingham, Alabama 35203-2618

By facsimile: (205) 254-1999

Any of such parties may change the address or facsimile transmission notice for receiving any such notice or other document by giving notice of the change to the other parties named in this Section 7.1.

(c) Any such notice or other document shall be deemed delivered when actually received by the party to whom directed (or, if such party is not a natural person, to an officer, director, partner, member or other legal representative of the party) at the address or number specified pursuant to this Section 7.1, or, if sent by mail, three Business Days after such notice or document is deposited in the United States mail, addressed as provided above.

(d) Five Business Days' written notice to the Borrowers as provided above shall constitute reasonable notification to the Borrowers when notification is required by law; provided, however, that nothing contained in the foregoing shall be construed as requiring five Business Days' notice if, under applicable law and the circumstances then existing, a shorter period of time would constitute reasonable notice.

SECTION 7.2 Expenses. The Borrowers shall promptly on demand pay all costs and expenses, including the fees and disbursements of counsel to the Lender, incurred by the Lender in connection with (a) the extension of the Credit and the administration or collection of the Obligations, (b) the negotiation, preparation and review of the Credit Documents (whether or not the transactions contemplated by this Agreement shall be consummated), (c) the enforcement of any of the Credit Documents, (d) the exercise by or on behalf of the Lender of any of its rights, powers or remedies under the Credit Documents, (e) the compliance by the Lender with any Governmental Requirements with respect to any of the Credit Documents, and (0 the prosecution or defense of any action or proceeding by or against the Lender, the Borrowers, any Obligor, or any one or more of them, concerning any matter related to this Agreement or any of the other Credit Documents, or any of the Obligations. All such amounts shall bear interest from the date demand is made at the Default Rate and shall be included in the Obligations. The Borrowers' obligations under this Section 7.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 7.3 Independent Obligations. The Borrowers agree that each of the obligations of the Borrowers to the Lender under this Agreement may be enforced against the Borrowers without the necessity of joining any other Obligor or any other person, as a party.

SECTION 7.4 Heirs, Successors and Assigns. Whenever in this Agreement any party hereto is referred to, such reference shall be deemed to include the heirs, successors and assigns of such party, except that the Borrowers may not assign or transfer this Agreement without the prior written consent of the Lender; and all covenants and agreements of the Borrowers contained in this Agreement shall bind the Borrowers' heirs, successors and assigns and shall inure to the benefit of the successors and assigns of the Lender.

SECTION 7.5 Governing Law. This Agreement and the other Credit Documents shall be construed in accordance with and governed by the internal laws of the State of Alabama (without regard to conflict of law principles) except as required by mandatory provisions of law.

SECTION 7.6 Date of Agreement. The date of this Agreement is intended as a date for the convenient identification of this Agreement and is not intended to indicate that this Agreement was executed and delivered on that date.

SECTION 7.7 Separability Clause. If any provision of the Credit Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

SECTION 7.9 No Oral Agreements. This Agreement is the final expression of the agreement between the parties hereto, and this Agreement may not be contradicted by evidence of any prior oral agreement between such parties. All previous oral agreements between the parties hereto have been incorporated into this Agreement and the other Credit Documents, and there is no unwritten oral agreement between the parties hereto in existence.

SECTION 7.10 Waiver and Election. The exercise by the Lender of any option given under this Agreement shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of the Lender in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No modification, termination or waiver of any provisions of the Credit Documents, nor consent to any departure by the Borrowers therefrom, shall be effective unless in writing and signed by an authorized representative of the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

SECTION 7.11 No Obligations of Lender; Indemnification. The Lender does not by virtue of this Agreement or any of the transactions contemplated by the Credit Documents assume any duties, liabilities or obligations with respect to any property now or hereafter granted to it as collateral for any of the Obligations unless expressly assumed by the Lender under a separate agreement in writing, and the Credit Documents shall not be deemed to confer on the Lender any duties or obligations that would make the Lender directly or derivatively liable for any person's negligent, reckless or wilful conduct. The Borrowers agree to indemnify and hold the Lender harmless against and with respect to any damage, claim, action, loss, cost, expense, liability, penalty or interest (including attorney's fees) and all costs and expenses of all actions, suits, proceedings, demands, assessments, claims and judgments directly or indirectly resulting from, occurring in connection with, or arising out of: (a) any inaccurate representation made by the Borrowers or any Obligor in this Agreement or any other Credit Document; and (b) any breach of any of the warranties or obligations of the Borrowers or any Obligor under this Agreement or any other Credit Document. The provisions of this Section 7.11 shall survive the payment of the Obligations in full and the termination of this Agreement and the other Credit Documents.

SECTION 7.12 Set-off. While any Event of Default exists, the Lender is authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrowers against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. The rights of the Lender under this Section 7.12 are in addition to all other rights and remedies (including other rights of set-off or pursuant to any banker's lien) that the Lender may have.

SECTION 7.13 Participation. The Borrowers understand that the Lender may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which each such participant shall be given a participation in the Credit and that any such participant may from time to time similarly grant to one or more subparticipants subparticipations in the Credit. The Borrowers agree that any participant or subparticipant may exercise any and all rights of banker's lien or set-off with respect to the Borrowers, as fully as if such participant or subparticipant had made a loan directly to the Borrowers in the amount of the participation or subparticipation given to such participant or subparticipant in the Credit. For the purposes of this Section 7.13 only, the Borrowers shall be deemed to be directly obligated to each participant or subparticipant in the amount of their participating interest in the amount of the Credit and any other Obligations. Nothing contained in this Section 7.13 shall affect the Lender's right of set-off (under Section 7.12 or applicable law) with respect to the entire amount of the Obligations, notwithstanding any such participation or subparticipation. The Lender may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained by it from the Borrowers or any other person under any provision of this Agreement or otherwise.

SECTION 7.14 Submission to Jurisdiction. The Borrowers irrevocably (a) acknowledge that this Agreement will be accepted by the Lender and performed by the Borrowers in the State of Alabama; (b) submit to the jurisdiction of each state or federal court sitting in Mobile County, Alabama (collectively, the "Courts") over any suit, action or proceeding arising out of or relating to this Agreement (to enforce the arbitration provisions hereof or, if the arbitration provisions are found to be unenforceable, to determine any issues arising out of or relating to this Agreement) or any of the other Credit Documents (individually, an "Agreement Action"); (c) waive, to the fullest extent permitted by law, any objection or defense that the Borrowers may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agree that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Borrowers and may be enforced in any other court to the jurisdiction of which the Borrowers is subject, by a suit upon such judgment; (e) consent to the service of process on the Borrowers in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Borrowers at the Borrowers' address designated in or pursuant to Section 7.1; (f) agrees that service in accordance with Section 7.14(e) shall in every respect be effective and binding on the Borrowers to the same extent as though served on the Borrowers in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE "FAIR WARNING" TO THE BORROWERS THAT THE EXECUTION OF THIS AGREEMENT MAY SUBJECT THE BORROWERS TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN MOBILE COUNTY, ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY THE BORROWERS THAT THE BORROWERS MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTIONS. Nothing in this Section 7.14 shall limit or restrict the Lender's right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

SECTION 7.15 Usury Laws. Any provision of this Agreement or any of the other Credit Documents to the contrary notwithstanding, the Borrowers and the Lender agree that they do not intend for the interest or other consideration provided for in this Agreement and the other Credit Documents to be greater than the maximum amount permitted by applicable law. Regardless of any provision in this Agreement or any of the other Credit Documents, the Lender shall not be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the maximum rate of interest permitted to be charged under applicable law until such time, if any, as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. If the Lender shall receive, collect or apply any amount in excess of the then maximum rate of interest, the amount that would be excessive interest shall be applied first to the reduction of the principal amount of the Obligations then outstanding in the inverse order of maturity, and second, if such principal amount is paid in full, any excess shall forthwith be returned to the Borrowers. In determining whether the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Borrowers and the Lender shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) consider all the Obligations as one general obligation of the Borrowers, and (d) "spread" the total amount of the interest throughout the entire term of the Revolving Note so that the interest rate is uniform throughout the entire term of the Revolving Note.

SECTION 7.16 WAIVER OF TRIAL BY JURY. THE BORROWERS AND THE LENDER HEREBY (1) IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM OF ANY TYPE AS TO ANY MATTER ARISING DIRECTLY OR INDIRECTLY OUT OF OR WITH RESPECT TO THIS AGREEMENT, ANY OF THE OTHER FINANCING DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH AND (2) AGREE THAT EITHER PARTY MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY OF ANY KIND WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

SECTION 7.17 Termination. This Agreement shall continue until the Obligations shall have been paid in full and the Lender shall have no obligation to make any further Advances, issue any Letters of Credit or extend any other credit hereunder. If on any date on which the Borrowers wish to pay the Obligations in full and terminate this Agreement, there are any outstanding Letter of Credit Borrowings, the Borrowers shall, unless otherwise agreed by the Lender in its sole discretion, make a cash prepayment to the Lender on such date in an amount equal to the then-outstanding Letter of Credit Borrowings, and the Lender shall hold such prepayment in an interest-bearing cash collateral account in the name and under the sole control of the Lender (which account shall bear interest at the Lender's then-current rate for such accounts) as security for the Reimbursement Obligations and other Letter of Credit Obligations. Such account shall not constitute an asset of the Borrowers but shall be subject to the Borrowers' rights under this Section 7.17. The Lender shall from time to time debit such account for the payment of the Letter of Credit Obligations as the same become due and payable and shall promptly refund any excess funds (including interest) held in said account to the Borrowers if and when no Letter of Credit Borrowings remain outstanding hereunder and all of the Obligations have been paid in full. The Borrowers shall remain liable for any Obligations in excess of the amounts paid from such account. This Agreement, and the obligations of the Borrowers hereunder, shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment in whole or in part of any payment made with respect to the Obligations is rescinded or must otherwise be restored or returned to the person making such payment upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to such person or with respect to any part of the property thereof, or otherwise, all as though such payment had not been made.

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IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Agreement to be dated as of March 7, 2008 and to be duly executed and delivered.

INTERNATIONAL SHIPHOLDING CORPORATION
By: /s/ Erik L. Johnsen
Its: President

ENTERPRISE SHIP COMPANY, INC.
By: /s/ Erik L. Johnsen
Its: President

SULPHUR CARRIERS, INC.
By: /s/ Erik L. Johnsen
Its: President

GULF SOUTH SHIPPING PTE LTD.
By: /s/ Erik L. Johnsen
Its: President

CG RAILWAY, INC.
By: /s/ Erik L. Johnsen
Its: President

LCI SHIPHOLDINGS, INC.
By: /s/ Erik L. Johnsen
Its: President

CENTRAL GULF LINES, INC.
By: /s/ Erik L. Johnsen
Its: President

WATERMAN STEAMSHIP CORPORATION
By: /s/ Erik L. Johnsen
Its: President

EGIONS BANK
By: /s/ Russ Ford
Its: Senior Vice President

LIST OF EXHIBITS

Exhibit

A Credit Documents

EXHIBIT A

Credit Documents

The "Credit Documents" referred to in this Agreement include this Agreement and the following:

(a) The Revolving Note.

(b) Subrogation and Contribution Agreement executed by the Borrowers in favor of the Lender.

SCHEDULE I
APPLICABLE MARGIN

Ratio of Consolidated Indebtedness Applicable to Consolidated EBITDA Margin

Greater than or equal to 4.01 to 1.0 1.50%

Less than or equal to 4.0 to 1.0 1.25%

SCHEDULE II
PERMITTED ENCUMBRANCES

Borrower Liens as of March 7, 2008 Gulf South Shipping Pte Ltd.

1.Liens in favor of LCI Shipholdings, Inc. against assets of Gulf South Shipping Pte Ltd as filed with the Singapore authorities.

LCI Shipholdings Inc.

1.	Mortgage, Earnings Assignment and Insurance Assignment on vessel Asian Emperor in favor of Deutsche Schiffsbank AG as Facility Agent.

2.	Earnings Assignment and Insurance Assignment on vessel Asian King in favor of GECC of Tennessee.

Central Gulf Lines, Inc.

1.	Mortgage, Earnings Assignment and Insurance Assignment on vessels Green Lake and Green Cove in favor of Deutsche Schiffsbank AG as Facility Agent.

2.	Mortgage, Earnings Assignment and Insurance Assignment on vessel Green Ridge in favor of DnB Nor Bank ASA.

Waterman Steamship Corporation

1.	Mortgage, Earnings Assignment and Insurance Assignment on vessel Green Bay in favor of DnB Nor Bank ASA.

2.	Earnings Assignment and Insurance Assignment on vessel Green Dale in favor of GECC of Tennessee.

Sulphur Carriers, Inc.

1.Earnings Assignment and Insurance Assignment on vessel Sulphur Enterprise in favor of ISC-Sulphur Holding, Inc.

REVOLVING NOTE

$35,000,000 Mobile, Alabama
March 7, 2008

s FOR VALUE RECEIVED, INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation ("ISC"), ENTERPRISE SHIP COMPANY, INC., a Delaware corporation ("Enterprise"), SULPHUR CARRIERS, INC., a Delaware corporation ("Sulphur Carriers"), GULF SOUTH SHIPPING PTE LTD., a Singapore corporation ("Gulf South"), CG RAILWAY, INC., a Delaware corporation ("CG Railway"), LCI SHIPHOLDINGS, INC., a Marshall Islands corporation ("LCI"), CENTRAL GULF LINES, INC., a Delaware corporation ("Central Gulf'), and WATERMAN STEAMSHIP CORPORATION, a New York corporation ("Waterman"; ISC, Enterprise, Sulphur Carriers, Gulf South, CG Railway, LCI, Central Gulf, and Waterman are, collectively, referred to as the "Borrowers"), jointly and severally promise to pay to the order of REGIONS BANK, an Alabama banking corporation (the "Lender"), the principal amount of Thirty-Five Million Dollars ($35,000,000), or so much as may be advanced by the Lender hereunder, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount hereunder, in like money and funds, at the rates per annum and on the dates provided in the Credit Agreement.

This Note is the Revolving Note referred to in the Credit Agreement dated as of March 7, 2008 between the Borrowers and the Lender (the "Credit Agreement") and is subject to all of the provisions thereof, including those providing for optional prepayment, acceleration of maturity, arbitration of disputes, and adjustment of the interest rate hereunder, as set forth in the Credit Agreement. Capitalized terms used in this Note and not otherwise defined herein shall have the respective meanings defined for them in the Credit Agreement. All payments by the Borrower to the Lender under this Note shall be made in accordance with Section 2.6 of the Credit Agreement.

If an Event of Default exists, this Note shall bear interest at the Default Rate, until the earlier of (a) such time as all amounts due hereunder are paid in full or (b) no such Event of Default exists.

This Note is a master note, and it is contemplated that the proceeds of the loan evidenced hereby will be advanced by the Lender to the Borrowers in installments, and repaid and reborrowed, as needed for the purposes set forth in the Credit Agreement, upon compliance with the terms and conditions set forth therein. This Note shall be valid and enforceable as to the aggregate amount advanced at any time hereunder, whether or not the full face amount hereof is advanced. Each principal advance and payment on this Note shall be reflected by notations made by the Lender on its internal records (which may be kept on computer or otherwise), and the Lender is hereby authorized to record on such records all such principal advances and payments. The aggregate unpaid amount reflected by the Lender's notations on its internal records (whether on computer or otherwise) shall be deemed rebuttably presumptive evidence of the principal amount remaining outstanding and unpaid on this Note. No failure of the Lender so to record any advance or payment shall limit or otherwise affect the obligation of the Borrowers hereunder with respect to any advance, and no payment of principal by the Borrowers shall be affected by the failure of the Lender so to record the same.

If an Event of Default exists, the principal and all accrued interest on this Note and all other amounts payable by the Borrowers or any other Obligor under the Credit Agreement and the other Credit Documents may become immediately due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers expressly waive any presentment, demand, protest or notice in connection with this Note, now or hereafter required by applicable law.

Time is of the essence of this Note.

This Note shall be construed in accordance with and governed by the internal laws of the State of Alabama (without regard to conflict of law principles) except as required by mandatory provisions of law.

All of the Borrowers representations, warranties, covenants and agreements under the Credit Agreement and this Note shall be joint and several and shall be binding on and enforceable against either, any or all of the Persons comprising the Borrowers. If any one or more of the Persons comprising the Borrowers is in default, the Lender may exercise its remedies on default against any or all of the Persons comprising the Borrowers.

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IN WITNESS WHEREOF, the Borrowers have caused this Note to be dated as of March 7, 2008 and to be duly executed and delivered by their duly authorized representatives.

INTERNATIONAL SHIPHOLDING CORPORATION,
a Delaware corporation

By:      /s/ Erik L. Johnsen
Name: Erik L. Johnsen
Its:       President

Taxpayer Identification Number: 36-2989662

ENTERPRISE SHIP COMPANY, INC.,
a Delaware corporation

By:      /s/ Erik L. Johnsen
Name: Erik L. Johnsen
Its:       President

Taxpayer Identification Number: 72-1299059

SULPHUR CARRIERS, INC.,
a Delaware corporation

By:      /s/ Erik L. Johnsen
Name: Erik L. Johnsen
Its:       President

Taxpayer Identification Number: 72-1198965

GULF SOUTH SHIPPING PTE LTD.,
a Republic of Singapore corporation

By:      /s/ Erik L. Johnsen
Name: Erik L. Johnsen
Its:       Director

Taxpayer Identification Number: 98-0118628

          CG RAILWAY, INC.,
          a Delaware corporation

          By:      /s/ Erik L. Johnsen
          Name: Erik L. Johnsen
          Its:       President

          Taxpayer Identification Number: 72-1471108

          LCI SHIPHOLDINGS, INC.,
          a Republic of the Marshall Islands corporation

          By:      /s/ Erik L. Johnsen
          Name: Erik L. Johnsen
          Its:       President

          Taxpayer Identification Number: 98-6008094

          CENTRAL GULF LINES, INC.,
          a Delaware corporation

          By:      /s/ Erik L. Johnsen
          Name: Erik L. Johnsen
          Its:       President

          Taxpayer Identification Number: 72-0388979

          WATERMAN STEAMSHIP CORPORATION,
          a New York corporation

          By:      /s/ Erik L. Johnsen
          Name: Erik L. Johnsen
          Its:       President

          Taxpayer Identification Number: 63-0220640

          Send all correspondence and billings to:

          c/o International Shipholding Corporation
          P.O. Box 2004
          Mobile, Alabama 36652
          Attention: Mr. Manuel G. Estrada

REGIONS
COMMERCIAL CUSTOMER IDENTIFICATION PROGRAM
For Organizations

I, the undersigned authorized representative of   International Shipholding Corporation

(the "Organization") , am duly authorized to execute and deliver this certificate, and I hereby certify to Regions Bank as follows: 1. The Organization's name as listed in its organizational documents is: International Shipholding Corporation and the Organization's Tax Payer ID# is: 36-2989662

        2. The state where the Organization is organized and its organizational documents were filed is:          Delaware

3.	If not registered, the state where the Organization's chief executive office is located is:

4.	The location of the Organization's chief executive office is:

Street Address                       11 North Water St., Suite 18290
City Mobile                                  State  ALZip 36602 Country (if not U.S.)
5.
The attached copies of the organizational documents of the Organization are true and correct copies on and as of the date hereof and have not been modified or amended except to the extent, if any, reflected in the attached, and, if applicable, such organizational documents are on file with the state named in paragraph 2 above.

Date:     March 7, 2008                       International Shipholding Corporation

                                                                      Organization Name

                By :                                 /s/ David B. Drake

              (Signature)

              Title:                       Vice President -Treasurer

form B3910000 rev 01/11/07

NOTICE TO CUSTOMER

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

REGIONS

COMMERCIAL CUSTOMER IDENTIFICATION PROGRAM

For Organizations

I, the undersigned authorized representative of       Enterprise Ship Company, Inc.

(the "Organization") , am duly authorized to execute and deliver this certificate, and I hereby certify to Regions Bank as follows:

1. The Organization's name as listed in its organizational documents is:     Enterprise Ship Company, Inc

and the Organization's Tax Payer ID# is:              72-1299059

2.	The state where the Organization is organized and its organizational documents were filed is: Delaware

3. If not registered, the state where the Organization's chief executive office is located is:

4. The location of the Organization's chief executive office is:
Street Address     11 North Water Street Suite 18290
City  Mobile              State AL Zip .36602 Country (if not U.S.)
          5.  The attached copies of the organizational documents of the Organization are true and correct copies on and as of the date hereof and have not been modified or amended except to the extent, if any, reflected in the attached, and, if applicable, such organizational documents are on file with the state named in paragraph 2 above.
Date:     March 7, 2008                       Enterprise Ship Company, Inc.

                                                                               Organization Name

                By :                                                                                       /s/ David B. Drake

                                                               (Signature)

              Title:                                         Treasurer

form B3910000 rev 01/11/07

NOTICE TO CUSTOMER

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

REGIONS

COMMERCIAL CUSTOMER IDENTIFICATION PROGRAM

For Organizations

I, the undersigned authorized representative of       Sulphur Carriers, Inc.

(the "Organization") , am duly authorized to execute and deliver this certificate, and I hereby certify to Regions Bank as follows:

1. The Organization's name as listed in its organizational documents is:     Sulphur Carriers, Inc.

and the Organization's Tax Payer ID# is:              72-1198965

2.The state where the Organization is organized and its organizational documents were filed is:    Delaware

3. If not registered, the state where the Organization's chief executive office is located is:

         4. The location of the Organization's chief executive office is:
Street Address     11 North Water Street Suite 18290
City  Mobile              State AL Zip .36602 Country (if not U.S.)
          5.  The attached copies of the organizational documents of the Organization are true and correct copies on and as of the date hereof and have not been modified or amended except to the extent, if any, reflected in the attached, and, if applicable, such organizational documents are on file with the state named in paragraph 2 above.
Date:     March 7, 2008                       Sulphur Carriers, Inc.

                                                                                  Organization Name

                By :                                                                                       /s/ David B. Drake

                                                               (Signature)

              Title:                                         Treasurer

form B3910000 rev 01/11/07

NOTICE TO CUSTOMER

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of tenprism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

REGIONS

COMMERCIAL CUSTOMER IDENTIFICATION PROGRAM

For Organizations

I, the undersigned authorized representative of       Gulf South Shipping Pte Ltd.

(the "Organization") , am duly authorized to execute and deliver this certificate, and I hereby certify to Regions Bank as follows:

1. The Organization's name as listed in its organizational documents is:     Gulf South Shipping Pte Ltd.

and the Organization's Tax Payer ID# is:              98-0118628

2. The state where the Organization is organized and its organizational documents were filed is:      Singapore

3. If not registered, the state where the Organization's chief executive office is located is:

         4. The location of the Organization's chief executive office is:
Street Address     3 Harbour Front Place #07-02/03 Harbour Front Tower 2

                 City      Singapore                    State                      Zip     099254             Country (if not U.S.)       Singapore
          5.  The attached copies of the organizational documents of the Organization are true and correct copies on and as of the date hereof and have not been modified or amended except to the extent, if any, reflected in the attached, and, if applicable, such organizational documents are on file with the state named in paragraph 2 above.
Date:     March 7, 2008                       Gulf South Shipping Pte Ltd.

                                                                              Organization Name

                By :                                                                                       /s/ Erik L. Johnsen

                                                               (Signature)

              Title:                                         Director

form B3910000 rev 01/11/07

NOTICE TO CUSTOMER

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

REGIONS

COMMERCIAL CUSTOMER IDENTIFICATION PROGRAM

For Organizations

I, the undersigned authorized representative of       CG Railway, Inc.

(the "Organization") , am duly authorized to execute and deliver this certificate, and I hereby certify to Regions Bank as follows:

1. The Organization's name as listed in its organizational documents is:     CG Railway, Inc.

and the Organization's Tax Payer ID# is:              72-1471108

2.The state where the Organization is organized and its organizational documents were filed is:    Delaware

3. If not registered, the state where the Organization's chief executive office is located is:

         4. The location of the Organization's chief executive office is:
Street Address     11 North Water Street Suite 18290
City  Mobile              State AL Zip .36602 Country (if not U.S.)
          5.  The attached copies of the organizational documents of the Organization are true and correct copies on and as of the date hereof and have not been modified or amended except to the extent, if any, reflected in the attached, and, if applicable, such organizational documents are on file with the state named in paragraph 2 above.
Date:     March 7, 2008                       CG Railway, Inc.

                                                                                Organization Name

                By :                                                                                       /s/ David B. Drake

                                                               (Signature)

              Title:                                         Treasurer

NOTICE TO CUSTOMER
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

REGIONS

COMMERCIAL CUSTOMER IDENTIFICATION PROGRAM
For Organizations

I, the undersigned authorized representative of       LCI Shipholdings, Inc.

(the "Organization") , am duly authorized to execute and deliver this certificate, and I hereby certify to Regions Bank as follows:

1. The Organization's name as listed in its organizational documents is:     LCI Shipholdings, Inc.

and the Organization's Tax Payer ID# is:              98-6008094

2.The state where the Organization is organized and its organizational documents were filed is:       Marshall Islands

3. If not registered, the state where the Organization's chief executive office is located is:

         4. The location of the Organization's chief executive office is: Registered Agent: The Trust Complex of the Marshall Islands, Inc.
Street Address     Trust Company Complex, Ajeltake Road, Ajeltake Island
City  Majuro              State Zip .     Country (if not U.S.) Marshall Islands 96960
          5.  The attached copies of the organizational documents of the Organization are true and correct copies on and as of the date hereof and have not been modified or amended except to the extent, if any, reflected in the attached, and, if applicable, such organizational documents are on file with the state named in paragraph 2 above.
Date:     March 7, 2008                            LCI Shipholdings, Inc.

                                                                                Organization Name

                By :                                                                                       /s/ David B. Drake

                                                               (Signature)

              Title:                                         Treasurer

NOTICE TO CUSTOMER
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

REGIONS

COMMERCIAL CUSTOMER IDENTIFICATION PROGRAM

For Organizations

I, the undersigned authorized representative of       Central Gulf Lines, Inc.

(the "Organization") , am duly authorized to execute and deliver this certificate, and I hereby certify to Regions Bank as follows:

1. The Organization's name as listed in its organizational documents is:     Central Gulf Lines, Inc.

and the Organization's Tax Payer ID# is:              72-0388979

2.The state where the Organization is organized and its organizational documents were filed is:       Delaware

3. If not registered, the state where the Organization's chief executive office is located is:

         4. The location of the Organization's chief executive office is:
Street Address     11 North Water Street Suite 18290
City  Mobile              State AL Zip .36602 Country (if not U.S.)
          5.  The attached copies of the organizational documents of the Organization are true and correct copies on and as of the date hereof and have not been modified or amended except to the extent, if any, reflected in the attached, and, if applicable, such organizational documents are on file with the state named in paragraph 2 above.
Date:     March 7, 2008                           Central Gulf Lines, Inc.

                                                                                   Organization Name

                By :                                                                                       /s/ David B. Drake

                                                               (Signature)

              Title:                                         Treasurer

NOTICE TO CUSTOMER

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

REGIONS
form B3910000 rev 01/11/07

COMMERCIAL CUSTOMER IDENTIFICATION PROGRAM

For Organizations

I, the undersigned authorized representative of       Waterman Steamship Corporation

(the "Organization") , am duly authorized to execute and deliver this certificate, and I hereby certify to Regions Bank as follows:

1. The Organization's name as listed in its organizational documents is:     Waterman Steamship Corporation

and the Organization's Tax Payer ID# is:              63-0220640

2.The state where the Organization is organized and its organizational documents were filed is:       New York

3. If not registered, the state where the Organization's chief executive office is located is:

         4. The location of the Organization's chief executive office is:
Street Address     11 North Water Street Suite 18290
City  Mobile              State AL Zip .36602 Country (if not U.S.)
          5.  The attached copies of the organizational documents of the Organization are true and correct copies on and as of the date hereof and have not been modified or amended except to the extent, if any, reflected in the attached, and, if applicable, such organizational documents are on file with the state named in paragraph 2 above.
Date:     March 7, 2008                         Waterman Steamship Corporation

                                                                                 Organization Name

                By :                                                                                       /s/ David B. Drake

                                                               (Signature)

              Title:                                 Vice President-Treasurer

NOTICE TO CUSTOMER

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

201 ST. CHARLES AVENUE. NEW ORLEANS, LOUISIANA 70170-5100 504-582-8000 FAX 504-582-8583 E-MAIL info@joneswaLker.com www.joneswalIcer.com (N17779192)BATON ROUGE HOUSTON LAFAYETTE MIAMI NEW ORLEANS THE WOODLANDS WASHINGTON, D.C.

JONES
WALKER

March 7, 2008

Regions Bank
31 North Royal Street
Mobile, Alabama 36602

Attention: Lawrence G. Ford, Jr.

Re: Credit Agreement dated March 7, 2008 Gentlemen:

We have acted as counsel to INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation ("ISC"), ENTERPRISE SHIP COMPANY, INC., a Delaware corporation ("Enterprise"), SULPHUR CARRIERS, INC., a Delaware corporation ("Sulphur Carriers"), CG RAILWAY, INC., a Delaware corporation ("CG Railway"), LCI SHIPHOLDINGS, INC., a Marshall Islands corporation ("LCI"), CENTRAL GULF LINES, INC., a Delaware corporation ("Central Gulf'), and WATERMAN STEAMSHIP CORPORATION, a New York corporation ("Waterman"; ISC, Enterprise, Sulphur Carriers, CG Railway, LCI, Central Gulf, and Waterman are, collectively, referred to as the "Borrowers"), in connection with the credit to be extended by you to the Borrowers pursuant to the Credit Agreement between you and the Borrowers dated as of March 7, 2008 (the "Credit Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.

We have examined certified resolutions of the boards of directors of the Borrowers dated March 3, 2008, evidencing approval of the execution of the Credit Agreement and the other Credit Documents to which they are parties and all other matters contemplated thereby, together with such other documents, corporate records, certificates of public officials, and instruments as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. As to various questions of fact material to our opinions, we have relied upon the representations and warranties made in each of the Credit Documents and upon certificates of public officials and of the Borrowers, upon which representations, warranties and certificates we believe we are justified in relying.

This opinion is limited to the federal laws and jurisprudence of the United States, the laws and jurisprudence of the State of Louisiana, the general corporation laws of the State of Delaware ("Delaware Corporate Law"), the general corporation laws of the Republic of the Marshall Islands ("Marshall Islands Corporate Law") and the general corporation laws of the state of New York ("New York Corporate Law"). To the extent that the opinions expressed herein involve Delaware Corporate Law, Marshall Islands Corporate Law or New York Corporate Law, we have relied upon our general familiarity with such laws. With respect to any

JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE L.L.P.

March 7, 2008 Page 2

agreements or other matters governed by the law of the State of Alabama, we have assumed that Alabama law does not differ from the law of the State of Louisiana.

For all purposes of this opinion, we have assumed, with your permission and without any independent investigation or inquiry on our part: (i) the genuineness of all signatures on each of the documents examined by us; (ii) the legal capacity of all natural persons who have signed documents examined by us; (iii) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all such latter documents; (iv) the factual accuracy and completeness of each of the representations and warranties as to matters of fact made in the Credit Documents by each of the parties thereto; (v) that each of the parties to the Credit Documents (other than the Borrowers) has duly authorized, executed and delivered the Credit Documents to which it is a party; (vi) that each of the parties to the Credit Documents (other than the Borrowers) has all requisite power and authority to enter into and perform its respective obligations in connection with the transactions described in the Credit Documents to which it is a party; (vii) that the Lender has given value; (viii) that there are no other agreements or understandings among the parties to any of the Credit Documents, written or oral, and there is no usage of trade or course of prior dealing among the parties thereto that would, in any case, define, supplement or qualify the terms of any of the Credit Documents; (ix) that the names and addresses of the parties set forth in certain of the Credit Documents are correct; (x) that any conditions precedent provided in the Credit Documents as to their effectiveness have been satisfied or waived; and (xi) that the Credit Documents constitute the valid, legal and binding obligations of all parties thereto (other than the Borrowers) in accordance with their respective terms under all applicable laws.

Based upon the foregoing assumptions and subject to the qualifications and limitations stated hereinbelow, we are of the opinion that:

1. Each of the Borrowers has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate authority and power to own, lease and operate its properties and to conduct its business; each of the Borrowers is duly qualified as a foreign corporation to transact business in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property and assets or the conduct of business or otherwise, except where the failure to so qualify would not result in any material adverse change in its business, operations, properties, or condition, financial or otherwise.

2. Each of the Borrowers has all requisite corporate power and authority to execute, deliver and perform their respective obligations under the Credit Documents and to consummate the transactions contemplated thereby. The Credit Documents (i) have been duly and validly authorized, executed and delivered by each of the Borrowers, and (ii) constitute the legal, valid and binding obligations of the Borrowers, enforceable against them in accordance with their respective terms.

March 7, 2008 Page 3

3. The execution, delivery and performance of the Credit Documents do not and will not conflict with or constitute or result in a breach, default, acceleration of any payment or violation by Borrowers of (A) their respective articles or certificates of incorporation, by-laws or other charter documents, (B) to the best of our knowledge, after due inquiry, any contract, indenture, mortgage, loan agreement, note, lease, license, authorization, permit, certificate or other agreement or instrument to which it is a party, or to which any of its assets or properties are subject, or result in the creation or imposition of any lien, charge, security interest or other encumbrance upon any of its assets or properties, or (C) any law, statute, judgment, decree, order, rule or regulation applicable to, or any of the foregoing issued by any court or other governmental or regulatory authority, agency or other body with jurisdiction over, the Borrowers or any of their respective assets or properties.

4. There is no legal action, suit, proceeding, inquiry or investigation (domestic or foreign) before or by any court or governmental or regulatory body or agency or arbitrator now pending or, to our knowledge, threatened, against or affecting the Borrowers, or any of their respective properties that, individually or in the aggregate, is reasonably likely to result in any material adverse change in its business, operations, properties, or condition, financial or otherwise.

5. No governmental consents, licenses, permits, notarizations, approvals, exemptions of, authorizations, registrations, declarations or filings or other action by, and no notices to, consents of, orders of or filings with, or any withholding payments to, any court or governmental or regulatory agency or body are required for the due execution, delivery and performance by the Borrowers of the Credit Documents, or for the legality, validity, performance or enforceability of the Credit Documents or the consummation of the transactions contemplated thereby.

6. To our knowledge, the Borrowers own or possess all permits, licenses, franchises or other governmental authorizations necessary to the ownership of any of their respective properties or the conduct of their respective business, except where the failure to so qualify would not result in any material adverse change in its business, operations, properties, or condition, financial or otherwise, and none of the Borrowers are in default with respect to any Governmental Requirement.

The opinions expressed herein are subject to the following additional assumptions, exceptions, qualifications and limitations:

A.Our opinions concerning the validity, binding effect and enforceability of the
Credit Documents mean that: (i) each of the Credit Documents constitutes an effective contract under applicable law, (ii) none of the Credit Documents is invalid in its entirety because of a specific statutory prohibition or public policy or is subject in its entirety to a contractual defense, and (iii) subject to the last three sentences of this paragraph, a remedy is available if there is a default under the Credit Documents. This opinion does not mean (a) a particular remedy is available upon default or (b) every provision of the Credit Documents will be upheld or enforced in any or each circumstance by a court; provided, however, subject to the last two sentences of

(N1777919.2)
March 7, 2008 Page 4

this paragraph, the unenforceability of a particular provision or the unavailability of a particular remedy should not materially interfere with the remedy of foreclosure under the Credit Documents. Notwithstanding the foregoing, the validity, binding effect and enforceability of the Credit Documents or any particular provision or remedy therein may be limited or otherwise affected by (x) bankruptcy, insolvency, reorganization, moratorium or other statutes, rules, regulations or laws affecting the enforcement of creditors' rights generally, (y) general principles of equity and the exercise of equitable powers by a court of competent jurisdiction, including, without limitation, the unavailability of or limitation on the availability of a particular right or remedy because of an equitable principle, such as specific performance or injunctive relief, or a requirement as to commercial reasonableness, conceivability or good faith and (z) applicable state and federal laws relating to fraudulent transfers or conveyances. In addition, the Lender's remedies under the Credit Documents will be subject to the requirement that certain procedural matters be satisfied in connection with any enforcement proceeding.

B.We express no opinion with respect to any of the following matters:

(i) the enforceability or irrevocability of any power of attorney granted under the Credit Documents;

(ii) any severability clause contained in the Credit Documents;

(iii) any agreement by any party to submit to the jurisdiction of any court sitting in any particular jurisdiction;

(iv) any waiver by the Borrowers of any right to (a) a trial by jury or (b) claim any forum as inconvenient;

(v) any non-judicial, self-help remedy granted by the Credit Documents;

(vi) the right of any person, other than the Lender, to enforce any right or avail themselves of any remedy set forth in the Credit Documents;

(vii) any provision of the Credit Documents that purports to waive the right to raise any defense with respect to any thereof;

(viii) any provision of the Credit Documents that waives or releases the legal rights of any party thereto prior to the accrual or existence of such rights;

(ix) any provision of the Credit Documents that purports to create a constructive trust as to any funds received by any party; and

(x) the validity or enforceability of any other documents or other writings incorporated by reference in the Credit Documents unless specifically addressed in this opinion.

March 7, 2008 Page 5

C. Where our opinions relate to our "knowledge", such "knowledge" means the conscious awareness of facts or other information by the attorney who signed this opinion letter and any attorney in this firm who has involvement with the transactions contemplated by the Credit Agreement, preparation of the Credit Documents or preparation of this opinion letter.

The opinions expressed herein are limited to the specific issues addressed herein and are expressed as of the date hereof and are not intended to have any prospective effect. We assume no obligation to advise you or any other Person of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention, including but not limited to, changes which could result from pending or future legislation, law or jurisprudence.

The foregoing expresses our legal opinion as to the matters set forth above and is based upon our professional knowledge and inquiries at this time. It is not, however, to be construed as a guarantee, but merely as our informed judgment as to the specific questions of law addressed herein.

This letter and the opinions set forth herein are solely for the benefit of the Lender and its counsel. Without our prior written consent, this opinion letter may not be quoted in whole or in part and may not be furnished to or used or relied upon by any other person or entity.

Very truly yours,

JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, L.L.P.

01609094.2
SUBROGATION AND CONTRIBUTION AGREEMENT

THIS SUBROGATION AND CONTRIBUTION AGREEMENT dated as of March 7, 2008 ("this Agreement"), is entered into by the undersigned entities (the "Obligors").

Recitals

A. The Obligors have entered into a Credit Agreement dated as of March 7, 2008 (the "Credit Agreement") with Regions Bank (the "Lender"), pursuant to which Regions Bank agreed to make available to such Obligors a revolving loan in a maximum principal amount of $35,000,000. Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings assigned to them in the Credit Agreement.

B. The Obligors wish to effect an equitable sharing of their joint and several liabilities with respect to the Obligations.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements herein set forth, Obligors hereby contract and agree as follows:

1.If any Obligor makes a payment to the Lender with respect to the Obligations, it shall be subrogated to the rights of the Lender against the other Obligors with respect to such payment and shall have the rights of contribution set forth below against the other Obligors; provided, however, that such Obligor shall not enforce its rights to any payment by way of subrogation or by exercising its right of contribution so long as the Credit Agreement continues in effect, in accordance with Section 1.3 thereof. If any Obligor makes a payment with respect to the Obligations that is smaller in proportion to its Payment Obligation (as hereinbelow defined) than the payments made by the other Obligors are in proportion to the amounts of their respective Payment Obligations, the Obligor making such proportionately smaller payment shall, when permitted by the first sentence of this Section 1, pay to the other Obligors amounts such that the net payments made by the Obligors with respect to the Obligations shall be shared among the Obligors pro rata in proportion to their respective Payment Obligations. If any Obligor receives any payment by way of subrogation that is greater in proportion to the amount of its Payment Obligation than the payments received by the other Obligors are in proportion to the amounts of their respective Payment Obligations, the Obligor receiving such proportionately greater payment shall, when permitted by the first sentence of this Section 1, pay to the other Obligors an amount such that the subrogation payments received by the Obligors shall be shared among the Obligors pro rata in proportion to their respective Payment Obligations. As used in this Agreement, the term "Payment Obligations" shall mean, with respect to any Obligor, that part, if any, of (i) Advances (together with interest thereon and fees, prepayment premiums and other charges properly attributable thereto) that have been received by and used by or for the benefit of such Obligor and (ii) the Letter of Credit Obligations attributable to a Letter of Credit to the extent the issuance of such Letter of Credit benefitted such Obligor. If there is any doubt or uncertainty as to the Obligor or Obligors for whose benefit an Advance has been received or used, such Advance shall be deemed to have been received by and used by or for the benefit of International Shipholding Corporation ("ISC"). If there is any doubt or uncertainty as to the Obligor or Obligors for whose account a Letter of Credit has been issued, such Letter of Credit shall be deemed to have been issued for the account of ISC and such Letter of Credit Obligations attributable to such Letter of Credit shall be attributed to ISC. Any statute of limitations that relates to a suit or claim by one or more Obligors against another Obligor shall be tolled until the Obligations have been paid in full to the Lender.

2. This Agreement may not be amended, nor may any provision of this Agreement be waived, without the express prior written consent of the Lender.

3. This Agreement shall bind and inure to the benefit of the Obligors and their respective successors and assigns. This Agreement may only be waived, modified or amended by a written instrument signed by the party against whom the enforcement thereof is sought, subject to the provisions of Section 2 above. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Alabama. If any term of this Agreement shall be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

4. Nothing contained in this Agreement shall limit or otherwise affect the joint and several liability of the Obligors with respect to the Obligations under the Credit Agreement and the other Credit Documents.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.
INTERNATIONAL SHIPHOLDING CORPORATION,
a Delaware corporation

By:      /s/ Erik L. Johnsen
Name: Erik L. Johnsen
Its:       President

ENTERPRISE SHIP COMPANY, INC.,
a Delaware corporation

By:      /s/ Erik L. Johnsen
Name: Erik L. Johnsen
Its:       President

SULPHUR CARRIERS, INC.,
a Delaware corporation

By:      /s/ Erik L. Johnsen
Name: Erik L. Johnsen
Its:       President

GULF SOUTH SHIPPING PTE LTD.,
a Republic of Singapore corporation

By:      /s/ Erik L. Johnsen
Name: Erik L. Johnsen
Its:       Director

                      CG RAILWAY, INC.,
a Delaware corporation

By: /s/ Erik L. Johnsen
Name: Erik L. Johnsen
Its: President

                      LCI SHIPHOLDINGS, INC.,
                      a Republic of the Marshall Islands corporation

                      By:      /s/ Erik L. Johnsen
                      Name: Erik L. Johnsen
                      Its:       President

                      CENTRAL GULF LINES, INC.,
                      a Delaware corporation

                      By:      /s/ Erik L. Johnsen
                      Name: Erik L. Johnsen
                      Its:       President

                      WATERMAN STEAMSHIP CORPORATION,
                      a New York corporation

                      By:      /s/ Erik L. Johnsen
                      Name: Erik L. Johnsen
                      Its:       President

OFFICER'S CERTIFICATE

In connection with the execution of that certain Credit Agreement by and among INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation (the "Company"), and certain of its subsidiaries, as co-borrowers, and REGIONS BANK, an Alabama banking corporation, as lender, dated as of March , 2008, I do hereby certify as follows:

1. I am an Assistant Secretary of the Company and am duly authorized to execute and deliver this certificate.

2. Each of the following persons is a duly elected, qualified and acting officer of the Company and, as of the date hereof; has the title indicated and the signature opposite of such person's name is genuine.

Office                                               NameSignature

                     President                                    Erik L. Johnsen            /s/ Erik L. Johnsen

              Vice President and
            Chief Financial Officer                      Manuel G. Estrada          /s/ Manuel G. Estrada

       Vice President and Treasurer                  David B. Drake              /s/ David B. Drake

3. Attached hereto as Exhibit A is a true, correct and complete copy of the Restated Certificate of Incorporation of the Company and any amendments thereto (as amended, the "Certificate of Incorporation"). Said Certificate of Incorporation has not been amended or changed (except as set forth in the amendments, if any, included in Exhibit A) and is in full force and effect.

4. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company and any amendments thereto. Said Bylaws have not been amended or changed (except as set forth in the amendments, if any, included in Exhibit B) and are in full force and effect.

5. Attached hereto as Exhibit C is a true, correct and complete copy of the authorizing resolution of the Company (the "Authorizing Resolution") duly adopted by its board of directors on March 3, 2008. The Authorizing Resolution has not been amended, changed or rescinded and is in full force and effect.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by the undersigned Assistant Secretary.

                          Dated: March     7    , 2008.

                                                                                                      /s/ H. Hughes Grehan
                                                                                    H. Hughes Grehan, as Assistant Secretary of
                                                                                    International Shipholding Corporation

EXHIBIT A
Certificate of Incorporation

STATE OF DELAWARE SECRETARY OF STATE OX VISION OF CORPORATIONS FILED 1200 PM 05/24/1996 960151543 - 861721

RESTATED CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL SHIPHOLDING CORPORATION

We, the undersigned, Erik F. Johnsen and George Denbgre, being respectively the President and Secretary of International Shipholding Corporation (the "Company"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

1. The name of the Company is International Shipholding Corporation.

2. The Company's original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 20, 1978.

3. Pursuant to Section 24.2 of the Delaware General Corporation Law (the "DGCL"), an amendment to the Company's Certificate of Incorporation to add a new Article V thereto to provide for limitations on ownership of the Company's capital stock by non-U.S. citizens has been duly adopted by resolution of the Board of Directors of the Company and approved by the holders of the Company's Common Stock entitled to so vote on April 17, 1996.

4. Pursuant to Section 245 of the DGCL, this Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Company and restates and integrates the provisions of the Company's Certificate of Incorporation as theretofore amended or supplemented, provides for the deletion of provisions intentionally omitted in reliance upon Section 245(c) of the DGCL, and also further amends the Company's Certificate of Incorporation by adding a new Article V thereto.

5. As so further amended, the text of the Restated Certificate of Incorporation of the Company shall read in its entirety as follows:

ARTICLE I

The name of the Company is INTERNATIONAL SI-UPHOLDING CORPORATION. ARTICLE 11

The registered office of the Company is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE M

The nature of the business or purposes to be conducted or promoted is:

To carry on and conduct any and every kind of manufacturing, distribution and service business; to manufacture, process, fabricate, rebuild, service, purchase or otherwise acquire, to design, invent or develop, to import or export, and to distribute, lease, sell, assign or otherwise dispose of and generally deal in and with raw materials, products, goods, wares, merchandise and real and personal property of every kind and character; and to provide services of every kind and character.

To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Company.

ARTICLE TV

A. General.

1. The total number of shares of stock that the Company hall have authority to issue is eleven million shares, of which ten million shall be common stock with a par value of $1.00 per share (the "Common Stock") and one million shall be preferred stock with a par value of $1.00 per share (the "Preferred Stock").

2. Shares of stock of any class now or hereafter authorized may be issued by the Company from time to time for such consideration (not less than the par value thereof if there be a par value) as shall be fixed from time to time by the Board of Directors of the Company. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered to the Company shall be declared and taken to be fully paid stock and chat] not • be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares. Subscriptions to, or the purchase price of, shares of stock of the Company may be paid for, wholly or partly, by cask by labor done, by personal property, or by real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such labor, personal property, real estate or leases thereof shall be conclusive.

3. Any and all right, title, interest and claim in or to any dividends declared by the Company, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Company, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Company, free and clear of any and all claims of any person or entity whatsoever.

4.The designation and the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Common Stock and the Preferred Stock shall be, or shall be determined, as hereinafter set forth.

B.Common Steclc.

1.           Dividend Rights. Subject to the provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to Common Stock as to dividends, the holders of Common Stock will be entitled to receive dividends when, as and if declared by the . Board of Directors.

2.           Voting Riehts. Except as otherwise provided by law or pursuant to this Article IV, the holders of Common Stock shall be entitled to one vote, in person or by proxy, for each share held On each matter submitted to a vote of the shareholders of the Company. Except as otherwise provided by law, by the Certificate of Incorporation or by resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of Common Stock will have sole voting power.

 3.                Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which the holders of any stock ranking prior to the Common Stock in the distribution of assets are entitled upon liquidation, the holders of the Common Stock and the holders of any other stock ranking on a parity with the Common Stock in the distribution of assets upon liquidation will be entitled to share in the remaining assets of the Company according to their respective interests.

C. Preferred Stock.

1.Authority of the Board of Directors to Issue in Series. Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, including, but not limited to, the following:

(a) The number of shares of such series, which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issue of such series, or decreased, to a number not less than the number of shares then outstanding, by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;

(b) The dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series will be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series will be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

(c) The rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and the extent, if any, to which shares of any such series will be entitled to participate in such event with any other series or class of stock;

(d) The time or times during which, the price or prices at which, and the terms and conditions on which the. shares of such series may be redeemed;

(e) The terms of any purchase, retirement or sinking funds which may be provided for the shares of such series;

(f) The terms and conditions, if any, upon which the shares of such series will be convertible into or exchangeable for shares of any other series, class or classes, or any other securities;

(g) The voting powers, if any, of such series.

2.          Limitation on Dividends. No holders of any series of Preferred Stock will be entitled to receive any dividends thereon other than those specifically provided for by the Certificate of Incorporation or the resolution or resolutions of the Board of Directors providing for the issue of such series of Preferred Stock, nor will any accumulated dividends on Preferred Stock bear any interest_

3.          Limitation on Liquidating Distributions. In the event of any liquidation, dissolution or winding up of the Company, whether vobmtary or involuntary, the holders of Preferred Stock of each series will be entitled to receive only such amount or amounts as will have been fixed by the Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of such series. A consolidation or merger of the Company with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Company will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this Article IV.

ARTICLE V

A.          Purpose. The provisions of this Article V are intended to assure that the Company remains in continuous compliance with the citizenship requirements of the Merchant Marine Act, 1920, as amended, the Merchant Marine Act, 1936, as amended, the Shipping Act, 1916, as amended, and the regulations promulgated thereunder, as such laws and regulations are amended from time to time (collectively, the "Maritime Laws"). It is the policy of the Company that Non-Citizens should not Beneficially Own, individually or in the aggregate, any shares of the Company's Capital Stock in excess of the Permitted Amount. If the Board of Directors of the Company should conclude in its sole discretion at any time that Non-Citizens have become, or are about to become, the Beneficial Owners, individually or in the aggregate, of shares of Capital Stock in excess of the Permitted Amount, the Board of Directors may by resolution duly adopted declare that any or all of the provisions of subparagraphs C, D and E of this Article V shall apply.

B.          Definitions. For purposes of this Article V, the following terms shall have the meanings specified below:

1. A Person shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own," shares of Capital Stock to the extent such Person would be deemed to be the beneficial owner thereof pursuant to Rule 11:1-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

2. "Capital Stock" shall mean any class or series of capital stock of the Company other than any class or series of capital stock of the Company that is permitted by the Maritime Administration of the United States Department of Transportation ("MARAD") to be excluded from the determination of whether the Company is in compliance with the citizenship requirements of the Maritime laws.

3. "Citizen" shall mean: (a) any individual who is a citizen of the United States, by birth, naturalization or as otherwise authorized by law; (b) any corporation (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (ii) not less than 75% of the capital Stock of which is Beneficially Owned by Persons who are Citizens, (iii) whose president or chief executive officer, chairman of the board of directors and all officers authorized to act in the absence or disability of such Persons are Citizens and (iv) of which more than 50% of the number of its directors necessary to constitute a quorum are Citizens; (c) any partnership (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (ii) all general partners of which are Citizens and (iii) not less than a 75% interest in which is Beneficially Owned by Persons who are Citizens; (d) any association or limited liability company (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (ii) whose president or chief executive officer (or the Person serving in an equivalent position), chairman of the board of directors (or equivalent position) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (iii) not less than a 75% interest in which or 75% of the voting power of which is Beneficially Owned by Citizens and (iv) of which more than 50% of the number of its directors (or the Persons serving in equivalent positions) necessary to constitute a quorum are Citizens; (e) any joint venture (if not an association, corporation or partnership) (i) that is organized under the laws of the United States or of a state, territory, district or possession thereof and (ii) all co-venturers of which are Citizens; and (f) any trust (i) that is domiciled in and existing under the laws of the United States or of a state, territory, district or possession thereof, (ii) the trustee of which is a Citizen and (iii) of which not less than a 75% of the beneficial interests in both income and principal are held for the benefit of Citizens

4. "Non-Citizen" shall mean any Person other than a Citizen.

5. "Permitted Amount" shall mean shares of Capital Stock that, individually or in the aggregate (a) have Voting Power not in excess of 23% of Total Voting Power or (b) constitute not more than 23% of the total number of the issued and outstanding shares of Capital Stock; provided that, if the Maritime Laws are amended to change the amount of Capital Stock that a Non-Citizen may own or have the power to vote, then the Permitted Amount shall be changed to a percentage that is two percentage points less than the percentage that would cause the Company to be no longer qualified under the Maritime Laws, after giving effect to such amendment, as a Citizen qualified to (i) engage in coastwise trade, (ii) participate in MARAD's Title Xi or comparable financing programs, or (iii) participate in operating differential subsidies or similar programs.

6. "Person' shall mean an individual, partnership, Corporation, limited liability company, trust, joint venture or other entity.

7. "Total Voting Power" shall mean the total number of votes that may be cast by all outstanding shares of Capital Stock having Voting Power.

8. "Voting Power" shall mean the power to vote with respect to the election of the Company's directors.

C.Restrictions on Transfer.

1. Any transfer, or attempted or purported transfer, of any shares of the Capital Stock of the Company or any interest therein or right thereof, that would result in the Beneficial Ownership by Non-Citizens, individually or in the aggregate, of shares of Capital Stock in excess of the Permitted Amount will, until such excess no longer exists, be void and ineffective as against the Company and the Company will not recognize, with respect to those shares that caused the Permitted Amount to be exceeded, the purported transferee as a stockholder of the Company for any purpose other than the transfer by the purported transferee of such excess to a person who is not a Non-Citizen or to the extent necessary to effect any other remedy available to the Company under this Article V.

2. The Board of Directors is hereby authorized to effect any and all measures necessary or desirable (consistent with applicable law and the provisions of this Certificate of Incorporation) to fulfill the purpose and implement the provisions of this Article V. including without limitation, obtaining, as a condition to recording the transfer of shares on the stock records of the Company, affidavits or other proof as to the citizenship of existing or prospective stockholders on whose behalf shares of the Capital Stock of the Company or any interest therein or right thereof are or are to be held, or establishing and maintaining a dual stock certificate system under which different forms of stock certificates representing outstanding shares of the Capital Stock of the Company are issued to Citizens or Non-Citizens.

D.Suspension of Voting. Dividend and Distribution Rights with Respect to Excess Shares. If any shares of Capital Stock in excess of the Permitted Amount are Beneficially Owned by Non-Citizens, individually or in the aggregate, any such excess shares determined in accordance with this subparagraph D (the "Excess Shares"), shall, until such excess no longer exists, not be entitled to (1) receive any dividends or distributions of assets declared payable or paid to the holders of the Capital Stock of the Company during such period or (2) vote with respect to any matter submitted to a vote of the stockholders of the Company, and such Excess Shares shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly submitted to a vote of the stockholders of the Company. At such time as the Permitted Amount is no longer exceeded, full voting rights shall be restored to any shares previously deemed to be Excess Shares, and any dividends or distributions with respect thereto that have been withheld shall be due and paid to the holders of such shares. If the number of shares of Capital Stock Beneficially Owned by Non-Citizens is in excess of the Permitted Amount, the shares deemed to be Excess Shares for purposes of this Article V will be those shares Beneficially Owned by Non-Citizens that the Board of Directors determines became so Beneficially Owned most recently, and such determination shall be conclusive.

E.Redemption_of  Shares. The Company shall have the power, but not the obligation, to redeem Excess Shares subject to the following terms and conditions:

1.The per share redemption price (the "Redemption Price") to be paid for the Excess Shares to be redeemed shall be the sum of (a) the average closing sales price of the comma.' 7 Capital Stock and (b) any dividend or distribution declared with respect to such shares prior to the date such shares are called for redemption hereunder but which has been withheld by the Company pursuant to subparagraph D. As used herein, the term "average closing sales price" shall mean the average of the closing sales prices of the Capital Stock on the New York Stock Exchange during the 10 trading days immediately prior to the date the notice of redemption is given; except that, if the Capital Stock is not traded on the New York Stock Exchange then the closing sales prices of the Capital Stock on any other national securities exchange selected by the Company on which such Capital Stock is listed, and if not listed on any national securities exchange, the closing sales prices as quoted on the Nasdaq National Market, and if not so quoted, the mean between the representative bid and ask prices as quoted by Nasdaq or another generally recognized reporting system, on each of such 10 trading days, and if not so quoted, as may be determined in good faith by the Board of Directors.

2. The Redemption Price may be paid in cash or by delivery of a promissory note of the Company, at the election of the Company. Any such promissory note shall have a maturity of not more than 10 years from the date of issuance and shall bear interest at the rate equal to the then current coupon rate of a 10-year Treasury note as such rate is published in The Wall Street Journal or comparable publication.

3. A notice of redemption shall be given by first class mail, postage prepaid, mailed not less than .10 days prior to the redemption date to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Company. Each such notice shall state (a) the redemption date, (b) the number of shares of Capital Stock to be redeemed from such holder, (c) the Redemption Price, and the manner of payment thereof, (d) the place where certificates for such shares are to be surrendered for payment of the Redemption Price, and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

4. From and after the redemption date, dividends on the shares of Capital Stock called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender of the certificates for any shares so redeenied in accordance with the requirements of the notice of redemption (properly endorsed or assigned for transfer if the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all shares represented by any such certificate are redeemed, a new certificate shall be issued representing the shares not redeemed without cost to the holder thereof.

5. Such other terms and conditions as the Board of Directors may reasonably determine.

71*.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized at any regular or special meeting thereof, without stockholder approval:

1. To make By-laws for the Company, and to amend, alter or repeal any By-laws.

2. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Company.

3. To authorize the borrowing of money; the issuance of bonds, notes, debentures and other obligations or evidences of indebtedness of the Company, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Company or otherwise.

4. To authorize the purchase or other acquisition of shares of stock of the Company or any of its bonds, debentures, notes or other securities or evidences of indebtedness.

5. To determine from time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account book or document of the Company, except as conferred by statute or authorized by the Board of Directors, or by resolution of the stockholders.

6. To set apart out of the funds of the Company available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.

7. To designate one or more committees, each committee to consist of two or more directors of the Company. Any such committee, to the extent provided in the resolution or in the By-laws of the Company, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. The Board of Directors may designate one or more of the directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

8. To provide indemnification to the full extent permitted by Delaware law.

ARTICLE VII

The number of directors of the Company shall be fixed from time to time by, or in the manner provided in, its By-laws and may be increased or decreased as therein provided. Election of directors need not be by ballot unless the By-laws so provide. The directors of the Company Orli be elected Annually by the stockholders and shall hold office until their respective successors arc duly elected and qualified. The By-laws may prescribe the number of directors necessary to constitute a quorum.

ARTICLE VM

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Company. Any corporate action .upon which a vote of stockholders is required or permitted may be taken without a meeting and vote of stockholders with the written consent of stockholders having not less than a majority of the total number of votes entitled to be cast upon the action, or such larger percentage required by statute, if a meeting were held. Prompt notice shall be given to all stockholders of the taking of corporate action without a meeting by less than unanimous written consent.

ARTICLE IX

The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

No director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such . 'director oc.curring prior to such amendment or repeal.

6.This Restated Certificate of Incorporation shall be effective upon its filing with the Secretary of State of Delaware pursuant to Section 103 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, International Shipholding Corporation has caused this certificate to be signed by Erik F. Johnsen, its President and attested by George Denegre, its Secretary, this 17 day of April, 1996 .

INTERNATIONAL SHIPHOLDING CORPORATION

                                                                  /s/ Erik F. Johnsen
                                                             Erik F. Johnsen, President

CORPORATE SEAL

Attest:

By:               /s/ George Denegre

               George Denegre, Secretary

EXHIBIT B Bylaws {N1775999.21

INTERNATIONAL SEIPROLDING CORPORATION
BY-LAWS
ARTICLE I
Meetings of Stockholders

SECTION 1. ANNUAL MEETINGS.--Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at the office of the Company in New Orleans, Louisiana, at 9:30 a.m.pon the fourth Thursday in April, or at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and set forth in the notice of the meeting.

SECTION 2. VOTING.--All elections for directors shall be decided by plurality vote; all other questions shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware. The vote for directors shall be by ballot.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting; either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 3. QUORUM.--Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, * the presence, in person or by proxy, of stockholders holding a majority of the stock of the Company entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcemeat at the meeting, until the requisite amount of stock entitled to vote•shall be present, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

SECTION 4. SPECIAL MEETINGS.--Special meetings of the stockholders may be called by the Chairman, President, or Secretary, or by resolution of the Board of Directors, and may be held at such time and in such place and for such purpose as is specified in the notice of meeting.

SECTION 5. NOTICE OF MEETINGS.--Unless waived, written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Company, not less than ten nor .more than fifty days before the day of the meeting, and such notice shall be deemed to be given at the time when the same shall be deposited, with postage thereon prepaid, in the United States mail.

SECTION 6. ORDER OF BUSINESS.--The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business at any meeting at which a quorum is present may be changed by the vote of a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

ARTICLE II

Directors

SECTION 1. NUMBER AND TERM.--The numer of directors shall consist of such number of persons, not less than three (3), as shall from time to time be fixed by resolution of the Board of Directors.

SECTION 2. RESIGNATIONS.--Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, President, or Secretary. The acceptance of a resignation shall be not be .necessary to make it effective.

SECTION 3. COMMITTEES.--The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Company. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that in the absence of disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorw=, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent of disqualified member.

SECTION 4. MEETINGS.--The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business after the annual meeting of the stockholders, at such time and place as may be fixed by the Board.

Regular meetings of the Board may be held without notice at such places and times as shall be determined from time to time by resolution of the Board.

Special meetings of the Board may be called by the Chairman, the President, or the Secretary, and shall be called by them on the written request of any two directors. At least 12 hours notice (or at least 36 hours notice of given by mail) shall be given to each director unless waived and such meeting shall be held at such place as may be determined by the Board or as shall be stated in the notice of the meeting.

SECTION 5. QUORUM AND MANNER OF ACTING.--A majority of the directors shall constitute a quorum for the transaction of business. The vote of a majority of a quorum of the Board shall be the act of the Board. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 6. COMPENSATION.--The Board of Directors shall fix the amount of the fees or other compensation payable to each director who is not otherwise compensated as an cfficer or employee of the Company or of one of its subsidiaries. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 7. INDEMNIFICATION.--(a) Right To Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or any of its subsidiaries (including nominees and designees who have not yet taken office) or is or was serving at the request of the Company (including any person who has not been duly elected or appointed) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (the "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law ("GCL"), as presently existing or as it may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the GCL permitted the Company to provide prior to such amendment), against any and all expenses, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties, amounts paid in connection with any arbitration or investigation and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.. Indemnitee's rights hereunder shall be contract rights and shall include the right to be paid by the Company for expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by an Indmenitee in advance of the final disposition of such proceeding, shall be made only upon delivery to the Company of an undertaking in a form satisfactory to counsel for the Company, by or on behalf of such Indemnitee, to repay all amounts so advanced if it should be ultimately determined that guch Indemnitee is not entitled to be indemnified under this provision or otherwise. For purposes of this provision the term Company shall include any resulting or constitutent entities.

(b)         Nonexclusi7itv of Rights.The rights conferred herein on any person shal: not be exclusive of_ any other right which such person may hive or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, contract or other agreement, vote of stockholders or disinterested directors or otherwise.

(c)         Insurance.The Company may maintain insurance at its expense, to protect itself and any such director (including nominees and designees who have not yet taken office), officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the GCL.

ARTICLE III
Officers

SECTION 1. OFFICERS.--The officers of the Company shall be a Chairman, a President, a Vice President, or more than one Vice President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Controller, and may appoint or may delegate the appointment of one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and such other officers and agents as they may deem proper. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. All of the said elected officers shall hold their offices at the pleasure of the Board.

SECTION 2. CHAIRMAN.--The Chairman shall be the chief executive officer of the Company and shall have the general powers and duties of supervision and management usually vested in the office of the chief executive of a company. He shall preside at all meetings of the stockholders and of the Board of Directors, and shall have general supervision, direction and control of the business of the Company. Except as the Board of Directors shall authorize the execution thereof in some other manner, the Chairman may execute bonds, mortgages and any other contracts of any nature in behalf of the Company.

SECTION 3. PRESIDENT.--The President shall be the chief operating officer of the Company. At the request of the Chairman, or in his absence or during his disability, the President shall perform the duties and exercise the functions of the Chairman. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President may execute bonds, mortgages and any other contracts of any nature in behalf of the Company.

SECTION 4. VICE PRESIDENT.--In the event of death, absence or inability of the President to perform any duties imposed upon him by these By-Laws and the order of the Board of Directors, the Vice President, or if there be more than one, the Vice Presidents in the order of senority, may exercise his powers and perform his duties subject to the control' of the Chairman and the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, any Vice President may execute bonds, mortgages and any other contracts of any nature in behalf of the Company.

SECTION 5. SECRETARY.--The ,Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, the President, or by the directors, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the Company and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the Chairman. He shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman, and attest the same.

SECTION 6. TREASURER.--The Treasurer .shall have the custody of the Company funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Company. He shall deposit all monies and other valuables in the name and to the credit of the Company in such depositaries as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, the Chairman, or the President, taking proper vouchers for such disbursements. If required by the Board of Directors, he shall give the Company a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

The Treasurer shall sign all checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company in such manner as shall be determined from time to time by resolution of the Board of Directors; provided, however, that the Directors shall have power by resolution to delegate any of the duties or powers of the Treasurer to other officers.

SECTION 7, CONTROLLER.--The Controller shall be in charge of all Company accounting books, records, and procedures, shall perform internal audits, shall prepare budgets, financial statements and reports for the Chairman, the President, and the Board of Directors. He shall keep his accounts in the name of the Company and shall render such reports as may be required by the Board of Directors, the Chairman, or the President.

The Controller shall perform such other duties as may, from time to time, be assigned to him by the Chairman or by the Board of Directors; and in the .event the office of the Controller is vacant, such duties shall be performed.by such person as may be designated by the Chairman.'

SECTION 8. ASSISTANT SECRETARIES.--Assistant Secretaries, if any shall be appointed, shall, during the •absence cr disability of the Secretary, perform all the duties of the Secretary and shall have such other powers and shal: perform such other duties as shall be assigned to them.

SECTION 9. ASSISTANT TREASURERS.--Assistant Treasurers, if any shall be appointed, shall, during the absence or disability of the Treasurer, perform all the duties of the Treasurer and shall have such other powers and shall perform such other duties as shall be assigned to them.

SECTION 10. ASSISTANT CONTROLLERS.--Assistant Controllers, if any shall be appointed, Shall, during the absence or disability of the Controller, perform all the duties of the Controller and shall have such other powers and shall perform such other duties as shall be assigned to them.

ARTICLE IV

Miscellaneous

SECTION 1. STOCKHOLDERS .RECORD DATE.--In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or to express consent to Company action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board cf Directors may fix, In advance, a record date, which shall not be mOre than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of Cr to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that if the 'adjournment is for more than 30 days or if the Board of Directors fixes a new record date for the adjourned meeting, a notice thereof shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2. FISCAL YEAR.--The fiscal year of the Company shall be the calendar year, unless otherwise determined by resolution cf the Board Of Directors.

ARTICLE V

Amendments

These By-Laws may be altered or repealed and By-Laws may be made by the affirmative vote of a majority of the Board of Directors, at any regular :meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.

EXHIBIT C
Authorizing Resolution

RESOLVED, that Niels M. Johnsen, Chairman and Chief Executive Officer of the Company, Erik L. Johnsen, President of the Company, Manuel G. Estrada, Vice President and Chief Financial Officer of the Company, and David B. Drake, Vice President and Treasurer of the Company, (each, an "Authorized Officer") be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Company, a Credit Agreement (the "Credit Agreement") between the Company and certain subsidiaries of the Company (the "Subsidiaries") and Regions Bank (the "Lender"), under which Credit Agreement the Lender shall agree to extend to the Company and the Subsidiaries a revolving loan in a maximum principal amount not to exceed $35,000,000; and

RESOLVED FURTHER, that the Credit Agreement shall contain such other terms, covenants, provisions and conditions in addition to those set out above as may seem necessary or desirable to the Authorized Officer executing and delivering the Credit Agreement (the execution of the Credit Agreement to be conclusive proof that all of the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); the form of the Credit Agreement presented to the undersigned directors is hereby approved, subject to such changes thereto which the Authorized Officer deems necessary and reasonable; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized to execute and deliver in the name of the Company one or more promissory notes evidencing such borrowing, said notes to be in the principal amount specified in the Credit Agreement and to bear interest at the rate specified in the Credit Agreement and to contain the terms, covenants, provisions and conditions provided for in the Credit Agreement; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver a Subrogation and Contribution Agreement with the other Borrowers referred to in the Credit Agreement, the purpose of such Subrogation and Contribution Agreement being to effect an equitable sharing of the respective liabilities of the Company and the Subsidiaries, which document shall contain such terms, covenants, provisions and conditions as may seem necessary or desirable to the Authorized Officer executing and delivering the same (the execution thereof to be conclusive proof that all the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); and

RESOLVED FURTHER, that any Authorized Officer and any Assistant Treasurer of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to request disbursements of the proceeds of said borrowings and to direct the disposition of such proceeds, and to otherwise act on behalf of the Company in connection with the transactions contemplated by the Credit Agreement and the related documents, and the Lender may conclusively rely on the authority granted herein with respect to such officers until the Lender shall have received copies certified by the Secretary or any Assistant Secretary of the Company of further resolutions adopted by the Directors of the Company canceling or amending the authority granted under these resolutions; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute such certificates and instruments and do all such other acts as may be appropriate or as may be required by law or by said Lender in connection with the said borrowing and with the execution and delivery of the Credit Agreement; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed to take any and all actions as he, in his sole discretion, shall deem necessary or advisable in order to consummate the transactions contemplated by any of the foregoing resolutions and to perform or cause the performance of the Company's obligations thereunder; and

RESOLVED FURTHER, that any and all actions described in the foregoing resolutions heretofore taken on behalf of the Company by an Authorized Officers are hereby approved, confirmed and ratified as the valid and fully authorized act of the Corporation without the necessity of any further action by the undersigned.

OFFICER'S CERTIFICATE

In connection with the execution of that certain Credit Agreement by and among ENTERPRISE SHIP COMPANY, INC., a Delaware corporation (the "Company"), and certain of its affiliates, as co-borrowers, and REGIONS BANK, an Alabama banking corporation, as lender, dated as of March 7 , 2008, I do hereby certify as follows:

1. I am an Assistant Secretary of the Company and am duly authorized to execute and deliver this certificate.

2. Each of the following persons is a duly elected, qualified and acting officer of the Company and, as of the date hereof, has the title indicated and the signature opposite of such person's name is genuine.

Office                                               NameSignature

                     President                                    Erik L. Johnsen             /s/ Erik L. Johnsen

              Vice President and
            Chief Financial Officer                      Manuel G. Estrada          /s/ Manuel G. Estrada

       Vice President and Treasurer                  David B. Drake              /s/ David B. Drake

3. Attached hereto as Exhibit A is a true, correct and complete copy of the Amended and Restated Certificate of Incorporation of the Company and any amendments thereto (as amended, the "Certificate of Incorporation"). Said Certificate of Incorporation has not been amended or changed (except as set forth in the amendments, if any, included in Exhibit A) and is in full force and effect.

4. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company and any amendments thereto. Said Bylaws have not been amended or changed (except as set forth in the amendments, if any, included in Exhibit B) and are in full force and effect.

5. Attached hereto as Exhibit C is a true, correct and complete copy of the authorizing resolution of the Company (the "Authorizing Resolution") duly adopted by its board of directors on March 3, 2008. The Authorizing Resolution has not been amended, changed or rescinded and is in full force and effect.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by the undersigned Assistant Secretary.

Dated: March  7, 2008.

                                                                                 /s/ H. Hughes Grehan
                                                                                    H. Hughes Grehan, as Assistant Secretary of
                                                                                    International Shipholding Corporation

EXHIBIT A
Certificate of Incorporation

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
ENTERPRISE SHIP COMPANY, INC..

Enterprise Ship Company, Inc., a Delaware corporation (the "Corporation"), through its undersigned President and Secretary and by authority of its Board of Directors, does hereby certify that

FIRST: The Corporation was originally incorporated on May 18, 1995 and the date of filing of the Corporation's Certificate of Incorporation with the Secretary of State of Delaware was May 18, 1995.

SECOND: In accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Corporation's Board of Directors has duly adopted a resolution declaring the advisability of, and directing the stockholder of the Corporation to consider amending and restating the Corporation's Certificate of Incorporation so that as amended and restated said Certificate of Incorporation shall be and read as set forth below.

THIRD: In accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, the sole stockholder of the Corporation adopted resolutions amending and restating the Certificate of incorporation so that as amended and restated said Certificate of Incorporation shall -be and read as set forth below.

FOURTH; The Amended and Restated Certificate of Incorporation of the Corporation, adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware shall be and read as follows:

FIRST:The name of this corporation is Enterprise Ship Company, Inc. (the "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the CorporatiOn's registered -agent is The Corporation Trust Company, Corporation Truat Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

SENT BY 8-11-85 ; 4:41P\ ; JONES WALKER-, 302 739 3813:4 4/12

THIRD:The purposes for which the Corporation is
organized are to engage in the following activities:

A. To purchase, acquire, own, hold, use, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, transfer, finance, refinance and otherwise deal with (i) all right, title and interest in, to and under the S.S. ENERGY INDEPENDENCE (the "Vessel"), (ii) any and all liens, security interests and collateral security for and guarantees of the Vessel, if-any, (iii) any instruments or agreements relating to any of the foregoing, (iv) any monies due or to become due with respect to any of the foregoing, and (v) any and all proceeds of any of the foregoing (the property described in clauses (ii) through (iii) above hereinafter referred to as "Related Assets").

B. To borrow money and otherwise incur indebtedness to facilitate any activity authorized herein and to pledge or otherwise grant security interests in the Vessel and the Related Assets, and any other assets as determined by the Board of Directors, to secure such borrowings and other indebtedness.

C. To authorize, issue, sell and deliver one or more series or classes of bonds, certificates, notes, securities or other evidences of indebtedness of the Corporation, secured or collateralized by the assets of the Corporation, including, but not limited to, the Vessel and the Related Assets (the "Securities").

D. To arrange for and enter into agreements providing for credit enhancement of the Securities.

E. To issue capital stock as provided for herein.

F. To engage in any lawful act or activity and to exercise any powers permitted to corporations under the General Corporation Law of the State of Delaware which are incidental to the foregoing.

FOURTH: The total number of shares of common stock that the Corporation shall have authority to issue is 1,000 shares of common stock, no par value per share (the "Common Stock"). All voting rights shall be vested in the holders of the Common Stock, and at each meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote for each-share on each matter to come before the meeting. Dividends may be declared upon and paid to the holders of the Common Stock as the Board of Directors shall determine. In the event of liquidation or dissolution of the Corporation, the holders of the common stock shall be entitled to share ratably in all assets of the Corporation.

FIrTH: The name and mailing address of the incorporator is as follows:

George Denegre
Jones, Walker, Waechter, Poitevent, Carrera & Denegre
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

SIXTH: In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors is expressly authorized (i) to exercise, in addition to the powers and authorities hereinbef ore or bylaw, conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware and of this Certificate of Incorporation and of the By-laws of the Corporation and (ii) to make, alter, amend or repeal the By-laws of the Corporation.

SEVENTH:

A. No person who is serving or who has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for any breach of fiduciary duty by such director as a director except to the extent provided by applicable law for (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the Corporation (iii any transaction from which the director derived an improper personal benefit, acts or omissions occurring prior to the effective date of this Article 7 or (iv) acts or omissions with respect to which the General Corporation Law of the State of Delaware does not permit the limitation of liability. As used herein, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability contained herein, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. No amendment or repeal of this Article 7, nor the adoption of any provision to this Certificate of Incorporation inconsistent with this Article 7, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal or adoption.

B. Any person who at any time serves or has served as a director, officer or employee ot the Corporation, or who, while serving as a director, officer or employee of the Corporation, serves or has served, at the request of ehe Corporation, as a director, officer, partner, trustee, employee or agent cf another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (i) reasonable expenses, including attorneys' fees, incurred by him in connection with any threatened, pending or completed civil, criminal, administrative, investigative or arbitrative aetion, suit or proceeding (and any appeal therein), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (ii) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including any excise tax assessed with respect to an employee benefit plan), penalty or settlement for which he may have become liable in any such action, suit or proceeding. Such directors, officers and employees shall be entitled to recover from the Corporation, and the Corporation shall pay, all reasonable costs, expenses and attorneys' fees in connection with the enforcement of the indemnification rights granted herein.

C. The Board of Directors shall take all such action as may be necessary or appropriate to authorize the Corporation to pay the indemnification required by this Artiele 7, including without limitation making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board of Directors shall give notice to, and obtain approval from, the shareholders of the Corporation for any decision to indemnify.

D. Any person who at any time after the adoption of this Article 7 serves or has served in the aforesaid capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article 7.

EIGHTH: A director shall be fully protected in relying in good faith upon the books of account or other records of the Corporation or statements prepared by any of its officers or by independent public accountants or by an appraiser selected with reasonable care by the Board of Directors as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or Other funds from which dividends might properly be declared and paid, or with which the capital stock of the Corporation might properly be purchased or redeemed.

NINTH: The Corporation is to have perpetual existence.

TENTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

ELEVENTH: Meetings of shareholder shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-laws or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by ballot unless and except to the extent that the By-laws so provide. The books of the Corporation may be kept (subject to any provision contained in any applicable statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

TWELFTH: For BO long as any Securities are outstanding, in order to better preserve and ensure the Corporation's separate and distinct corporate identity, the Corporation shall: A.Establish and maintain an office through which its business shall be conducted separate and apart from those of the Parent or any Affiliate of the Corporation (such office may consist of office space shared with the Parent or an Affiliate of the Corporation, a portion of which is allocated solely to the Corporation).

B. Maintain separate corporate records and books of account from those of the Parent or any Affiliate of the Corporation.

C. Be governed by a Board of Directors, at least one member of which shall not be a director, officer or employee of the Parent or any Affiliate of the Corporation.

D. Be governed by a Board of Directors that shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions.

For purposes of this Article 12, the following terms shall have the following meanings!

"Affiliate" means any person controlling or controlled by or under common control with the Parent, but shall not include the Corporation. For purposes of this definition, "control", when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or ctherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Parent" means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty per cent (50%) or more of the voting stock of such corporation.

THIRTICENTE:Until the retirement, discharge or redemption of all outstanding Securities, the Corporation shall not incur, assume or guaranty any indebtedness except such indebtedness as carries a rating or ratings, as determined by any nationally-recognized statistical rating agency rating the Securities, no lower than each such rating agency's rating of the Securities.

FOURTEENTH: Without the unanimous consent of all of its directors, the Corporation shall not:

A.Institute proceedings to be adjudicated bankrupt or insolvent, or consent, to the institution of bankruptcy or insolvency proceedings against it, or file a petition or, consent to a petition seeking reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of           a         receiver,                         liquidator,                            assignee,trustee, seguestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as required by law, admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action.

B.Merge or consolidate with or into any other entity, or convey or transfer all or substantively all of its properties and assets to any other entity, unless;

(i) (1) the entity (if other than the Corporation) formed or surviving the merger or consolidation or which acquires the properties and assets of the Corporation is organized and existing under the laws of any State of the United States or the District of Columbia, (2) expressly assumes the due and punctual payment or performance of any and all obligations of the Corporation, and (3) has a Certificate of Incorporation containing provisions substantively identical to the provisions of Article 3, Article 12, Article 13, this Article 14 and Article 15 hereof; and

(ii) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation or any agreements relating to such indebtedness.

C. Dissolve or liquidate, in whole or in part.

D. Engage in any business activity other than the activities set forth in Article 3.

FIFTEENTH: From time to time, any provision of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the General Corporation Law of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed thereunder, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are subject to this Article 15; provided, however, that until the retirement, discharge or redemption of all outstanding Securities, the Corporation shall not, without the prior written consent of each nationally-recognized statistical rating agency which has been requested by or on behalf of the Corporation to rate any Securities and which is then rating such Securities, amend, alter or repeal Article 3, Article 22, Article 13, Article 14 or this Article 15.

IN WITNESS WHEREOF, Enterprise Ship Company; Inc. has caused this Amendment and Restated Certificate of Incorporation to be executed in its corporate name by its President and to be attested by its Secretary, both thereunto authorized, this 31 day of July, 1995.

                                                                                    Enterprise Ship Company, Inc

                                                                                    By:    /s/ Erik F. Johnsen
                                                                                              President

Attest:
/s/ George Denegre
Secretary

EXHIBIT B Bylaws

CONSENT OF SOLE SHAREHOLDER

OF ENTERPRISE SHIP COMPANY, INC.

APRIL 24, 2007

The undersigned, Central Gulf Lines, Inc., being the sole stockholder of Enterprise Ship Company, Inc. (the "Corporation"), hereby by this Consent in Lieu of Annual Meeting, amends the By-laws of the Corporation as follows:

Article I, Section 1 of the By-laws of the Corporation is amended and restated in its entirety to read as follows:

"ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be RSA Battle House Tower Office Building, 11 North Water Street, Suite 18290, Mobile, Alabama 36602."

April 24, 2007.

                                                                                       Central Gulf Lines, Inc.

                                                                                       By: /s/ Niels M. Johnsen
                                                                                              Niels M. Johnsen, Chairman

                                                                                        By: /s/ Erik L. Johnsen
                                                                                              Erik L. Johnsen, President

AMENDED AND RESTATED BY-LAWS OF

ENTERPRISE SHIP COMPANY, INC.

ARTICLE I.

OFFICES

. Section 1.Registered Office. The registered office of Enterprise Ship Company, Inc. (the "Corporation") shall be at 650 Poydras Street in the City of New Orleans, Parish of Orleans, State of Louisiana.

Section 2. Other Offices.The Corporation may also have offices at such other places within and without the State of Louisiana as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS
Section 1.  Place.Meetings of stockholders shall be held at such place, within or without the State of Louisiana, as may be designated by resolution of the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the Corporation in the State of Louisiana.

Section 2. Date.The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

Section 3.Quorums. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these by-laws. A quorum, once established, shall not be broken by a withdrawal of votes that leaves less than a quorum and the votes present may continue to transact .business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present, represented in person or by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, or the Certificate of Incorporation, or these By-laws (including, without limitation, Article VII), a different vote is required, in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one vote for each share of stock having voting power that is registered in his or her name on the books of the Corporation on the record date set by the Board of Directors as provided in Section 6 of Article VI hereof.

Section 5.Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at such meeting.

Section 6. Special Meetings.Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board •of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.  Notice.Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

Section B.List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least five days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9.Written Consents. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders •of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III.

DIRECTORS

Section 1. Number.The number of directors which shall constitute the whole Board shall be not less than three (3) nor more than seven (7). The Board of Directors may, by resolution duly adopted, establish from time to time the number of directors which shall constitute the whole Board of Directors. The directors need not be stockholders.

Section 2. Independent Director.At any given time, at least one member of the Corporation's Board of Directors shall be an Independent Director, as defined below; provided, however, that if at any time the office of an Independent Director shall be vacant for any reason, subject to Articles TWELFTH, THIRTEENTH and FOURTEENTH of the Certificate of Incorporation, any action taken by the Board of Directors in accordance with such Certificate of Incorporation and these By-laws shall nonetheless be valid. As used herein, "Independent Dixectorn means an individual mho is not, and is not an associate (as defined below) of, (i) a direct, indirect or beneficial stockholder, director, officer, employee, affiliate, customer or supplier of International Shipholding Corporation ("ISC") and Central Gulf Lines, Inc. ("CGL"), Delaware corporations, (together with their successors-in-interest) or any of their affiliates (as defined in Article TWELFTH of the Certificate of Incorporation, other than the Corporation; or (ii) a direct, indirect or beneficial stockholder, officer, employee, affiliate, customer, or supplier of, or any person who has received any benefit (excluding, however, any compensation received by such individual in his or her capacity as a director) in any form whatever from, or any person who has provided any service (excluding, however, any service provided by such individual in his or her capacity as a director) in any form whatever to, the Corporation or any of its affiliates or associates. No Independent Director required by this Section 2 shall be a trustee in bankruptcy for ISC, CGL or any affiliate of ISC or CGL. As used in these By-laws the term "associate", when used to indicate a relationship with a person, means (A) a corporation or organization of which such person is an officer or director or is., directly or indirectlY, the beneficial owner of ten percent or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity, and (C) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

Section 3. Election; Removal.The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4 of this Article III, and each director elected shall hold office until his or her successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

Section 4.Vacancies. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a. majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 5. Powers.The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 6. Location of Meetings, Offices, Books.The directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside of the State of Delaware.

Section 7.   Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such times and places as shall from time to time be determined by the Board.
Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the President on 48 hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors.

Section 9.Quorums. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-laws (including without limitation, Article VII) . If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.Written Consents. Unless otherwise restricted by the Certificate of Incorporation or by these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 11. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 12. Committees.The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to act as a replacement for any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to the actions enumerated in Article VII of these By-laws, amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 13.Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meeti

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Section 14. Interests of Creditors. will, at all times, act solely in the Corporation and shall take into account creditors of the Corporation as well as Corporation.	The Board of Directors best interest of the the interests of the the interests of the

Section 15.No Commingling.The Corporation's assets will not be commingled with those of any other person or entity. The Corporation will maintain separate corporate records and books of account from those of any other person or entity, and the Corporation will conduct its office so that there will be no commingling of business functions with any other entity.

ARTICLE IV.

OFFICERS

Section 1.    Titles.The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Corporation may also have at the discretion of the Board of Directors, such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, a Treasurer, a Secretary, one or. more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 2 of this Article IV. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar titles. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2. Appointment.The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 3.Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 4. Terms; Removal; Vacancies.The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 5.Chairman of the Board.The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-laws. If there is no President, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 6 of this Article IV.

Section 6.  President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall •be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-laws.

Section 7.    Vice Presidents.   In            the              absence Or disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 8.  Secretary.The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-laws. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 9.   Assistant Secretary.   The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10.    Treasurer.The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 11.    Ps.ssistant Treasurer.   theAssistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V.

INDEMNIFICATION; LIABILITY

Section 1.      Indemnification. The Corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Corporation, or, while a director, officer or employee of the corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a person existing at the time of such repeal or modification.

Section 2.  Limitation on Personal Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended and without limiting the provisions of the Certificate ' of Incorporation, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VI.

STOCK

Section 1.Certificates. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

Section 2.                              Signatures.Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 3.                              Statement of Preferences and Rights.If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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Section 4.Lost, Stolen or Destroyed Certificates. T h e Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.                             Transfers.                              Upon                 surrender                          to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6.                                Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Section 8.                              Dividends.Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend there may be set

. aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

ARTICLE VII.

CERTAIN VOTES REQUIRED

Section 1.Bankruptcy, Mergers and Sales of Assets,Liquidations. The Corporation shall not, without the affirmative vote of each member of the Corporation's Board of Directors, including the affirmative vote of each Independent Director: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian,. receiver, trustee or other similar official for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute or similar law or statute of any jurisdiction, whether now or hereafter in effect, consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation; (ii) be a party to any merger or consolidation or sell, transfer, assign, convey or lease any substantial part of the assets of the Corporation, or directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of any corporation, partnership, joint venture or any other entity; or (iii) dissolve or liquidate, in whole or in part; provided that if there is no Independent Director then in office and acting, a vote upon any matter set forth in this Section 1  shall not be taken unless and until an Independent Director shall have been duly elected.

Section 2.Amendment of Certificate of Incorporation and By-laws. Without (i) the affirmative vote of each member of the Corporation's Board of Directors, including, without limitation, the affirmative vote of the Independent Director, and (ii) the affirmative vote of the holders of one hundred percent (100%) of the number of shares of the Common Stock outstanding, the Corporation shall not amend either the Certificate of Incorporation or these By-laws; provided that if there is no Independent Director then in office, no vote upon any matter set forth in this Section 2 shall be taken unless and until an Independent Director shall have been duly elected.

ARTICLE VIII.

GENERAL PROVISIONS

Section 1.                                 Checks.All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2.                                 Fiscal Year.                                 The              fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 3.                                 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4. Notices. Whenever, under any provisions of law or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, facsimile, personal delivery or telephone. Whenever any notice is required to be given under any provisions of law or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be the equivalent of the required notice.

Section 5.                              Annual Statement.The Board of Directors shall present at each annual meeting, and at any special meting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

ADOPTED FEBRUARY 5, 1996.

EXHIBIT C
Authorizing Resolution

RESOLVED, that Niels M. Johnsen, Chairman of the Company, Erik L. Johnsen, President of the Company, Manuel G. Estrada, Vice President and Chief Financial Officer of the Company, and David B. Drake, Treasurer of the Company, (each, an "Authorized Officer") be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Company, a Credit Agreement (the "Credit Agreement") between the Company and certain affiliates of the Company (the "Affiliates") and Regions Bank (the "Lender"), under which Credit Agreement the Lender shall agree to extend to the Company and the Affiliates a revolving loan in a maximum principal amount not to exceed $35,000,000; and

RESOLVED FURTHER, that the Credit Agreement shall contain such other terms, covenants, provisions and conditions in addition to those set out above as may seem necessary or desirable to the Authorized Officer executing and delivering the Credit Agreement (the execution of the Credit Agreement to be conclusive proof that all of the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); the form of the Credit Agreement presented to the undersigned directors is hereby approved, subject to such changes thereto which the Authorized Officer deems necessary and reasonable; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized to execute and deliver in the name of the Company one or more promissory notes evidencing such borrowing, said notes to be in the principal amount specified in the Credit Agreement and to bear interest at the rate specified in the Credit Agreement and to contain the terms, covenants, provisions and conditions provided for in the Credit Agreement; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver a Subrogation and Contribution Agreement with the other Borrowers referred to in the Credit Agreement, the purpose of such Subrogation and Contribution Agreement being to effect an equitable sharing of the respective liabilities of the Company and the Affiliates, which document shall contain such terms, covenants, provisions and conditions as may seem necessary or desirable to the Authorized Officer executing and delivering the same (the execution thereof to be conclusive proof that all the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); and

RESOLVED FURTHER, that any Authorized Officer and any Assistant Treasurer of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to request disbursements of the proceeds of said borrowings and to direct the disposition of such proceeds, and to otherwise act on behalf of the Company in connection with the transactions contemplated by the Credit Agreement and the related documents, and the Lender may conclusively rely on the authority granted herein with respect to such officers until the Lender shall have received copies certified by the Secretary or any Assistant Secretary of the Company of further resolutions adopted by the Directors of the Company canceling or amending the authority granted under these resolutions; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute such certificates and instruments and do all such other acts as may be appropriate or as may be required by law or by said Lender in connection with the said borrowing and with the execution and delivery of the Credit Agreement; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed to take any and all actions as he, in his sole discretion, shall deem necessary or advisable in order to consummate the transactions contemplated by any of the foregoing resolutions and to perform or cause the performance of the Company's obligations thereunder; and

RESOLVED FURTHER, that any and all actions described in the foregoing resolutions heretofore taken on behalf of the Company by an Authorized Officers are hereby approved, confirmed and ratified as the valid and fully authorized act of the Corporation without the necessity of any further action by the undersigned.

OFFICER'S CERTIFICATE

In connection with the execution of that certain Credit Agreement by and among SULPHUR CARRIERS, INC., a Delaware corporation (the "Company"), and certain of its affiliates, as co-borrowers, and REGIONS BANK, an Alabama banking corporation, as lender, dated as of March 7 , 2008, I do hereby certify as follows:

1. I am an Assistant Secretary of the Company and am duly authorized to execute and deliver this certificate.

2. Each of the following persons is a duly elected, qualified and acting officer of the Company and, as of the date hereof, has the title indicated and the signature opposite of such person's name is genuine.

Office                                               NameSignature

                     President                                    Erik L. Johnsen             /s/ Erik L. Johnsen

              Vice President and
            Chief Financial Officer                      Manuel G. Estrada          /s/ Manuel G. Estrada

       Vice President and Treasurer                  David B. Drake              /s/ David B. Drake

3. Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Company and any amendments thereto (as amended, the "Certificate of Incorporation"). Said Certificate of Incorporation has not been amended or changed (except as set forth in the amendments, if any, included in Exhibit A) and is in full force and effect.

4. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company and any amendments thereto. Said Bylaws have not been amended or changed (except as set forth in the amendments, if any, included in Exhibit B) and are in full force and effect.

5. Attached hereto as Exhibit C is a true, correct and complete copy of the authorizing resolution of the Company (the "Authorizing Resolution") duly adopted by its board of directors on March 3, 2008. The Authorizing Resolution has not been amended, changed or rescinded and is in full force and effect.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by the undersigned Assistant Secretary.

Dated: March 7 , 2008.	/s/ H. Hughes Grehan

H. Hughes Grehan, as Assistant Secretary of Sulphur Carriers, Inc.

EXHIBIT A
Certificate of Incorporation

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HERESY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF SULPHUR CARRIERS, INC. FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 1991, AT 10 O'CLOCK A.M.
* * * *                      * * * * *
AU ENTICATION: *3157781

DATE:

/s/ Michael Harkins

Michael Harkins, Secretary of State

STATE OF DELAWARE

SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 08/28/1991
912405136 - 2272281
CERTIFICATE OF INCORPORATION
OF
SULPHUR CARRIERS, INC.

FIRST: The name of this corporation (hereinafter, the "Corporation") shall be: ulphur Carriers, Inc.

SECOND: The address of the Corporation's registered office in the State of Delaware and its registered agent at such address is:

The Corporation Trust Company Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801 County of New Castle

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The Corporation has authority to issue an aggregate of 1,000 shares of capital stock, all of which shall be designated common stock having no par value per share.

HFTH: The name and mailing address of the Incorporator is as follows:

George Denegre
Jones, Walker, Waechter, Poitevent, Carrere & Denegre
201 St. Charles Avenue, 50th Floor
          Ft. New Orleans, Louisiana 10170-5000

SIXTH: The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided by, its By-laws and may be increased or decreased from time to time in the manner provided therein. The following person shall serve as the initial director of the Corporation, to serve in such capacity until the first annual meeting of stockholders or until their successors are duly elected and qualified:

George Den6gre

SEVENTH: In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors shall have the power to adopt, amend and repeal the By-laws of the Corporation by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting thereof.

EIGHTH: A. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.

13.The Board of Directs may (i) cause the Corporation to enter into contracts with directors providing for the limitation of liability set forth in this Article EIGHTH to the fullest extent permitted by law, (ii) adopt By-laws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons (including but not limited to directors and officers of the Corporation's direct and indirect subsidiaries) to the fullest extent permitted by law, and (iii) cause the Corporation to exercise the powers set forth in Section 145(g) of the General Corporation Law of the State of Delaware, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries thereof. No repeal or amendment of any such By-laws or resolutions limiting the right to indemnification thereunder shall affect the entitlement of any person to indemnification whose claim thereto results from conduct occurring prior to the date of such repeal or amendment.

C. The Board of Directors may cause the Corporation to approve for its direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing.

D. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of at least 80% of the total voting power shall be required to amend or repeal this Article EIGHTH, and any amendment or repeal of this Article EIGHTH shall not adversely affect any elimination or limitation of liability of a director of the Corporation under this Article EIGHTH with respect to any action or inaction occurring prior to the time of such amendment or repeal.

IN WITNESS WHEREOF, the undersigned, being the hereinabove named Incorporator of the Corporation for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate of Incorporation, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly the undersigned has hereunto set his hand this 27 day of August, 1991.

/s/ George Denegre

George Denegre
Incorporator

EXHIBIT B Bylaws

CONSENT OF SOLE SHAREHOLDER
OF SULPHUR CARRIERS, INC.
APRIL 24, 2007

The undersigned, Waterman Steamship Corporation, being the sole stockholder of Sulphur Carriers, Inc. (the "Corporation"), hereby by this Consent in Lieu of Annual Meeting, amends the By-laws of the Corporation as follows:

Section 1, subsection 1.1 of the By-laws of the Corporation is amended and restated in its entirety to read as follows:

"Section 1. OFFICES

1.1 The principal office shall be located at RSA Battle House Tower Office Building, 11 North Water Street, Suite 18290, Mobile, Alabama 36602."

                                                                                      Waterman Steamship Corporation

                                                                                       By: /s/ Niels M. Johnsen
                                                                                              Niels M. Johnsen, Chairman

                                                                                        By: /s/ Erik L. Johnsen
                                                                                              Erik L. Johnsen, President

CONSENT OF SOLE SHAREHOLDER OF

SULPHUR CARRIERS, INC.

JULY 1, 2005

The undersigned, Waterman Steamship Corporation, being the sole stockholder of Sulphur Carriers, Inc. (the "Corporation"), does hereby adopt the following resolution amending the Bylaws of the Corporation, dated August 27, 1991, by written consent:

RESOLVED, that Article 3.1 of the Bylaws of the Corporation be amended and restated to read in its entirety as follows:

SECTION 3

DIRECTORS

3.1All of the corporate powers shall be vested in, and the business and affairs of the corporation shall be managed by a Board of Directors of not less than two (2) nor more than nine (9) natural persons. The Board may exercise all such powers of the corporation and do all such lawful acts and things which are not by law, the Articles of Incorporation or these By-laws directed or required to be done by the shareholders. The Directors shall be elected at the annual meeting of the shareholders and shall hold office for one year and until their successors are chosen and have qualified. No director need be a shareholder.

All other provisions of the Bylaws shall remain unchanged.

July 1, 2005

Waterman Steamship Corporation
By: /s/ Niels M. Johnsen
       Niels M. Johnsen, President

BY-LAWS

OF

SULPHUR CARRIERS, INC.

Section 1. OFFICES

1.1 The principal office shall be located at 650 Poydras Street, New Orleans, Louisiana.

1.2The corporation may have such offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 2. SHAREHOLDERS' MEETINGS

2.1 Unless otherwise required by law or these By-laws, all meetings of the shareholders shall be held at the principal office of the corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.

2.2 An annual meeting of the shareholders shall be held on the fourth Tuesday of April in each year, or if said day be a legal holiday, then on the next succeeding day not a legal holiday, at 2:00 o'clock P.M., or on such other date or at such other time as the Board of Directors shall designate, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

2.3 Special meetings of the shareholders, for any purpose or purposes, may be called by the President or Board of Directors. At any time, upon the written request of any two directors or of any shareholder or shareholders holding in the aggregate one-fifth of the total voting power, the Secretary shall call a special meeting of shareholders to be held at the registered office of the corporation at such time as the Secretary may fix, not less than fifteen nor more than sixty days after the receipt of said request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so.

2.4Except as otherwise provided in Section 2.3 hereof, or by law, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given to all shareholders entitled to vote at such meeting, at least ten days and not more than sixty days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose thereof, unless action is to be taken at the meeting as to which notice is required by law.

2.5 At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

2.6Except as otherwise provided by law, the presence, in person or by proxy, of the holders of a majority of the total voting power shall constitute a quorum at all meetings of the shareholders.

2.7 When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by plurality vote.

2.8At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. The aforesaid proxy need not be a shareholder of the corporation. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation at the time of the said meeting or on the record date for the determination of shareholders entitled to vote at the said meeting if the Board of Directors shall have fixed such a record date. Except as the Board may provide otherwise, if no record date is fixed for the purpose of determining shareholders (a) entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (b) for any other purpose, the close of business on the day on which the Board of Directors adopts the resolution relating thereto shall be the record date for such purpose.

2.9 Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

2.10 The shareholders present or represented at a duly organized meeting shall constitute a quorum and may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum as fixed in Section 2.6 of these By-laws, or the refusal of any shareholders present to vote.

2.11 If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Section 2.9 hereof. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in Section 2.6 hereof, shall nevertheless constitute a quorum for the purpose of electing directors.

Section 3. DIRECTORS

3.1All of the corporate powers shall be vested in, and the business and affairs of the corporation shall be managed by a Board of Directors of not less than three (3) nor more than nine (9) natural persons. The Board may exercise all such powers of the corporation and do all such lawful acts and things which are not by law, the Articles of Incorporation or these By-laws directed or required to be done by the shareholders. The directors shall be elected at the annual meeting of the shareholders and shall hold office for one year and until their successors are chosen and have qualified. No director need be a shareholder.

3.2 The remaining directors, even though not constituting a quorum, may, by a majority vote, fill any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of authorized directors) for an unexpired term, provided that the shareholders shall haves the right, at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy.

Section 4. COMPENSATION OF DIRECTORS

4.1Directors as such, shall receive such salary for their services as may be fixed by resolution of the Board of Directors and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 5. MEETINGS OF THE BOARD

5.1The meetings of the Board of Directors may be held at such place within or without the State of Louisiana as a majority of the directors may from time to time appoint.

5.2 The first meeting of each newly elected Board shall be held immediately following the annual shareholders' meeting and at the same place as the annual meeting, and no notice of such first meeting shall be necessary to the newly elected directors in order legally to constitute the meeting.

5.3 Regular meetings of the Board may be held, upon five days' written notice from the President or the Secretary at such time and place either within or without the State of Louisiana as shall from time to time be determined by the Board, provided that notice of such determination shall be given to all Directors. Directors present at any regular or special meeting shall be deemed to have received due, or to have waived, notice thereof, provided that a director who participates in a meeting by telephone shall not be deemed to have received or waived due notice if, at the beginning of the meeting, he objects to the transaction of any business because the meeting is not lawfully called.

5.4 Special meetings of the Board may be called by the President on two days' notice given to each director, either personally or by telephone, mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors and if the President and Secretary fail or refuse, or are unable to call a meeting when requested by any two directors, then the two directors may call the meeting on two days' written notice given to each director.

5.5 A majority of the Board shall be necessary to constitute a quorum for thetransaction of business, and except as otherwise provided by law, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board.

5.6If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 5.5 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 5.5 hereof or the refusal of any director present to vote.

5.7 Any action which may be taken at a meeting of the Board or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or committee.

5.8 Members of the Board may participate at and be present at any meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other.

Section 6. COMMIT FEES OF THE BOARD

The Board may designate one or more committees, each committee to consist of two or more of the directors of the corporation (and one or more directors may be named as alternate members to replace any absent or• disqualified regular members), which, to the extent provided by resolution of the Board or the By-laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to documents. Such committee or committees shall have such name or names as may be stated in the By-laws, or as may be determined, from time to time, by the Board. Any vacancy occurring in any such committee shall be filled by the Board, but the President may designate another director to serve on the committee pending action by the Board. Each such committee shall hold office during the term of the Board constituting it, unless otherwise ordered by the Board.

Section 7. REMOVAL OF BOARD MEMBER

The shareholders, by vote of a majority of the total voting power at any special meeting called for the purpose, may remove from office any one or more of the directors, notwithstanding that his or their terms of office may not have expired, and may forthwith at such meeting proceed to elect a successor for the unexpired term. Whenever the holders of the shares of any class or series or of any obligations are entitled to elect one or more directors, the provisions of this Section 7 shall apply, in respect of the removal of a director or directors so elected, and the election of a successor or successors, to the vote of the holders of the outstanding shares of that class or series or of those obligations and not to the vote of the outstanding shares as a whole. If a director has been elected by the exercise of the privilege of cumulative voting, such director may not be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted in his favor at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

Section 8. NOTICES

8.1Any written notice required or permitted by law, the Articles of Incorporation or the By-laws to be given to any shareholder or director shall be deemed to have been given to such shareholder or director when such notice is served upon such shareholder or director or two business days after such notice is placed in the United States mail, postage prepaid, addressed to such shareholder or director at his last known address, whichever is earlier.

8.2 Whenever any notice is required to be given by law, the Articles of Incorporation or the By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 9. OFFICERS

9.1The officers of the corporation shall be chosen by the directors and shall be a President, a Secretary and a Treasurer. The directors may elect one or more Vice Presidents. Any two offices may be held by one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

9.2 The Board of Directors may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

9.3The officers of the corporation shall hold office at the pleasure of the Board of Directors.

9.4The President shall preside at all meetings of the shareholders and shall have general and active management of the business of the corporation. If a Chairman of the Board of Directors has not been elected, the President, if a director, shall preside at all meetings of the Board.

9.5The Vice-Presidents (if any) in the order specified by the Board or, if not so specified, in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the President or the Board of Directors shall prescribe.

  9.6 The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, if any, and affix the same to any instrument requiring it.

9.7The Treasurer shall have the custody of the corporate funds and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He "shall keep a proper accounting of all receipts and disbursements and shall disburse the funds of the corporation only for proper corporate purposes or as may be ordered by the Board and shall render to the President and the Board at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 10. STOCK

10.1 Certificates. The certificates for each class of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. Every certificate of stock shall be signed by the President or a Vice-President and the Treasurer or the Secretary. If any stock certificate is signed by a transfer agent or by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer may be a facsimile.

10.2 Missing Certificates. The officers of the corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the officers of the Corporation shall, unless dispensed with by the Board, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as such officers shall require and/or give the corporation a bond in such sum as they may deem appropriate as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

10.3 Transfers. Upon surrender to the corporation or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 11. DETERMINATION OF SHAREHOLDERS

11.1 Record Date. For the purpose of determining shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date on which the action requiring the determination of shareholders is to be taken.

11.2 Registered Shareholders. Except as otherwise provided by law, the corporation, and its directors, officers and agents, may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this Section shall not be affected by any actual or constructive notice which the corporation, or any of its directors, officers or agents, may have to the contrary.

Section 12. MISCELLANEOUS

12.1 Dividends. Except as otherwise provided by law or the Articles of Incorporation, dividends upon the stock of the corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock.

12.2 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

12.3 Fiscal Year. The Board of Directors may adopt for and on behalf of the corporation a fiscal or a calendar year.

12.4 SeaL The Board of Directors may adopt a corporate seal, which seal shall have inscribed thereon the name of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

12.5 Gender. All pronouns and variations thereof used in these By-laws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to require.

Section 13. INDEMNIFICATION

The Corporation shall indemnify its officers and directors, and may indemnify its employees and agents, and may procure insurance on behalf of its officers, directors, employees and agents to the full extent permitted by Section 83 of the Louisiana Business Corporation Law, as amended.

Section 14. AMENDMENTS

These By-laws may be amended or repealed by the Board of Directors at any regular or special meeting or by the shareholders at any annual or special meeting, provided notice of the proposed amendment or repeal be contained in the notice of such annual or special meeting of shareholders.

Adopted August 27, 1991

EXHIBIT C
Authorizing Resolution

RESOLVED, that Niels M. Johnsen, Chairman of the Company, Erik L. Johnsen, President of the Company, Manuel G. Estrada, Vice President and Chief Financial Officer of the Company, and David B. Drake, Treasurer of the Company, (each, an "Authorized Officer") be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Company, a Credit Agreement (the "Credit Agreement") between the Company and certain affiliates of the Company (the "Affiliates") and Regions Bank (the "Lender"), under which Credit Agreement the Lender shall agree to extend to the Company and the Affiliates a revolving loan in a maximum principal amount not to exceed $35,000,000; and

RESOLVED FURTHER, that the Credit Agreement shall contain such other terms, covenants, provisions and conditions in addition to those set out above as may seem necessary or desirable to the Authorized Officer executing and delivering the Credit Agreement (the execution of the Credit Agreement to be conclusive proof that all of the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); the form of the Credit Agreement presented to the undersigned directors is hereby approved, subject to such changes thereto which the Authorized Officer deems necessary and reasonable; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized to execute and deliver in the name of the Company one or more promissory notes evidencing such borrowing, said notes to be in the principal amount specified in the Credit Agreement and to bear interest at the rate specified in the Credit Agreement and to contain the terms, covenants, provisions and conditions provided for in the Credit Agreement; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver a Subrogation and Contribution Agreement with the other Borrowers referred to in the Credit Agreement, the purpose of such Subrogation and Contribution Agreement being to effect an equitable sharing of the respective liabilities of the Company and the Affiliates, which document shall contain such terms, covenants, provisions and conditions as may seem necessary or desirable to the Authorized Officer executing and delivering the same (the execution thereof to be conclusive proof that all the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); and

RESOLVED FURTHER, that any Authorized Officer and any Assistant Treasurer of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to request disbursements of the proceeds of said borrowings and to direct the disposition of such proceeds, and to otherwise act on behalf of the Company in connection with the transactions contemplated by the Credit Agreement and the related documents, and the Lender may conclusively rely on the authority granted herein with respect to such officers until the Lender shall have received copies certified by the Secretary or any Assistant Secretary of the Company of further resolutions adopted by the Directors of the Company canceling or amending the authority granted under these resolutions; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute such certificates and instruments and do all such other acts as may be appropriate or as may be required by law or by said Lender in connection with the said borrowing and with the execution and delivery of the Credit Agreement; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed to take any and all actions as he, in his sole discretion, shall deem necessary or advisable in order to consummate the transactions contemplated by any of the foregoing resolutions and to perform or cause the performance of the Company's obligations thereunder; and

RESOLVED FURTHER, that any and all actions described in the foregoing resolutions heretofore taken on behalf of the Company by an Authorized Officers are hereby approved, confirmed and ratified as the valid and fully authorized act of the Corporation without the necessity of any further action by the undersigned.

OFFICER'S CERTIFICATE

In connection with the execution of that certain Credit Agreement by and among CG RAILWAY, INC., a Delaware corporation (the "Company"), and certain of its affiliates, as co-borrowers, and REGIONS BANK, an Alabama banking corporation, as lender, dated as of March 7 , 2008, I do hereby certify as follows:

1. I am an Assistant Secretary of the Company and am duly authorized to execute and deliver this certificate.

2. Each of the following persons is a duly elected, qualified and acting officer of the Company and, as of the date hereof, has the title indicated and the signature opposite of such person's name is genuine.

Office                                               NameSignature

                     President                                    Erik L. Johnsen             /s/ Erik L. Johnsen

              Vice President and
            Chief Financial Officer                      Manuel G. Estrada          /s/ Manuel G. Estrada

       Vice President and Treasurer                  David B. Drake              /s/ David B. Drake

fN1776868.1}
3. Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Company and any amendments thereto (as amended, the "Certificate of Incorporation"). Said Certificate of Incorporation has not been amended or changed (except as set forth in the amendments, if any, included in Exhibit A) and is in full force and effect.

4. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company and any amendments thereto. Said Bylaws have not been amended or changed (except as set forth in the amendments, if any, included in Exhibit B) and are in full force and effect.

5. Attached hereto as Exhibit C is a true, correct and complete copy of the authorizing resolution of the Company (the "Authorizing Resolution") duly adopted by its board of directors on March 3, 2008. The Authorizing Resolution has not been amended, changed or rescinded and is in full force and effect.

OFFICER'S CERTIFICATE

In connection with the execution of that certain Credit Agreement by and among CG RAILWAY, INC., a Delaware corporation (the "Company"), and certain of its affiliates, as co-borrowers, and REGIONS BANK, an Alabama banking corporation, as lender, dated as of March , 2008, I do hereby certify as follows:

1. I am an Assistant Secretary of the Company and am duly authorized to execute and deliver this certificate.

2. Each of the following persons is a duly elected, qualified and acting officer of the Company and, as of the date hereof, has the title indicated and the signature opposite of such person's name is genuine.

Office                                               NameSignature

President Erik L. Johnsen

Vice President and

Chief Financial Officer Manuel G. Estrada

Treasurer David B. Drake

3. Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Company and any amendments thereto (as amended, the "Certificate of Incorporation"). Said Certificate of Incorporation has not been amended or changed (except as set forth in the amendments, if any, included in Exhibit A) and is in full force and effect.

4. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company and any amendments thereto. Said Bylaws have not been amended or changed (except as set forth in the amendments, if any, included in Exhibit B) and are in full force and effect.

5. Attached hereto as Exhibit C is a true, correct and complete copy of the authorizing resolution of the Company (the "Authorizing Resolution") duly adopted by its board of directors on March , 2008. The Authorizing Resolution has not been amended, changed or rescinded and is in full force and effect.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by the undersigned Assistant Secretary.

Dated: March 7 , 2008.
/s/ H. Hughes Grehan

H. Hughes Grehan, as Assistant Secretary of CG Railway, Inc.

EXHIBIT A
Certificate of Incorporation

CERTIFICATE or AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CENTRAL GULF RAILWAY, INC.

Pursuant to the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware, Central Gulf Railway, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certi fy :

FIRST:That on November 15, 2000, the Board of Directors of the Corporation, by
unanimous written consent pursuant to Section 14(1) of the General Corporation Law of the State of Delaware, adopted a resolution setting forth and declaring advisable the following proposed Amendment to the Corporation's Certificate of Incorporation:

Article 1 of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

"1.The name of this corporation (hereinafter the "Corporation") shall be

CG Railway, Inc."

SECOND: That in lieu of a meeting and vote, the sole stockholder gave written consent to approve and adopt said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware on November 15, 2000.

 THIRD:That said amendment was duly adopted in accordance with the applicable

             FOURTH: That this Certificate of Amendment shall be effective upon the filing hereof.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to its Certificate of Incorporation to be executed this 15th day of November, 2000.

CENTRAL GULF RAILWAY, INC.
By:  /s/ William H. Hines

                                   William H. Hines, Assistant Secretary

SENTAW:OFEELAWARE SECRETARY OF. STATE DIVISIONOF CORPORATIONS FILED 09:00 AM 01/28/2000 001045020 - 3151683

CERTIFICATE OF INCORPORATION

OF

CENTRAL GULF RAILWAY, INC.

FIRST: "-The name of this corporation (hereinafter the "corporation") shall be:

Central Gulf Railway, Inc.

SECOND:The address of the Corporation's registered office in the State of Delaware and its registered agent at such address is:

The Corporation Trust Company Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801 County of New Castle

THIRD:The ptuposc of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:The Corporation has authority to issue an aggregate of 1,000 shares of capital stock, all of which shall be designated common stock having no par value lacr share.

FIFTH:The name and mailing address oFthe Incorporator is as follows:

William H. Hines •
Jones, Walker, Waechter, Poitevent •Carrere & Denogre. L.L.P. 201 St. Charles Avenue, 50th Floor . New Orleans, Louisiana 70170-5100

SIXTH:In furtherance and not in limitation of the powers conferred by the General
Corporation Law of the State of Delaware, the Board of Directors shall have'thc power to adopt, amend and repeal the By-Laws of the Corporation by the affirmative vote of a majority of thc entire Board of Directors at any regular or special meeting thereof.

SEVENTH: A. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of or (iv) for any transaction from which such director derived an improper personal benefit.

As used herein, the term "improper personal benefit" does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation. If the General Corporation Law of the State of Delaware hereatler is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability contained herein, shall be eliminated or limited to the fullest extent permitted by the General Corporation Tam of the State of Delaware as so amended.

B. The Board of Directors may (i) cause the Corporation to enter into contracts with directors providing for the limitation of liability set forth in this Article SEVENTH to the fullest extent permitted by law, (ii) adopt By-laws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons (including but not limited to directors and officers of the Corporation's direct and indirect subsidiaries) to thc ful lest extent permitted by law, and (iii) cause the Corporation to exercise the powers set forth in Section 145(g) of the General Corporation Law of the State of Delaware, notwithstanding that some or all of the members of the Board of Directors acting with respect to thc foregoing may be parties to or beneficiaries of such contracts, by-laws, resolutions or other actions. No repeal or amendment of any such By-laws or resolutions limiting the right to indemnification thereunder shall affect the entitlement of any person to indemnification whose claim thereto results from conduct occurring prior to the date of such repeal or amendment.

C. The Board of Directors may cause the• Corporation to approve for its direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing.

D. Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of at least 80% of the total voting power of the Corporation shall be required to amend or repeal this Article SEVENTH, and any amendment or repeal of this Article SEVENTH shalt not adversely affect any elimination or limitation of liability under this Article SEVENTH with respect to any action or inaction occurring prior to the time of such tunendment or repeal. -

IN WITNESS WHEREOF, the undersigned, being the hereinabovc named incorporator of the Corporation for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware. does make this Certificate of Incorporation, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly the undersigned has hereunto set his hand this 28th day of January, 2000.

/s/ William H. Hines

William H. Hines, Incorporator

EXHIBIT B Bylaws

CONSENT OF SOLE SHAREHOLDER
OF CG RAILWAY, INC.
APRIL 24, 2007

The undersigned, International Shipholding Corporation, being the sole stockholder of CO Railway, Inc. (the "Corporation"), hereby by this Consent in Lieu of Annual Meeting, amends the By-laws of the Corporation as follows:

Section 1, subsection 1.1 of the By-laws of the Corporation is amended and restated in its entirety to read as follows:

"Section 1. OFFICES

1.1 The principal office shall be located at RSA Battle House Tower Office Building, 11 North Water Street, Suite 18290, Mobile, Alabama 36602."

International Shipholding Corporation

By: /s/ Niels M. Johnsen

Niels M. Johnsen, Chairman and Chief Executive Officer

By: /s/ Erik L. Johnsen

Erik L. Johnsen, President

BY-LAWS

OF

CG RAILWAY, INC.

(as of November 15, 2000)

Section 1. OFFICES

1.1The principal office shall be located at 650 Poydras Street, New Orleans, Louisiana,
70130.

1.2The corporation may have such offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 2. STOCKHOLDERS' MEETINGS

2.1Unless otherwise required by law or these By-laws, all meetings of the stockholders shall be held at the principal office of the corporation or at such other place, within or without the State of Delaware, as may be designated by the Board of Directors.

2.2An annual meeting of the stockholders shall be held on such date and time as the
Board of Directors shall designate, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

2.3Special meetings of the stockholders, for any purpose or purposes, may be called by the President or Board of Directors. At any time, upon the written request of any two directors or of any shareholder or stockholders holding in the aggregate one-half of the total voting power, the Secretary shall call a special meeting of stockholders to be held at the registered office of the corporation at such time as the Secretary may fix, not less than fifteen nor more than sixty days after the receipt of said request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or stockholders making the request may do so.

2.4Except as otherwise provided in Section 2.3 hereof, or by law, the authorized person or persons calling a stockholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given to all stockholders entitled to vote at such meeting, at least ten days and not more than sixty days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose thereof, unless action is to be taken at the meeting as to which notice is required by law.

2.5At every meeting of stockholders, a list of stockholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

2.6Except as otherwise provided by law, the presence, in person or by proxy, of the holders of a majority of the total voting power shall constitute a quorum at all meetings of the stockholders.
2.7When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by plurality vote.
2.8At any meeting of the stockholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. The aforesaid proxy need not be a shareholder of the corporation. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation at the time of the said meeting or on the record date for the determination of stockholders entitled to vote at the said meeting if the Board of Directors shall have fixed such a record date. Except as the Board may provide otherwise, if no record date is fixed for the purpose of determining stockholders (a) entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (b) for any other purpose, the close of business on the day on which the Board of Directors adopts the resolution relating thereto shall be the record date for such purpose.
2.9Adjournments of any annual or special meeting of stockholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.
2.10 The stockholders present or represented at a duly organized meeting shall constitute a quorum and may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum as fixed in Section 2.6 of these By-laws, or the refusal of any stockholders present to vote.

2.11 If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Section 2.9 hereof. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in Section 2.6 hereof, shall nevertheless constitute a quorum for the purpose of electing directors.

Section 3. DIRECTORS

3.1All of the corporate powers shall be vested in, and the business and affairs of the corporation shall be managed by a Board of Directors of not less than one (1) nor more than ten (10) natural persons. Within the limits specified above, the Board of Directors shall from time to time fix the number of directors. The Board may exercise all such powers of the corporation and do all such lawful acts and things which are not by law, the Certificate of Incorporation or these By-laws directed or required to be done by the stockholders. The directors shall be elected at the annual meeting of the stockholders and shall hold office for one year and until their successors are chosen and have qualified. No director need be a shareholder.

3.2The remaining directors, even though not constituting a quorum, may, by a majority vote, fill any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the stockholders to elect the full )2umber of authorized directors) for an unexpired term, provided that the stockholders shall have the right, at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy.

Section 4. COMPENSATION OF DIRECTORS

4.1Directors as such, shall receive any such salary fOr their services as may be fixed by resolution of the Board of Directors and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 5. MEETINGS OF THE BOARD

5.1The meetings of the Board of Directors may beheld at such place within or without the State of Delaware as a majority of the directors may from time to time appoint

5.2The first meeting of each newly elected Board shall be held immediately following the annual stockholders' meeting and at the same place as the annual meeting, and no notice of such first meeting shall be necessary to the newly elected directors in order legally to constitute the meeting.

5.3Regular meetings of the Board may be held, upon five days' written notice from the President, the Secretary or an Assistant Secretary at such time and place either within or without the State of Louisiana as shall from time to time be determined by the Board, provided that notice of such determination shall be given to all Directors. Directors present at any regular or special meeting shall be deemed to have received due, or to have waived, notice thereof, provided that a director who participates in a meeting by telephone shall not be deemed to have received or waived due notice if, at the beginning of the meeting, he objects to the transaction of any business because the meeting is not lawfully called.

5.4Special meetings of the Board may be called by the President on two days' notice given to each director, either personally or by telephone, mail or by telegram. Special meetings shall be called by the President, the Secretary or an Assistant Secretary in like manner and on like notice on the Written request of two directors and if the President, the Secretary and an Assistant Secretary fail or refuse, or are unable to call a meeting when requested by any two directors, then the two directors may call the meeting on two days' written notice given to each director.

5.5A majority of the Board shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board.

5.6If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 5.5 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 5.5 hereof or the refusal of any director present to vote.

5.7Any action which may be taken at a meeting of the Board or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or committee.

 • 5.8Members of the Board may participate at and be present at any meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other.

Section 6. COMMITTEES OF THE BOARD

The Board may designate one or more committees, each committee to consist of two or more of the directors of the corporation (and one or more directors may be named as alternate members to replace any absent or disqualified regular- members), which, to the extent provided by resolution of the Board or the By-laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to documents. Such committee or committees shall have such name or names as may be stated in the By-laws, or as may be determined, from time to time, by the Board. Any vacancy occurring in any such committee shall be filled by the Board, but the President may designate another director to serve on the committee pending action by the Board. Each such committee shall hold office during the term of the Board constituting it, unless otherwise ordered by the Board.

Section 7. REMOVAL OF BOARD MEMBER

The stockholders, by vote of a majority of the total voting power at any special meeting called for the purpose, may remove from office any one or more of the directors, notwithstanding that his or their terms of office may not have expired, and may forthwith at such meeting proceed to elect a successor for the unexpired term. Whenever the holders of the shares of any class or series or of any obligations are entitled to elect one or more directors, the provisions of this Section 7 shall apply, in respect of the removal of a director or directors so elected, and the election of a successor or successors, to the vote of the holders of the outstanding shares of that class or series or of those obligations and not to the vote of the outstanding shares as a whole. If a director has been elected by the exercise of the privilege of cumulative voting, such director may not be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted in his favor at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

Section 8. NOTICES

8.1Any written notice required or permitted by law, the Certificate of Incorporation or the By-laws to be given to any shareholder or director shall be deemed to have been given to such shareholder or director when such notice is served upon such shareholder or director or two business days after such notice is placed in the United States mail, postage prepaid, addressed to such shareholder or director at his last known address, whichever is earlier.

8.2Whenever any notice is required to be given by law, the Certificate of Incorporation or the By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 9. OFFICERS

9.1 The officers of the corporation shall be chosen by the directors and shall be a President, a Secretary, one or more Assistant Secretaries and a Treasurer. The directors may elect one or more Vice Presidents or other officers. Any two offices may be held by one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

9.2The Board of Directors may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

9.3The officers of the corporation shall hold office at the pleasure of the Board of Directors.

9.4The President shall preside at all meetings of the stockholders and shall have general and active management of the business of the corporation. If a Chairman of the Board of Directors has not been elected, the President, if a director, shall preside at all meetings of the Board.

9.5The Vice-Presidents (if any) in the order specified by the Board or, if not so specified, in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the President or the Board of Directors shall prescribe.

9.6The Secretary or an Assistant Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the. stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, if any, and affix the same to any instrument requiring it.

9.7The Treasurer shall have the custody of the corporate funds and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall keep a proper accounting of all receipts and disbursements and shall disburse the funds of the corporation only for proper corporate purposes or as may be ordered by the Board and shall render to the President and the Board at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 10. STOCK

10.1 Certificates. The certificates for each class of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. Every certificate of stock shall be signed by the President or a Vice-President and the Treasurer or the Secretary. If any stock certificate is signed by a transfer agent or by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer may be a facsimile.

10.2 Missing Certificates. The officers of the corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the officers of the Corporation shall, unless dispensed with by the Board, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as such officers shall require and/or give the corporation a bond in such sum as they may deem appropriate as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

10.3 Transfers. Upon surrender to the corporation or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

NO581121.1

Section 11. DETERMINATION OF STOCKHOLDERS

11.1 Record Date. For the purpose of determining stockholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of stockholders for such purpose, such date to be not more than sixty days and, if fixed for the purpose of determining stockholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date on which the action requiring the determination of stockholders is to be taken.

11.2 Registered Stockholders. Except as otherwise provided by law, the corporation, and •its directors, officers and agents, may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this Section shall not be affected by any actual or constructive notice which the corporation, or any of its directors, officers or agents, may have to the contrary.

Section 12. MISCELLANEOUS

12.1 Dividends. Except as otherwise provided by law or the Certificate of Incorporation, dividends upon the stock of the corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock.

12.2 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

12.3 Fiscal Year. The Board of Directors may adopt for and on behalf of the corporation a fiscal or a calendar year.

12.4 Seat. The Board of Directors may adopt a corporate seal, which seal shall have inscribed thereon the name of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

12,5 Gender. All pronouns and variations thereof used in these By-laws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to require.

Section 13. INDEMNIFICATION

The Corporation shall indemnify Directors and Officers (as such terms are defined in the Certificate of Incorporation) of the Corporation as specified in the Certificate of Incorporation. In addition, to the fullest extent permitted by the Delaware General Corporation Law, the Corporation shall indemnify any current or former Director or Officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which he was or is a party by reason of this current or former position with the Corporation or by reason of the fact that he is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Expenses incurred by a person who is or was a director or officer of the Corporation in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article. If a claim under this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law or other applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law or other applicable law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 14. AMENDMENTS

These By-laws may be amended or repealed by the Board of Directors at any regular or special meeting or by the stockholders at any annual or special meeting, provided notice of the proposed amendment or repeal be contained in the notice of such annual or special meeting of stockholders.

EXHIBIT C
Authorizing Resolution

RESOLVED, that Niels M. Johnsen, Chairman of the Company, Erik L. Johnsen, President of the Company, Manuel G. Estrada, Vice President and Chief Financial Officer of the Company, and David B. Drake, Treasurer of the Company, (each, an "Authorized Officer") be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Company, a Credit Agreement (the "Credit Agreement") between the Company and certain affiliates of the Company (the "Affiliates") and Regions Bank (the "Lender"), under which Credit Agreement the Lender shall agree to extend to the Company and the Affiliates a revolving loan in a maximum principal amount not to exceed $35,000,000; and

RESOLVED FURTHER, that the Credit Agreement shall contain such other terms, covenants, provisions and conditions in addition to those set out above as may seem necessary or desirable to the Authorized Officer executing and delivering the Credit Agreement (the execution of the Credit Agreement to be conclusive proof that all of the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); the form of the Credit Agreement presented to the undersigned directors is hereby approved, subject to such changes thereto which the Authorized Officer deems necessary and reasonable; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized to execute and deliver in the name of the Company one or more promissory notes evidencing such borrowing, said notes to be in the principal amount specified in the Credit Agreement and to bear interest at the rate specified in the Credit Agreement and to contain the terms, covenants, provisions and conditions provided for in the Credit Agreement; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver a Subrogation and Contribution Agreement with the other Borrowers referred to in the Credit Agreement, the purpose of such Subrogation and Contribution Agreement being to effect an equitable sharing of the respective liabilities of the Company and the Affiliates, which document shall contain such terms, covenants, provisions and conditions as may seem necessary or desirable to the Authorized Officer executing and delivering the same (the execution thereof to be conclusive proof that all the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); and

RESOLVED FURTHER, that any Authorized Officer and any Assistant Treasurer of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to request disbursements of the proceeds of said borrowings and to direct the disposition of such proceeds, and to otherwise act on behalf of the Company in connection with the transactions contemplated by the Credit Agreement and the related documents, and the Lender may conclusively rely on the authority granted herein with respect to such officers until the Lender shall have received copies certified by the Secretary or any Assistant Secretary of the Company of further resolutions adopted by the Directors of the Company canceling or amending the authority granted under these resolutions; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute such certificates and instruments and do all such other acts as may be appropriate or as may be required by law or by said Lender in connection with the said borrowing and with the execution and delivery of the Credit Agreement; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed to take any and all actions as he, in his sole discretion, shall deem necessary or advisable in order to consummate the transactions contemplated by any of the foregoing resolutions and to perform or cause the performance of the Company's obligations thereunder; and

RESOLVED FURTHER, that any and all actions described in the foregoing resolutions heretofore taken on behalf of the Company by an Authorized Officers are hereby approved, confirmed and ratified as the valid and fully authorized act of the Corporation without the necessity of any further action by the undersigned.

OFFICER'S CERTIFICATE

In connection with the execution of that certain Credit Agreement by and among LCI SHIPHOLDINGS, INC., a Marshall Islands corporation (the "Company"), and certain of its affiliates, as co-borrowers, and REGIONS BANK, an Alabama banking corporation, as lender, dated as of March 7 , 2008, I do hereby certify as follows:

1. I am an Assistant Secretary of the Company and am duly authorized to execute and deliver this certificate.

2. Each of the following persons is a duly elected, qualified and acting officer of the Company and, as of the date hereof, has the title indicated and the signature opposite of such person's name is genuine.

Office                                               NameSignature
                     President                                    Erik L. Johnsen             /s/ Erik L. Johnsen

              Vice President and
            Chief Financial Officer                      Manuel G. Estrada          /s/ Manuel G. Estrada

       Vice President and Treasurer                  David B. Drake              /s/ David B. Drake

3. Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Company and any amendments thereto (as amended, the "Articles of Incorporation"). Said Articles of Incorporation has not been amended or changed (except as set forth in the amendments, if any, included in Exhibit A) and is in full force and effect.

4. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company and any amendments thereto. Said Bylaws have not been amended or changed (except as set forth in the amendments, if any, included in Exhibit B) and are in full force and effect.

5. Attached hereto as Exhibit C is a true, correct and complete copy of the authorizing resolution of the Company (the "Authorizing Resolution") duly adopted by its board of directors on March 3, 2008. The Authorizing Resolution has not been amended, changed or rescinded and is in full force and effect.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by the undersigned Assistant Secretary.

Dated: March 7 , 2008.	/s/ H. Hughes Grehan

H. Hughes Grehan, as Assistant Secretary of LCI Shipholdings, Inc.

EXHIBIT A
Certificate of Incorporation

111..E, REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

CERTIFICATE OF REGISTRATION OF DOMESTICATION/REDOMICILATION I HEREBY CERTIFY, that

LCI SHIPHOLDINGS, INC.

A corporation organized (chartered, incorporated, etc) under the laws of the Republic of Liberia on November 8, 1968, has domesticated/redomiciled into the Republic of the Marshall Islands on

August 27, 2003

and that upon such examination, as indicated by the records of this Registry, said corporation continues as a Marshall Islands corporation governed by the provisions of the .Business Corporations Act.

The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the

Corporation's registered agent at such address is The Trust Company of the Marshall Islands, Inc.

WITNESS my hand and the official seal of the Registry on August 27, 2003.
Signature on File
Deputy Registrar

THE REPUBLIC OF LIBERIA •MINISTRY OF FOREIGN AFFAIRS OFFICE OF DEPUTY CORPORATE REGISTRAR

CERTIFICATE OF RE-DOMICILIATION OUT OF LIBERIA •

I HEREBY CERTIFY that

LCI SHIPHOLDINGS INC.

has complied with all the requirements of the provisions of the Liberian Business Corporation Act in respect to re-domiciliation out of Liberia. The corporation is authorized to be re-domiciled out of Liberia and is re-domiciled out and has ceased to be a Liberian Corporation registered in Liberia as of September 03, 2003

WITNESS my hand and the official seal of the Ministry of Foreign Affairs this 3rd day of September, of Two Thousand Three,
Signature On File

Deputy Registrar of Corporations Authorized Signature

ARTICLES OF DOMESTICATION OF LCI SHIPHOLDINGS, INC.

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY
NON RESIDENT	The original of this Document was filed in accordance with section 127(I) of the Business Corporations Act on

August 27, 2003

                                                                                                 Deputy Registrar

ARTICLES OF DOMESTICATION OF

LCI SHIPHOLDINGS INC.

UNDER SECTION 127 OF THE

BUSINESS CORPORATIONS ACT

Pursuant to Division 14 of the Marshall Islands Business Corporations Act, I, Gary L. Ferguson, the undersigned, Vice President and Chief Financial Officer of LCI Shipholdings Inc., a Liberian Corporation, for the purpose of transferring the domicile of the Corporation to the Marshall Islands and continuing its existence, do hereby certify that:

1.	he name of the Corporation is: LCI Shipholdings Inc.

2.
The Corporation was organized (chartered, incorporated, etc.) under the laws of the Republic of Liberia, on the 8th day of November, 1968, and presently has a domicile (seat, registered office) in Monrovia, Liberia.

              3. This transfer of domicile has been approved by all necessary corporate action.

• 4. Transfer of domicile is not expressly prohibited under the law of the Corporation's present domicile.

5.	This transfer is made in good faith and will not serve to hinder, delay, or defraud existing shareholders, creditors, claimants, or other parties in interest.

6.
The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960. The name of the Corporation's Registered Agent at such address is The Trust Company of the Marshall Islands, Inc.

7.	These Articles of Domestication shall be effective upon filing with the Registrar or Deputy Registrar of Corporations of the Marshall Islands.

8.	Annexed hereto is a copy of the Articles of Incorporation and all amendments thereto as filed in the Corporation's present domicile.

IN WITNESS WHEREOF, I have executed these Articles of Domestication on this day of August, 2003.

/s/ Gary L. Ferguson
Gary L. Ferguson
Vice President and Chief Financial Officer

NOTARIAL ACKNOWLEDGMENT
UNITED STATES OF AMERICA
STATE OF LOUISIANA
PARISH OF ORLEANS
On this Vit-day of August, 2003, before me personally came Gary L. Ferguson known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that the execution thereof was his act and deed.
/s/ H. Hughes Grehan
Notary Public

H HUGHES GREHAN
NOTARY PUBLIC
Parish of Orleans. State of Louisiana
ry Corarnission is issued for Liie.

HONORARY CONSULATE OF THE REPUBLIC OF LIBERIA

WM SOPHIE WRIGHT PLACE

NEW ORLEANS. LOUISIANA 70130

U. S. A.

OFFICE OF THE CONSUL VOYCE DURLJNG-JONES

HONORARY CONSUL DIRECT LINE: (504) 524-15E6

OR

CAMILLE JONES STRACHAN (504) 523-7784

CHAG

January 12, 1988

CAMILLE JONES STRACHAN, the undersigned, Charge', Honorary Consulate of the Republic of Liberia, does hereby acknowledge and legalize the attached ARTICLES OF AMENDMENT of ARTICLES OF INCORPORATION OF LASH CARRIERS, INC-, under Section 9.5 of the Business Corporation Act; and, further, does acknowledge the signatures appearing thereon.
/s/ Camille Jones Strachan

SEEN AT CONMLATE OF Mc
OF LiBMi
Camille Jones Strachan Mrs. F.D.M. Strachan III Charge'

ARTICLES OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

LASH CARRIERS, INC.

UNDER SECTION 9.5 OF THE BUSINESS CORPORATION ACT

We, the undersigned, the President and the Secretary of LASH CARRIERS, INC., a corporation incorporated under the laws of the Republic of Liberia, for the purpose of amending the Articles of Incorporation of said corporation hereby certify:

1.The name of the corporation is LASH CARRIERS, INC.

2The Articles of Incorporation were filed with the
Minister of Foreign Affairs as of November 8, 1968.

3. Section A of the Articles of Incorporation is hereby amended as follows:

The name of the Corporation shall be: LCI SHIPHOLDINGS, INC.

4. The amendment to the Articles of Incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF the undersigned have executed these Articles of Amendment this 3o' day of December, 1987.

/s/ Erik F. Johnsen

Erik F. Johnsen, President

/s/ George Denegre

George Denegre, Secretary

STATE OF LOUISIANA PARISH OF ORLEANS

On this                    3O              day of December, 1987, before me personal-
ly came ERIK F. JOHNSEN and GEORGE DENEGRE, known to me to
be the individuals described in and who executed the foregoing
instrument a                                 they severally duly acknowledged to me that
the execuwas the act and deed of the Corporation.•

Signature on File

NOTARY PUBLIC

I, DAN FOLEY, Clerk of the Civil District Court for the Parish of Orleans, State of Louisiana, the same being a Court of Record, having probate Jurisdiction, DO HEREBY CERTIFY, that

J. Kelly Duncan

Whose name is subscribed to the certificate of proof, acknowledgment, or affidavit of the annexed instrument, and thereon written, was at the time of taking such proof, acknowledgment or affidavit a Notary Public within and for said Parish, residing in said Parish, duly appointed, commissioned and sworn, and authorized by the lawn of said State to administer oaths, and to take the acknowledgments and proofs of deeds or conveyances of lands, tenements and hereditaments, in said State, and other inetruments to be recorded therein and to certify the same: that full faith and credit are and ought to be given to his official acts; and I further certify that I have compared the isignature to the original certificate with that deposited in this office by such person and verily believe that the signature to the attached certificate is his genuine signature, and the person signing such certificate is not required by law to file in this office an impression of his official see/.

IN TESTIMONY WHEREOF, I have he unto a t m hand and affixed the seal of said Court at the City of New Orleans in aid Pari.h d State on the

12th day of January 1988

Signature on File Clerk

•ARTICLES OF AMENDMENT

OF

LASH CARRIERS, INC.

[Missing Graphic Reference]	JAN 201988
[Missing Graphic Reference]

REPUBLIC OF LIBERIA

MINISTRY OF FOREIGN AFFAIRS

DUPLICATE COPY

The Original Copy of this Document was filed in

accordance with Section 1.4 of the Business

Corporation Act on

ARTICLES OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

LASH CARRIERS, INC.

UNDER SECTION 9.5 OF THE BUSINESS CORPORATION ACT.

We the undersigned, the President and the Secretary of
LASH CARRIERS, INC., a corporation incorporated under the laws of the Republic of Liberia, for the purpose of amending the Certificate of Incorporation of said corporation hereby certify:

1. The name of the corporation is LASH CARRIERS, INC. and the name under which it was formed was LASH CARRIERS, INC.

2. The Certificate of Incorporation was filed with the Secretary of State as of November 8, 1968.

3. Pursuant to Section 1.3 of the Business Corporation Act, these Articles of Amendment hereby subject this corporation to the provisions of the Business Corporation Act.

4. The amendment to the Certificate of Incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF the undersigned have executed these Articles of Amendment this 4th day of August, 1982.

$1.00 REVENUE STAMPS ON ORIGINAL

/s/ Erik F. Johnsen

Erik F. Johnsen, President

/s/ George Denegre

George Denegre, Secretary

STATE OF LOUISIANA PARISH OF ORLEANS

•
On this 4th day of August, 1982, before me personally came Erik F. Johnsen and George Denegre, known to me to be the individuals described in and who executed the foregoing instrument, and they severally duly acknowledged to me that th execution thereof was the act and deed of the corporation.

/s/ A.J. Waechter, Jr.

Notary Public

CONSULATE-GENERAL OF LIBERIA, NEW YORK

NOTARIAL CERTIFICATE

No 346/82 1Edith M. Thomas.,	Consul General

of the Republic of Liberia at New York City, New York, United States of America, do hereby certify that to the best of my knowledge and belief the signature and seal affixed on Certificate of Dan Foley, Clerk of the Civil

August 4, 1982 datedare true and correct.

No responsibility.accepted for contents of documents to which this Certificate is attached.

GIVEN under my hand and the Seal of the Consulate-General in the City of New York, N. Y., United States of America, this

6th day of August....1982.

/s/ Edith M. Thomas

              Consul-General

I, DAN FOLEY, Clerk of the Civil District Court for the Parish of Orleans,•State of Louisiana, the same being a Court of Record, having probate Jurisdiction, DO HEREBY CERTIFY, that

A. J. Waechtere Jr.

Whose name is subscribed to the certificate of proof, acknowledgment, or affidavit of the annexed instrument, and thereon written, was at the time of taking such proof, acknowledgment or affidavit a Notary Public within and for said Parish, residing in said Parish, duly appointed, commissioned and sworn, and authorized by the laws of said State to administer oaths, and to take the acknowledgments and proofs of deeds or conveyances of lands, tenements and hereditaments, in said State, and other instruments to be recorded therein and to certify the same; that full faith and credit are and ought to be given to his official acts; and I further certify that I have compared the signature to the original certificate with that deposited in this office by such person and verily believe that the signature to the attached certificate is his genuine signature, and the person signing such certificate is not required by law to ' in this office an impression of his official seal.

IN TESTIMONY WHEREOF, I have hereu of said Court at the City of New Orleans in sa	o set my Parish an	rid and affixed the seal State on the

4th                  day of August                                       1982

/s/ Dan Foley	Clerk.

ARTICLES OF AMENDMENT• ••

OF

LASH CARRIRS INC .

REPUBLIC OF LIBERIAMINISTRY OF FOREIGN AFFAIRS

DUPLICATE COPY

The Original Copy of this Document was filed. in

accolilance with Section 1.4 of the Business
J;             Corporation Act on_                                                   •

-77

AUG 1 8 1982

Signature on File
DEPUTY.	MINISTER

CERTIFICATE OF INCORPORATION
OF
LASI4 CARRIERS, INC.

PURSUANT TO SECTION TWO OF THE LIBERIAN CORPORATION

LAW OF 1948

CERTIFICATE OF INCORPORATION

OF

LASH CARRIEFS, INC.

PURSUANT TO SECTION TWO OF THE LIBERIAN CORPORATION

LAW OF 1948

We, the undersigned, for the purpose of forming a corporation pursuant to the provisions of Section Two of the Liberian Corporation Law, do hereby make, subscribe, acknowledge and file in the Office of the Secretary of State this.application.for that purpose, as follows:

A. The name of the Corporation shall be:

LASE CARRIERS, INC.

B. The general nature of the business to be transacted by the Corporation is:

(1) To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, whaling vessels, sailing vessels, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including aircraft, landcraft, and any and all means of conveyance and transportation by land, water or air, together with engines, boilers, machinery equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and.to equip, furnish, outfit such vessels and ships.

(2) To engage in ocean, coastwise and inland commerce, and generally in the carriage of freight, goods, cargo in bulk, Passengers, mail and personal effects by water betWeen the various ports of the world and to engage generally in waterborne commerce throughout the world.

(3) To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any Property, real, personal and mixed, in connection therewith.

(4) To act as ship's husband, ship brokers, custom house brokers, ship's agents, manager of shipping property, freight contractors, forwarding agents, warehousemen, wherfingers, ship chandlers, and general traders.

(5) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic, or government or colony or any dependency thereof.

(6) To appoint or act as an agent, broker, or representative, general or special, in respect of any or all of the powers expressed herein or implied hereby; to appoint agents, brokers or representatives.

(7) To carry on its business, to have one or more offices, and to exercise its powers in foreign countries, subject to the laws of the particular country. .

(8) To borrow or raise money and contract debts, when necessary for the transaction of its business or for the exercise of its corporate rights, privileges or franchise or for any other lawful purpose of its incorporation; to draw, make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, and other Instruments and evidences of indebtedness either secured by mortgage, pledge, deed of trust, or otherwise, or unsecured.

. (9) To purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description.

(10) To apply for, secure by purchase or otherwise hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the Republic of Liberia or any foreign country, patent rights, licenses, privileges, inventions, improvements and processes, copyrights, trademarks, and trade names, relative to or useful in connection with any business of this corporation.

(11) To do all and everything lawfully necessary and proper for the accomplishment of the objects enumerated in its Certificate of Incorporation or any amendment thereof or necessary to the protection and benefit of the corporation and in general to carry on any lawful business necessary to the attainment of the objects of the corporation.

The foregoing clauses shall be construed as both purposes and powers and the matters expressed in each clause shall, except as otherwise expressly provided, be in no wise limited by reference or inference from the terms of any other clause, but shall be regarded as independent purposes and powers; and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not now or hereafter permitted by the Liberian Corporation Law of 19he to corporations formed thereund

C. The maximum number of shares of stock that the Corporation is authorized to have outstanding at any time is Ten Thousand (10,000) shares with a par value of Ten Cents ($.10) per share.

D. The amount of capital with which the Corporation will begin business shall not be less than Five Hundred Dollars ($500).

E. The Corporation is to have perpetual existence.

P. The domicile of the Corporation shall be in Monrovia, Liberia, and its resident business agent shall be The International Trust Company of Liberia, whose domicile is in Monrovia, Liberia.

G. The number of directors shall be fixed by or in the manner provided in the by-laws, subject to the provisions of Section 25(b) of the Liberian Corporation Law of 1948.

H. The names and post-office addresses of the first Board of Directors, who, subject to the provisions of this Certificate of Incorporation, the by-laws, and the Liberian Corporation Law of 1948, shall hold office for the first year of the Corporation's existence or until their successors are elected and have'qualified, are as follows:

Names P. B. Seta J. D. Boyd E. K. Nugba	Post Office Addresses 80 Broad Street Monrovia, Liberia 80 Broad Street Monrovia,. Liberia 80 Broad Street Monrovia, Liberia

I. The name and post-office address of each subscriber of this Certificate of Incorporation and the number of shares of stock of the Corporation which each agrees to take are:

No. of Shares
Names                                 Post Office Addressof Common Stock

P. B. Satia                                       BO Broad Street One
 Monrovia, Iiberia

J. D. Boyd                                       80 Broad Street One
 Monrovia, Iiberia

E. K. Nugba                                       80 Broad Street One
Monrovia, Liberia

J. 1. In furtherance and not in limitation of the powers conferred by the Liberian Corporation Law, the board of directors is explicitly authorized:

(a) To make, alter or repeal the by-laws of the Corporation, subject to the by-laws, if any, adopted by the stockholders.

(b) To designate by resolution two or more of its number to constitute an executive committee, which, to the extent provided in such resolution or in the by-laws of the Corporation, shall have and may exercise the powers of-the board of directors in the management of the affairs and property of the Corporation, and the exercise of its corporate powers.

(c) To direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of dircctors may, in its discretion-and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

2. The liability of the -stockholders is limited to the amount unpaid on their shares.

3. Meetings of stockholders or directors may be held either within or without the Republic of Liberia and meither stockholders nor directors nor officers - of the corporatiOn need be nationals or residents of Liberia. Voting at stockholders and directors' meetings may be by proxy given by an instrument in writing, including telegraph, cable or radiogram. Except as may be required by statute, the books of the corporation may be kept either within or without the Republic of Liberia at such place or places as may be designated from time to time by the Board of Directors, or by the by-lays of the corporation.

4. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Liberian Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.

K. The corporation shall indemnify its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in conneCtion with the defense of any action, suit or proceeding in which they, or any of them, are wade parties, or a party by reason of being or having been directors or officers of the corporation, except in relation to matters as to which any such director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise.

IN WITNESS WHEREOF, we have made, subscribed and acknowledged this instrument on this8th day of Bovember, 1968.

Signature on File

Signature on File

Signature on File

KOURY CERTIFICATE

REPUBLIC OF LIBERIA                                                 )
: SS: COMM OF MCBTSERRADO )

On this 8th day ofNovember                                                               , 1968,

before me personally came P.. B. Satia, J. D. Boyd and E. K. Nugbato me known and known to me to be the indioriduals described in and vho'execntei the foregoing instrument and they severally duly acknovledged to me that they executed the same for the uses and purposes therein set forth.

/s/ Llewellyn Cooper
Llewellyn Cooper
Notary Public, Mo. Co., R.L.

THE INTERNATIONAL TRUST COMPANY OF LIBERIA

The International Trust Company of Liberia hereby accepts its appointment as Resident Business Agent for 1ASH CARRIERS, INC.

and hereby certifies that the office of The International Trust Company of Liberia is located at BO Broad Street, City of Monrovia, County of Montserrado, Republic of Liberia.

Dated:	THE INMRNATIONAL TRUST COMPANY OF LIBIERIA By :/s/ H.S. Gurganus 7 H. S. Gurgams . Assistant Secretary

November 8, 1968

CERTIFICATE OF INCORPORATION • OF LCI SHIPHOLDINGS, INC.
"LET THIS BE REGISTERED'. 8/8Chas H. D. Simpson, Sr.
COMMISSIONER OF PROBATE, MO. CO. -
Probated thisi3thday ofmnvmmbar
A. D. 19 68 sisSusanna E. Williams
CLERK, MONTHLY & PROBATE COURT, MO. CO.
Registered According to Law In Vol 6-CPages 3fin-3115
s/sRobert B. Anthony
REGIS1RAVa(NTSERRADO COUNTY
THE INTERNATIONAL TRUST COMPANY OF LIBERIA MONROVIA, LIBERIA RESIDENT BUSINESS AGENT

EXHIBIT B Bylaws

CONSENT OF SOLE SHAREHOLDER

OF LCI SHIPHOLDINGS, INC.

APRIL 24, 2007

The undersigned, International Shipholding Corporation, being the sole stockholder of LCI Shipholdings, Inc. (the "Corporation"), hereby by this Consent in Lieu of Annual Meeting, amends the By-laws of the Corporation as follows:

Article I of the By-laws of the Corporation is amended and restated in its entirety to read as follows:

"ARTICLE I

OFFICES

The principal office of the Corporation shall be RSA Battle House Tower Office Building, 11 North Water Street, Suite 18290, Mobile, Alabama 36602. The Corporation may also have an office or offices at such other places within or outside the Marshall Islands as the Board of Directors may from time to time appoint or the business of the Corporation require."

April 24, 2007

International Shipholding Corporation

/s/ Niels M. Johnsen

Niels M. Johnsen, Chairman and Chief Executive Officer

/s/ Erik L. Johnsen

Erik L. Johnsen, President

CONSENT OF SOLE SHAREHOLDER OF LCI SHIPHOLDINGS,
APRIL 27, 2005

The undersigned, International Shipholding Corporation, being the sole stockholder of LCI Shipholdings, Inc. (the "Corporation"), hereby by this Consent in Lieu of Annual Meeting, amends the By-laws of the Corporation as follows:

Article III, Section 1 of the By-laws of the Corporation is amended and restated in its entirety to read as follows:

"ARTICLE III

BOARD OF DIRECTORS "

SECTION 1. Number. Subject to any By-laws made by the stockholders of the Corporation, the number of Directors within the maximum and minimum limits provided for in the Certificate of Incorporation may be changed from time to time by the stockholders or by the Board of Directors by an amendment to these Bylaws. Subject to amendment of these By-laws, as aforesaid, the number of Directors of the Corporation shall be a minimum of two and a maximum of nine."

April 27, 2005.

International Shipholding Corporation

/s/ Niels M. Johnsen

Niels M. Johnsen, President

CONSENT OF SOLE STOCKHOLDER OF

LCI SHIPHOLDINGS, INC.

APRIL 18, 1989

The undersigned, International Shipholding Corporation, being the sole stockholder of LCI Shipholdings, Inc., hereby by this Consent in Lieu of Annual Meeting, amends the By-laws of the Company as follows:

Article I shall be amended to read as follows:

"ARTICLE I.

OFFICES

The principal office of the Corporation shall be Suite 1700, 650 Poydras Street, New Orleans, Louisiana 70130. The Corporation may also have an office or offices at such other places within or outside Liberia as the Board of Directors may from time to time appoint or the •business of the Corporation require."

Article III, Section 1 shall be amended to read as follows: "ARTICLE III.

BOARD OF DIRECTORS.

SECTION 1. Number. Subject to any By-laws made by the stockholders of the Corporation, the number of Directors within the maximum and minimum limits provided for in the Certificate of Incorporation may be changed from time to time by the stockholders or by the Board of Directors by an amendment to these By-laws. Subject to amendment of these By-laws, as aforesaid, the number of Directors of the Corporation shall be a minimum of five and a maximum of nine."

April 18, 1989.

International Shipholding Corporation

By: /s/ E.F. Johnsen

E.F Johnsen, President

MINUTES of the Annual Meeting of the Stockholders of LASH CARRIERS, INC.

held on Monday, 4th October 1971 in

the office of the company, New Orleans Louisiana.

1. On motion Mr. N. F. Johnsen took the Chair and Mr. George Denegre acted as Secretary to the Meeting.

2. The Secretary stated that notice of the Meeting had been given in accordance with the bye-laws including notice of the proposal to amend the bye-laws and that a quorum was present so that the meeting was duly constituted for the transaction of business.

3. It was accordingly

(1)
RESOLVED that Article II Section 1 of the Bye-laws be amended by inserting in line 2 thereof after the word "place" the words "and time" and by deleting all the words after "determine" in line 3 up to and including "afternoon" in line 6 thereof.

(2)	RESOLVED that Article III Section 1 of the Bye-laws be amended by the substitution of the word "five" for the word "four" in the last line thereof.

. 4.Election of Directors

On nominations made and seconded the following were unanimously elected to serve as directors until their respective successors be electe

or appointed:	W. B. Browder N. W. Johnsen E. F. Johnsen George Denegre Lawrence M. Hunter

5.There being no further business the Meeting terminated.

/s/ George Denegre

Secretary

Ltal CARRIERS, INC.

BY-LAWS

As Adopted November 9, 19 68

usN CARRIFIRS, INC.

BY-LAWS

As Adopted November 9, 1968

ARTICLE I.

OFFICES

The principal office of the Corporation shall be in 225 Baronne Street, New Or1eans4.Lou1.siara,u. s. A. The Corporation may also have an
.office or offices at such. other places within or outside Liberia as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE IT.

STOCKHOLDERS.

. SECTION 1. Annual Meeting.annual meeting of the -
Corporation shall be held at such placeAwitftin or outside Liberia as the Board of Directors may determine-ea—tite—Th4t,

the purpose of electing Directors and of transacting such other business as may properly be brought before the meeting.

SECTION 2. Special Meetings. Special meetings of the stockholders may be held at such places within or outside Liberia as the Board of Directors may determine upon call of the Board of Directors or the President or the holders of record of shares entitled in the aggregate to more than a majority of the number of votes which could at the time be cast by the holders of all sharer of the capital stock of the Corporation at the time outstanding and. entitled to vote, at such time as may be fixed by the Board of Directors or the President or such stockholders, and as may be stated in the call and notice. The purposes for which a special meeting of stockholders may be held shall include the removal from office of any or all of the Directors, whether or not any cause exists for such removal, and the election of Directors in place of those removed.

SECTION 3. Notice Of Meetings. Written notice (including • notice by telegram, cablegram or radiogram) of the time, place and purpose or purposes of every meeting of stockholders, signed by the President or a Vice-President or the Secretary or an Assistant Secretary, shall be served upon or mailed to each stockholder of record entitled to vote at such meeting, and upon any stockholder who by reason of any action proposed at such meeting would be entitled to have his stock appraised if such action were taken, not less than fifteen days nor more than sixty days before the meeting. If mailed, such notice shall be directed to such stockholder at his home or post-office address as it appears upon the records of the Corporation. Such further notice shall be given by mail, publication or otherwise, as may be required by. the Certificate of Incorporation of' the Corporation or by law. Meetings may be held without notice if all of the stockholders entitled to notice of the meeting as aforesaid are present in person or represented by proxy at the meeting, or if notice is waived by those not so present or represented.

SECTION 4. Quorum. At every meeting of the stockholders the . holders of record of shares entitled in the aggregate to more than a majority of the number of votes which could at the time be cast by the holders of all shares of the capital stock of the Corporation then outstanding and entitled to vote if all such holders were present or represented at the meeting, shall constitute a quorum. If at any meeting there shall be no quorum, the holders of a majority of the shares of stock entitled to vote so present or represented may adjourn the meeting from time to tine, without notice other than announcement at the meeting, until such quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

SECTION 5. VotinR. At all meetings of the stockholders, each holder of record of outstanding shares of stock of the Corporation; entitled to vote thereat, may so vote either in person or by proxy appointed by instrument in writing (including telegraph, cable or radiogram). No proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein a longer time during which it is to continue in force.

SECTION 6. Record of Stockholders. The Board of Directors may prescribe a period, not exceeding forty days prior to any meeting of the stockholders, during which no transfer of stock on the books of the Corporation may be made. In lieu of prohibiting the transfer of stock as aforesaid, the Board of Directors may fix .a day and hour, not more than forty days prior to the holding of any such meeting as the day as of which stockholders of record entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to-vote at such meeting.

ARTICLE III.

BOARD OF DIRECTORS.

SECTION 1. Number. Subject to any By-law made by the stockholders of the Corporation, the number of Directors within the maximum and minimum limits provided for in the Certificate of Incorporation may be changed from time to time by the stockholders or by the Board of
Directors by an amendment to these By-Laws. Subject to amendment of these By-Lawil as aforesaid, the number of Directors of the Corporation shall
AA--

SECTION 2. Meetings of the Board. Meetings of the Board of Directors shall be held at such place within or without Liberia as may from time to time be fixed by resolution of the.Board, or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board. Notice need not be given of the regular meetings of the Board held at times fixed by resolution of the Board. Special meetings of-the Board may be held at any-time upon the call of the President or any two Directors by oral, telegraphic or written notice, duly served on or sent or mailed to each Director not less than one day before such meeting. Special meetings of the Board of Directors may be held without notice, if all of the Directors are present or if those not present waive notice of the meeting in writing.

SECTION 3. Annual Meeting of Directors. An Annual meeting
of the Board of Directors shall be held in each year after the adjournment of the annual stockholders' meeting and on the same day. If a quorum of • the Directors be not present on the day appointed for the annual meeting, the meeting shall be adjourned to some convenient day. No notice.need be given of the annual meeting of the Board of Directors.

SECTION 4. Quorum. A majority of the Directors at the time in office (but not less than one-third of the number of Directors then provided for in these By-Laws) shall constitute a quorum for the transaction'of business, but if at-any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

SECTION 5. Vacancies. Vacancies in the Board of Directors may be filled by a vote of a majority of the Directors remaining in office even though less than a quorum; provided that, in case of an increase in the number of Directors, the vacancy or vacancies so created shall be filled by the stockholders. The Directors so chosen shall hold office, unless they are theretofore removed from office by the stockholders, until the next annual election or until their successors shall be duly elected and qualified.

SECTION 6. Resignation. Any Director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make.it effective.

SECTION 7. Organization. At each meeting of the Board of Directors, the President or, in the absence of the President, a chairman chosen by a majority of the Directors present shall preside, and the Secretary of the Corporation or, in the absence of the Secretary, .a person appointed by the chairman of the meeting shall act as secretary. - The Board of Directors may adopt such rules and regulations as they shall deem proper, not inconsistent with law or with these By-Laws, for the conduct of their meetings and the management of the affairs of the Corporation. At all meetings of the Board of Directors, business shall be transacted in such order as the Board may determine.

SECTION 8. Pavers. The Board of Directors shall have general power to manage the business of the Corporation. The Board of Directors may authorize the President or any other officer or officers of the Corporation to confer all kinds of powers of attorney on any person, persons or entities (including power of attorney in favor of lawyers, solicitors or judicial agents, in order to enable them to carry on and perform the legal representation of the Corporation in connection with any judicial process), with all the facilities and powers that he or they may deem convenient, and also to revoke the same in whole or in part.

SECTION 9. Compensation. In addition to reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Corporation, each Director who is not a salaried officer of the Corporation shall be entitled to receive such remuneration for serving as a Director and as a member of any committees of the Board as may be fixed from time to time by the Board of Directors. This By-Law shall not be construed to ,lreclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV.

COMMITTEES.

SECTION 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of the members of the Board to constitute an executive committee. The Executive Committee shall have and may exercise, so far as may be permitted by law, all of the powers of the Board in the management of the affairs and property of the Corporation and the exercise of its corporate powers during the intervals between meetings of the Board of Directors and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Ekecutive CoMmittee shall not have power to fill vacancies in the Board, or to change the membership of, or to fill vacancies in, the Executive Committee, or to make or amend by-laws of the Corporation. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may hold meetings, and make rules for the conduct of its business and appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive .Committee shall constitute a quorum. All action of the Executive Committee shall be reported to the Board at its meeting next succeeding such action.

SECTION 2. Other Committees. The Board of Directors may, in its discretion, by resolution, appoint other committees which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee, composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies, and to discharge any such committee.

ARTICLE V. OFFICERS.

SECTION 1. Officers and Agents. The Board of Directors shall appoint a President, a Secretary and a Treasurer for the Corporation. The Board of Directors may also appoint from time to time one or more Vice-Presidents and such Assistant Secretaries, Assistant Treasurers and other officers, agents, factors and employees as may be deemed necessary. No officer except the President need be a Director of the Corporation. The salaries of all officers shall be fixed by the Board of Directors, and the fact that any officer is a Director shall not preclude him from receiving a salary or from voting from the resolution providing the same. Any person may hold two or more offices. Officers, agents, factors or employees of the Corporation may be of any nationality and need not be residents of Liberia.

SECTION 2. Term of Office. The term of office of all officers shall.be one year or until their respective successors are chosen and qualify, but any officer elected or appointed by the Board of Directors may be removed, with or without cause: at any time by the affirmative vote of a majority of the members of the Board then in office.

SECTION 3. Powers and Duties. The officers, agents, factors and employees of the Corporation shall each have such powers and duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as from time to time may be prescribed by the Board of Directors. The Board of Directors may require any such officer, agent, factor or employee to give security for the faithful performance of his duties.

ARTICLE VI. CAPITAL STOCK.

SECTION 1. Certificates of Shares. The interest of each stockholder shall be evidenced by a certificate or certificates for shares of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal of the Corporation, and shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe; provided that,. in case such certificates are required by such resolution to be signed by a Transfer Agent or Transfer Clerk and by a Registrar, the signatures of the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary of an Assistant Secretary and the seal of the Corporation upon such certificates may be facsimiles, engraved or printed.

SECTION 2. Transfers. Shares in the capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

SECTION 3. Lost or Destroyed Stock Certificates. No certificates for shares of stock of the Corporation shall be issued in • place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

ARTICLE VII.

CHECKS, NOTES, ETC.

All checks and drafts on the Corporation's Bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.

ARTICLE VIII. FISCAL YEAR.

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

ARTICLE IX.

CORPORATE SEAL.

The corporate seal shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE X. AMENDMENTS.

The By-Laws of the Corporation may be amended, added to rescinded or repealed at any meeting of the stockholders by the vote of the holders of record of shares entitled in the aggregate to more than a majority of the number of votes which could at the time be cast by the holders of all shares of the capital stock of the Corporation then outstanding and entitled to vote if all such holders were present or represented at the meeting, provided notice of the proposed change is given in the notice of the meeting. The Board of Directors may from time to time amend these By-Lams or make additional by-laws for the Corporation at any regular or special meeting at which notice of the proposed change is given, subject, however, to the power of the stockholders to alter, amend, or repeal any by-laws made by the Board of Directors.

EXHIBIT C
Authorizing Resolution

RESOLVED, that Niels M. Johnsen, Chairman of the Company, Erik L. Johnsen, President of the Company, Manuel G. Estrada, Vice President and Chief Financial Officer of the Company, and David B. Drake, Treasurer of the Company, (each, an "Authorized Officer") be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Company, a Credit Agreement (the "Credit Agreement") between the Company and certain affiliates of the Company (the "Affiliates") and Regions Bank (the "Lender"), under which Credit Agreement the Lender shall agree to extend to the Company and the Affiliates a revolving loan in a maximum principal amount not to exceed $35,000,000; and

RESOLVED FURTHER, that the Credit Agreement shall contain such other terms, covenants, provisions and conditions in addition to those set out above as may seem necessary or desirable to the Authorized Officer executing and delivering the Credit Agreement (the execution of the Credit Agreement to be conclusive proof that all of the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); the form of the Credit Agreement presented to the undersigned directors is hereby approved, subject to such changes thereto which the Authorized Officer deems necessary and reasonable; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized to execute and deliver in the name of the Company one or more promissory notes evidencing such borrowing, said notes to be in the principal amount specified in the Credit Agreement and to bear interest at the rate specified in the Credit Agreement and to contain the terms, covenants, provisions and conditions provided for in the Credit Agreement; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver a Subrogation and Contribution Agreement with the other Borrowers referred to in the Credit Agreement, the purpose of such Subrogation and Contribution Agreement being to effect an equitable sharing of the respective liabilities of the Company and the Affiliates, which document shall contain such terms, covenants, provisions and conditions as may seem necessary or desirable to the Authorized Officer executing and delivering the same (the execution thereof to be conclusive proof that all the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); and

RESOLVED FURTHER, that any Authorized Officer and any Assistant Treasurer of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to request disbursements of the proceeds of said borrowings and to direct the disposition of such proceeds, and to otherwise act on behalf of the Company in connection with the transactions contemplated by the Credit Agreement and the related documents, and the Lender may conclusively rely on the authority granted herein with respect to such officers until the Lender shall have received copies certified by the Secretary or any Assistant Secretary of the Company of further resolutions adopted by the Directors of the Company canceling or amending the authority granted under these resolutions; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute such certificates and instruments and do all such other acts as may be appropriate or as may be required by law or by said Lender in connection with the said borrowing and with the execution and delivery of the Credit Agreement; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed to take any and all actions as he, in his sole discretion, shall deem necessary or advisable in order to consummate the transactions contemplated by any of the foregoing resolutions and to perform or cause the performance of the Company's obligations thereunder; and

RESOLVED FURTHER, that any and all actions described in the foregoing resolutions heretofore taken on behalf of the Company by an Authorized Officers are hereby approved, confirmed and ratified as the valid and fully authorized act of the Corporation without the necessity of any further action by the undersigned.

OFFICER'S CERTIFICATE

In connection with the execution of that certain Credit Agreement by and among CENTRAL GULF LINES, INC., a Delaware corporation (the "Company"), and certain of its affiliates, as co-borrowers, and REGIONS BANK, an Alabama banking corporation, as lender, dated as of March , 2008, I do hereby certify as follows:

1. I am an Assistant Secretary of the Company and am duly authorized to execute and deliver this certificate.

2. Each of the following persons is a duly elected, qualified and acting officer of the Company and, as of the date hereof, has the title indicated and the signature opposite of such person's name is genuine.

Office                                               NameSignature

                     President                                    Erik L. Johnsen             /s/ Erik L. Johnsen

              Vice President and
            Chief Financial Officer                      Manuel G. Estrada          /s/ Manuel G. Estrada

       Vice President and Treasurer                  David B. Drake              /s/ David B. Drake
{N1776835.1}

3. Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Company and any amendments thereto (as amended, the "Certificate of Incorporation"). Said Certificate of Incorporation has not been amended or changed (except as set forth in the amendments, if any, included in Exhibit A) and is in full force and effect.

4. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company and any amendments thereto. Said Bylaws have not been amended or changed (except as set forth in the amendments, if any, included in Exhibit B) and are in full force and effect.

5. Attached hereto as Exhibit C is a true, correct and complete copy of the authorizing resolution of the Company (the "Authorizing Resolution") duly adopted by its board of directors on March 3, 2008. The Authorizing Resolution has not been amended, changed or rescinded and is in full force and effect.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by the undersigned Assistant Secretary.

Dated: March, 2008.	/s/ H. Hughes Grehan

H. Hughes Grehan, as Assistant Secretary of Central Gulf Lines, Inc.

EXHIBIT A
Certificate of Incorporation

CERTIFICATE OF INCORPORATION
OF

CENTRAL GULF LINES, INC.

FIRST: The name of this corporation shall be CENTRAL GULF LINES, INC. (As amended June 30, 1972)

SECOND: Its principal office in the State of Delaware is to be located at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The agent in Charge thereof is The Corporation Trust Company, 100 West Tenth Street, Wilmington, New Castle County, Delaware.

THIRD: The nature of the business and the objects and purposes to be transacted, promoted and carried on, are to do any or all of the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

To acquire, buy, hold, own, sell, time charter, bareboat Charter, exchange, dispose of, use and operate steam, motor, sailing vessels or barges, self-propelled and non-propelled, in the carrying of freight, Passengers or mail In coastwise, intercoastal, interocean and worldwide trading.

To promote, own, operate and carry on a general steamship business; to engage in the purchase and sale of ships; to operate an the berth And in tramp or charter trade; to Charter; subcharter and re-

Charter ships; to operate a general steamship agency, representing other steamship lines or companies on commission or fee basis; to act as chartering or ship brokers on commission or fee basis.

To borrow and lead money on collateral or otherwise; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness.

To own, lease, sell, hire and operate terminal,

wharf, or pier facilities; to engage in the stevedoring business in loading and unloading vessels, and to engage in all other allied activities generally carried on by a stevedoring company.

To carry freight, passengers, and/or mail by air, on scheduled or on non-scheduled flights, subject to the laws of the State of Delaware or other sovereign authority of the United States of America.

To acquire, buy, hold, own, lease, sell, manage and control lands, interest in lands, concessions, railroads, canals, water courses, dams, buildings and interest in buildings.

To purchase or otherwise acquire its own shares of stock (so far as may be permitted by law) and its bonds, debentures, notes, scrip or other securities, or evidences of indebtedness.

To have one or more offices, conduct and carry on its buisness and operations and promote its objects within and without the State of Delaware, in other states, the District of Columbia, the territories, colonies and dependencies of the United States, and in foreign countries, without restriction as to place or amount, but subject to the laws of such state, district, territory, colony, dependency or country.

IN GENERAL to do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, trustees, or otherwise, within or without the State of Delaware, either alone or in company with others, and to carry on any other business in connection therewith, whether manufacturing or otherwise, and to do all things not forbidden, and with all the powers conferred upon corporations by the laws of the State of Delaware

The foregoing clauses shall be construed as objects, purposes and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 150,000 shares of common stock of the par value of .10 each. Any and all such shares issued and for which the full consideration has been paid or delivered, shall be deemed full paid stock and the holders of such shares shall not be liable for any further call or assessment or any other payment thereon.

No sale, transfer, alienation or other disposition of any of the capital stock of this corporation by any means other than inheritance or gift to members of the shareholder's immediate family shall be valid unless the stockholder wishing to dispose of his stock shall first offer it for sale to the corporation and thereafter to the other shareholders of the corporation giving written notification to the Secretary of the corporation, specifying the number of shares offered and the price and terms on which they are offered. The corporation shall have the right to acquire all or part of the said stock at the offered price and terms. If the corporation fails to exercise this right within fifteen (15) days, the stock shall be offered to the •other shareholders who shall have the right within a thirty (30) day period to acquire all or part of the stock in the proportion that the holdings of each bear to the total number of shares of the corporation other than those offered for sale.

In the event that any or all of the offered shares are not acquired by the corporation or other shareholders, the selling shareholder may thereafter sell all of such unpurchased shares to any other purchaser during a period of sixty (6o) days following the termination of the above specified periods at a price not less than and upon terms not more favorable than those offered to the corporation and other shareholders. Any shares not disposed of in such sixty (6o) day period, must be re-offered as hereinabove provided before they can thereafter be sold or disposed of.

(As amended October 10, 1947, October 4, 1948, November 27, 1950, December 18, 1958, October 12, 1962 and August 27, 1968)

FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

SIXTH: The names and places of residence of each of the incorporators are as follows:

NAMERESIDENCE

E. G. Salmons Dover, Delaware

E. R. Steele, Jr.Dover, Delaware

G. F. Bowdle Dover, Delaware

SEVENTH: The existence of the corporation is to be perpetual.

EIGHTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

NINTH: (a) Subject to the provisions of the General Corporation Law of the State of Delaware, the number of directors of the corporation shall be determined as provided in the By-Laws.

(b) The election of directors need not be by ballot.

TENTH: IN FURTHERANCE AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Delaware, the Board. of Directors is expressly authorized:

(a) To make, alter, •or repeal the By-Laws of the corporation, to fix the amount to be reserved as or for working capital or for any other proper purpose, to fund such reserve or reserves, and to abolish any such reserve or reserves, fund or funds; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

(b) From time to time to determine pursuant to the . provisions of the By-laws, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of the corporation except as conferred by statute, unless duly authorized so to do by a resolution of the stockholders or directors.

(u) Subject to the provisions of the statutes of Delaware, to exercise any and all other powers, in addition to the powers expressly conferred by law and by this Certificate of Incorporation, which may be conferred upon it by the corporation through appropriate By-law provisions.

ELEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State or on the application of trustees in dissolution or of any reciver Or receivers appointed for this corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

TWELFTH: No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in,or are directors or officers of, such other corporation; any director individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors, or a majority thereof; and any director of the corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

THIRTEENTH: The stockholders and directors shall have power to hold their meetings if the Hy-laws so provide, and keep the books except the original or duplicate stock ledger, documents and papers of the corporation, outside of the State of Delaware, at suCh places as may be from time to time designated by the By-laws or by resolution required by the laws of Delaware.

FOURTEENTH: The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the statutes of Delaware, and all rights and powers conferred on directors and stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and we have accordingly hereunto set our respective hands and seals.

Dated at Dover, Delaware April 18, 1947	E. G. Salmons(L.S.) E. R. Steele, Jr.(L.S.) G. F. Bowdle(L.S.)

EXHIBIT B Bylaws

CONSENT OF SOLE SHAREHOLDER

OF CENTRAL GULF LINES, INC.

APRIL 24, 2007

The undersigned, International Shipholding Corporation, being the sole stockholder of Central Gulf Lines, Inc. (the "Corporation"), hereby by this Consent in Lieu of Annual Meeting, amends the By-laws of the Corporation as follows:

Article II, Section 1 of the By-laws of the Corporation is amended and restated in its entirety to read as follows:

1. ALL MEETINGS OF THE STOCKHOLDERS SHALL BE held at the office of the corporation, RSA Battle House Tower Office Building, 11 North Water Street, Suite 18290, Mobile, Alabama 36602, or at such other place as the Board of Directors may designate, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting. A change in the place of meeting shall not be made within sixty (60) days next before the day on which an election of directors is to be held, and a notice of any change shall be given to each stockholder twenty (20) days before the election is to be held.

April 24, 2007.

International Shipholding Corporation

By: /s/ Niels M. Johnsen
Niels M. Johnsen, Chairman and Chief Executive Officer

By: /s/ Erik L. Johnsen
Erik F. Johnsen, President

CONSENT OF SOLE SHAREHOLDER
OF CENTRAL GULF LINES, INC.
APRIL 27, 2005
The undersigned, International Shipholding Corporation, being the sole stockholder of Central Gulf Lines, Inc. (the "Corporation"), hereby by this Consent in Lieu of Annual Meeting, amends the By-laws of the Corporation as follows:
Article III, Sections 1 and 2 of the By-laws of the Corporation are amended and restated in their entirety to read as follows:

1. THE MANAGEMENT of all of the affairs, property and business of the corporation shall be vested in a Board of Directors, consisting of at least two (2) and not more than eleven (11) persons, who shall be elected at the annual meeting of the stockholders by the plurality vote, for a term of one year, and shall hold office until their successors are elected and qualify. In addition to the powers and authorities by these By-laws and the Certificate of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

2. THE NUMBER OF DIRECTORS may at any time be increased or decreased, but never to less than two (2) nor more than eleven (11) by vote of a majority of the stockholders entitled to vote at any regular or special meeting if the notice of such meeting contains a statement of the proposed increase or decrease, and in case of any such increase, the stockholders at any general or special meeting shall have power to elect such additional directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.
All other provisions of the By-laws shall remain unchanged.

April 27, 2005.

International Shipholding Corporation

By: /s/ Niels M. Johnsen

Niels M. Johnsen, President

CONSENT OF SOLE STOCKHOLDER

OF CENTRAL GULF LINES, INC.

APRIL 18, 1989

The undersigned, International Shipholding Corporation, being the sole stockholder of Central Gulf Lines, Inc., hereby by this Consent in Lieu of Annual Meeting, amends the By-laws of the Company as follows:

Article I, 1 is amended to read as follows:

"1. THE PRINCIPAL OFFICE shall be in the City of Wilmington, Delaware and the name of the resident agent in charge thereof is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801."

Article II, 1 is amended to read as follows:

1. ALL MEETINGS OF THE STOCKHOLDERS SHALL BE held at the office of the corporation, 650 Poydras Street, New Orleans, Louisiana, or at such other place as the Board of Directors may designate, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting. A change in the place of meeting shall not be made within sixty (60) days next before the day on which an election of directors is to be held, and a notice of any change shall be given to each stockholder twenty (20) days before the election is to be held."

Article III, 1 and 2 are amended to read as follows:

"1. THE MANAGEMENT of all of the affairs, property and business of the corporation shall be vested in a Board of Directors, consisting of at least five (5) and not more than eleven (11) persons, who shall be elected at the annual meeting of the stockholders by the plurality vote, for a term of one year, and shall hold office until their successors are elected and qualify. In addition to the powers and authorities by these By-laws and the Certificate of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statue or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

2. THE NUMBER OF DIRECTORS may at any time be increased or decreased, but never to less than five (5) nor more than eleven 11 by vote of a majority of the stockholders entitled to vote at any regular or special meeting if the notice of such meeting contains a statement of the proposed increase or decrease, and in case of any such increase, the stockholders at any general or special meeting shall have power to elect such additional directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified."

All other provisions of the By-laws shall remain unchanged. April 18, 1989.

International Shipholding Corporation

Signature on File
President

BY—LAWS
OF
CENTRAL GULF STEAMSHIP CORPORATION

**********

ARTICLE I — OFFICES

1. THE PRINCIPAL OFFICE shall be in the City of Dover, County of Kent, State of Delaware and the name of the resident agent in charge thereof is The Prentice-Hall Corporation System, Inc., 317-325 South State Street, Dover, Kent County, Delaware.

2. THE CORPORATION may also have offices at such other places as the Board of Directors may from time to time appoint, or the business of the corporation may require.

ARTICLE II — THE STOCKHOLDERS' MEETINGS

1. ALL MEETINGS OF THE STOCKHOLDERS SHALL BE held at the office of the corporation, Two Canal Street, New Orleans, Louisiana, or at such o ther place as the Board of Directors may designate, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting. A change in the place of meeting shall not be made within sixty (60) days next before the day on which an election of directors is to be held, and a notice of any change shall be given to each stockholder twenty (20) days before the election is to be held.

2. An Annual Meeting of the stockholders of the -corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the fourth Thursday in April at a time to be set by the officers of the corporation. If the annual meeting of stockholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these By-Laws.

At all meetings of stockholders the voting may be viva voce, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by a proxy, it shall also state the name of such proxy.

At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such Stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each common stockholder shall have one vote for each share of stock registered in his name on the books of the corporation, and, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on which shall have been transferred on the books of the corporation within twenty days next preceding such election of directors.

A complete list of the stockholder entitled to vote at the ensuing election arranged in alphabetical order with. the number of voting shares held by each shall be prepared by the Secretary, who shall have charge of the stock ledger, and shall be filed in the office where the election is to be held at least ten days before every election, and shall during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder.

3. ORDER OF BUSINESS - At the annual meeting of the stockholders, the order of business shall be as follows:

1.	Calling the meeting to order.
                    2. Proof of notice of meeting.
3.	Reading of minutes of last previous annual meeting.
4.	Reports of officers.
5.	Reports of committees.
6.	Election of directors.
7.	Miscellaneous business.

4. SPECIAL MEETINGS of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President.

5. BUS/NESS TRANSACTED at all special meetings shall be confined to the objects stated in the call.

6. NOTICE OF THE TIME and place of the annual meeting of stockholders shall be given by mailing written or printed notice of the same at least ten days and not more than fifty days prior to the meeting, and notice of the time and place of special meetings shall be given by written or printed notice of the same at least ten days and not more than fifty days prior to the -meeting, with postage prepaid to each stockholder of record of the corporation entitled to vote at such meeting and addressed to the stockholder's last known post-office address, or to the address appearing on the corporate books of the corporation. The Board of Directors may fix in advance a date, not exceeding fifty days preceding. the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote, at any such meeting.

7. A QUORUM at any annual or special meeting of stockholders shall constitute of stockholders representing, either in person or by proxy, a majority of the outstanding capital stock •of the corporation entitled to vote at such meeting, except as otherwise specially provided by law or in the Certificate of Incorporation.

If a quorum be not present at a properly called stockholders' meeting, the meeting may be adjourned by those present and if a notice of such adjourned meeting sent to all stockholders entitled to vote thereat contain the time and place of holding such adjourned meeting and a statement of the purpose of the meeting and that the previous meeting failed for lack of a quorum and that under the provisions of this section it is proposed to hold the adjourned meeting with a quorum of those present, then, at such adjourned meeting, except as may be otherwise required by law or provided in the Certificate of Incorporation, any number of stockholders entitled to vote thereat represented in person or by proxy shall constitute a quorum and the votes of a majority in interest of those present at such meeting shall be sufficient to transact business.

    8. TWO INSPECTORS of election shall be appointed by the Board of Directors before or at such meeting of the Stockholders of the Corporation at which an election of directors shall take place; if no such appointment shall have been made or if the inspectors appointed by the Board of Directors refuse to act or fail to attend then the appointment shall be made by the presiding officer at the meeting. The inspectors shall receive and take in charge all proxies and ballots and shall decide all questions touching upon the qualification of voters•the validity of proxies, and the acceptance and rejection of votes. In case ofa tie vote by the inspectors on any question, the presiding officer shall decide.

ARTICLE III - BOARD OF DIRECTORS

1.THE MANAGEMENT of all of the affairs, property, and business of the corporation shall be vested in a Board of Directors, consisting of at least five and not more than seven persons, who shall be elected at the annual meeting of the stockholders by the plurality vote, for a term of one year, and shall hold office until their successors are elected and qualify. In addition to the powers and authorities by these By-laws and the Certificate of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by -statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

2. THE NUMBER OF DIRECTORS may at any time be increased or decreased, but never to less than five nor more than seven by vote of a majority of the stockholders entitled to vote at any regular or special meeting if the notice of such meeting contains a statement of the proposed increase or decrease, and in case of any such increase, the stockholders at any general or special meeting shall have power to elect such additional directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualify.

3. ALL VACANCIES in the Board of Directors, whether caused by registration, death or otherwise, may be filled by the remaining director or a majority of the remaining directors attending a stated or special meeting called for the purpose even though less than a quorum of .directors be present. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualifies.

4. THE FIRST MEETING of each newly elected Board shall be held at such time and place either within or without the State of Delaware as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; PROVIDED, a majority of the -whole Board shall be present; or they may meet in such a place and time as shall be fixed by the consent in writing of all the directors.

5. Regular meetings of the Board of Directors shall be held quarterly on such dates as shall be from time to time designated by the Board of Directors upon five days notice at the office of the corporation, New Orleans, Louisiana, or such other places within or without the State of Delaware as the Board of Directors may from time to time designate.

6. SPECIAL MEETINGS of the Board of Directors may be called at any time by the President at the office of the corporation in New Orleans, Louisiana or at such other place or places within or without the State of Delaware as the directors may from time to time designate.

7. NOTICE OF all special meetings of the Board of Directors shall be given to each director by five days' service of the same by telegram, by letter, or personally.

8. A MAJORITY of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business; but less than a quorum may adjourn any meeting, which may be held on a subsequent date without further notice, provided a quorum be present at such deferred meeting.

9. STANDING or TEMPORARY COMMITTEES may be appointed from its own number by the Board of Directors from time to time and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such -conditions as may be prescribed by such Board.

10. NO STATED SALARY shall be paid directors, as such, for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV — OFFICERS

1.OFFICERS. The officers of the Company shall be a chairman, a President, a Vice President, or more than one Vice President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors. may elect a Controller, and may appoint or.may delegate the appointment of one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and such other officers and agents as they may deem proper. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. All of the said elected officers shall hold their offices at the pleasure of the Board.

2. CHAIRMAN. The Chairman shall be the chief executive officer of the company and shall have the general powers and duties of supervision and management usually vested in the office of the chief executive of a company. He shall preside at all meetings of the stockholders and of the Board of Directors, and shall have general supervision, direction and control of the business of the company. Except as the Board of Directors shall authorize the execution thereof in some other manner, the Chairman may execute bonds, mortgages and any other contracts of any nature in behalf of the Company.

3. PRESIDENT.The President shall be the chief operating officer of the Company. At the request of the Chairman, or in his absence or during his disability, the President shall perform the duties and exercise the functions of the Chairman. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President may execute bonds, mortgages and any other contracts of any nature in behalf of the Company.

4. EXECUTIVE VICE PRESIDENT.In the event of the death, absence or inability of the Chairman or the President to perform any duties, the Executive Vice President may exercise the powers of the Chairman and President and perform such duties subject to the control of the Board of Directors.

5. SENIOR VICE PRESIDENT. The Senior Vice President shall perform such duties as may be authorized by the Board of Directors, but shall not succeed to the authority of the Chairman, the President or the Executive Vice President and shall not have authority to effect the policies or practices of the Company.

6. OTHER VICE PRESIDENTS. The other Vice Presidents shall perform such duties as may be assigned to them by the Board of Directors, but shall not succeed to the authorities and duties of the Chairman, President or Executive Vice President.

7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman, the President, or by the directors, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him by the directors or the Chairman.He shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman and attest the same.

B.          TREASURER.The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Company. Be shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositaries as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, the Chairman, or the President, taking proper vouchers for such disbursements. If required by the Board of Directors, he shall give the Company a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

The Treasurer shall sign all checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Company in such manner as shall be determined from time to time by resolution of the Board of Directors; provided, however, that the Directors shall have power by resolution to delegate any of the duties or power of the Treasurer to other officers.

9. CONTROLLER                         The Controller shall be in charge of all Company accounting books, records and procedures, shall perform internal audits, shall prepare burdgets, financial statements and reports for the Chairman, the President, and the Board of Directors. He shall keep his accounts in the name of the Company and shall render such reports as may be required by the Board of Directors, the Chairman, or the President.

10. ASSISTANT SECRETARIES. Assistant Secretaries, if any shall be appointed, shall, during the absence or disability of the Secretary, perform all the duties of the Secretary and shall have such other powers- and shall perform such other duties as shall be assigned to them.

11. ASSISTANT TREASURERS.Assistant Treasurers, if any shall be appointed, shall, during the absence or disability of the Treasurer, perform all the duties of the Treasurer and shall have such other powers and shall perform such other duties ...as shall be assigned to them. .

12. ASSISTANT CONTROLLERS. Assistant Controllers, if any shall be appointed, shall, during the absence or disability of the Controller, perform all the duties of the Controller and shall have such other powers and shall perform such other duties as shall be assigned to them.

(Amended by Unanimous Consent of Stockholders February 13, 1984.)

ARTICLE V - REIMBURSEMENT AND INDEMNIFICATION

OF DIRECTORS AND OFFICERS

1.Any and all of the directors or officers or former

directors or officers of the corporation or any preson who may have served at the request of the corporation as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor shall be indemnified against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action,. suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any By-Law, agreement, vote of stockholders, or otherwise.

ARTICLE VI - STOCK

1. CERTIFICATES OF STOCK shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President, and the Secretary-Treasurer, certifying to the number of shares owned by him.Where, however, such certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any of the above named officers may be facsimile.

In case any, officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may nevertheless be adopted and issued and delivered by the corporation, as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not owned to be such officer of the corporation.

2. TRANSFERS OF STOCK shall be made only upon the transfer books of the corporation kept at the office of the corporation or the respective transfer agents designated to transfer the several classes of stock, if any, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

3. REGISTERED STOCKHOLDERS only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

4. IN CASE OF LOSS OR DESTRUCTION of any certificate of stock another may be issued in its place upon proof of such•loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar of such stock, in such sum as the Board of Directors may provide.

5. REGULATIONS                            The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of Delaware, the Certificate of Incorporation of the corporation and these By-Laws.

6. CLOSING OF TRANSFER BOOKS The Board of Directors. shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vate at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid.

• ARTICLE VII - DIVIDENDS AND FINANCE

1. DIVIDENDS may be declared by the Board of Directors and paid out of the annual net profits of the corporation or out of its net assets in excess of its capital, subject to the conditions and limitations imposed by the Certificate of Incorporation of the corporation.

2. BEFORE MAKING ANY DISTRIBUTION OF PROFITS there may be set aside out of the net profits of the corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purpose, and any profits of any -year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

3. THE MONEYS of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check signed by the President, the Vice-President or the Secretary-Treasurer or otherwise as directed by a properly approved resolution of the Board of Directors.

4. THE FISCAL YEAR of the corporation shall begin on the first day of April in each year unless otherwise provided by the Board of Directors. (Amended at meeting of Board of Directors April 24, 1962)

ARTICLE VIII - BOOKS AND RECORDS

1. THE BOOKS, ACCOUNTS AND RECORDS of the corporation, except as may be otherwise required by the laws of the State of Delaware,, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time support. The Board of Directors shall determine whether and to what extent the accounts and books of the corporation, or any of them shall be •open to the inspection of the stockholders, and no stockholder shall have any right •to inspect any account or book or document of the corporation, except as conferred by law or by resolution of the stockholders or directors.

ARTICLE IX - NOTICES

1. WHENEVER THE PROVISIONS of the statute or these By-Laws require notice to be given to any director, officer or stockholder, they shall not be construed to mean personal notice; such notice may be given in writing by depositing the same in a postoffice or letter box, in a post paid, sealed wrapper, addressed to such director, officer or stockholder at his or her address as the same appears in the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

2. A WAIVER of any notice in writing, signed by a stockholder, director or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any director, officer or stockholder.

ARTICLE X - SEAL

I. THE CORPORATE SEAL of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal, Delaware."

ARTICLE XI - AMENDMENTS
1. ALTERATIONS, AMENDMENTS OR REPEALS of these By-

•

Laws may be made by a majority of the stockholders entitled to vote at any regular or special meeting if the notice of such meeting contains a statement of the proposed alteration, amendment -or repeal, or by the Board of Directors by a majority vote of the whole Board of Directors at any regular or special meeting, provided notice of such alteration, amendment or. repeal has been given to each director in writing at least three days prior to said meeting.

EXHIBIT C
Authorizing Resolution

RESOLVED, that Niels M. Johnsen, Chairman of the Company, Erik L. Johnsen, President of the Company, Manuel G. Estrada, Vice President and Chief Financial Officer of the Company, and David B. Drake, Treasurer of the Company, (each, an "Authorized Officer") be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Company, a Credit Agreement (the "Credit Agreement") between the Company and certain affiliates of the Company (the "Affiliates") and Regions Bank (the "Lender"), under which Credit Agreement the Lender shall agree to extend to the Company and the Affiliates a revolving loan in a maximum principal amount not to exceed $35,000,000; and

RESOLVED FURTHER, that the Credit Agreement shall contain such other terms, covenants, provisions and conditions in addition to those set out above as may seem necessary or desirable to the Authorized Officer executing and delivering the Credit Agreement (the execution of the Credit Agreement to be conclusive proof that all of the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); the form of the Credit Agreement presented to the undersigned directors is hereby approved, subject to such changes thereto which the Authorized Officer deems necessary and reasonable; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized to execute and deliver in the name of the Company one or more promissory notes evidencing such borrowing, said notes to be in the principal amount specified in the Credit Agreement and to bear interest at the rate specified in the Credit Agreement and to contain the terms, covenants, provisions and conditions provided for in the Credit Agreement; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver a Subrogation and Contribution Agreement with the other Borrowers referred to in the Credit Agreement, the purpose of such Subrogation and Contribution Agreement being to effect an equitable sharing of the respective liabilities of the Company and the Affiliates, which document shall contain such terms, covenants, provisions and conditions as may seem necessary or desirable to the Authorized Officer executing and delivering the same (the execution thereof to be conclusive proof that all the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); and

RESOLVED FURTHER, that any Authorized Officer and any Assistant Treasurer of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to request disbursements of the proceeds of said borrowings and to direct the disposition of such proceeds, and to otherwise act on behalf of the Company in connection with the transactions contemplated by the Credit Agreement and the related documents, and the Lender may conclusively rely on the authority granted herein with respect to such officers until the Lender shall have received copies certified by the Secretary or any Assistant Secretary of the Company of further resolutions adopted by the Directors of the Company canceling or amending the authority granted under these resolutions; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute such certificates and instruments and do all such other acts as may be appropriate or as may be required by law or by said Lender in connection with the said borrowing and with the execution and delivery of the Credit Agreement; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed to take any and all actions as he, in his sole discretion, shall deem necessary or advisable in order to consummate the transactions contemplated by any of the foregoing resolutions and to perform or cause the performance of the Company's obligations thereunder; and

RESOLVED FURTHER, that any and all actions described in the foregoing resolutions heretofore taken on behalf of the Company by an Authorized Officers are hereby approved, confirmed and ratified as the valid and fully authorized act of the Corporation without the necessity of any further action by the undersigned.

OFFICER'S CERTIFICATE

In connection with the execution of that certain Credit Agreement by and among WATERMAN STEAMSHIP CORPORATION, a New York corporation (the "Company"), and certain of its affiliates, as co-borrowers, and REGIONS BANK, an Alabama banking corporation, as lender, dated as of March , 2008, I do hereby certify as follows:

1. I am an Assistant Secretary of the Company and am duly authorized to execute and deliver this certificate.

2. Each of the following persons is a duly elected, qualified and acting officer of the Company and, as of the date hereof, has the title indicated and the signature opposite of such person's name is genuine.

                     President                                    Erik L. Johnsen             /s/ Erik L. Johnsen

              Vice President and
            Chief Financial Officer                      Manuel G. Estrada          /s/ Manuel G. Estrada

       Vice President and Treasurer                  David B. Drake              /s/ David B. Drake

Office NameSignature
3. Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Company and any amendments thereto (as amended, the "Certificate of Incorporation"). Said Certificate of Incorporation has not been amended or changed (except as set forth in the amendments, if any, included in Exhibit A) and is in full force and effect.

4. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company and any amendments thereto. Said Bylaws have not been amended or changed (except as set forth in the amendments, if any, included in Exhibit B) and are in full force and effect.

5. Attached hereto as Exhibit C is a true, correct and complete copy of the authorizing resolution of the Company (the "Authorizing Resolution") duly adopted by its board of directors on March 3, 2008. The Authorizing Resolution has not been amended, changed or rescinded and is in full force and effect.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by the undersigned Assistant Secretary.

Dated: March , 2008.	/s/ H. Hughes Grehan

H. Hughes Grehan, as Assistant Secretary of Waterman Steamship Corporation

EXHIBIT A
Certificate of Incorporation

CERTIFICATE OF =CORPORATION of WATERMAN STEAMSEIP.C.ORPORATION

•
Ender Section 402 of the Business Corporation Law

The undersigned, a natural person of the age of twenty-one years or over, desiring to fora a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, does hereby certify as follows:.,53
FIRST:• The name of the corporation is U

•

WATERMAN STEAMSNIP.CORFORATION
•

SECOND: The purposes for 'which it is formed are:

(a) To carry on the general business of ship owners, ship buildings, ship repairers, ship chandlers, ship brokers, custom house brokers, ship and cargo agents, agents for shipowrers and operators, managers of shipping property, freight contractors, barge owners, lightermen, stevedoring, Xreight forwarding agents, import and export. agents, factors, insurance brokers, warehousemen and wharfingers.

I.

(t) To buy, sell, charter, sub-charter, own, lease, mortgage, operate, navigate, build, equip, furnish, fit, lay down, design, overhauleiMEZEMMI repair and otherwise deal in and with (as principal, - agents, brokers, independent contractors or otherwise) steamships, motor ships, tankers and vessels and craft of any and all motive power whatever, sailing vessels, tugs, barges, lighters and all other vessels and craft, as well asany and all aircraft, land vehicles and other craft and any and all means of conveyance, transportation or lading of piisengers freight, mails and property of any character whatever, by land, water or air, together with all materials, articles, tools, machinery, engines, rigging, tackle furnishings equipment and supplies entering into or suitable or convenient for the construction, equipment, use or operation of any of the foregoing.

(c) To carry on the business of freight and forwarding agents and brokers, and in the fur-

- therance of that business, to solicit, purchase, rent or otherwise contract for freight shipping space on all vessels, railroads and aircraft and all freight carriers of every kind and description whatever, whether operating by land, air or water routes, and to sell, sublet or otherwise dispose of such shipping space to shippers of all kinds of freight: and in general to act in every possible manner as agent and broker for all persons or companies desiring to obtain freight shipping accommodations and for- all land,. air and water transportation companies desiring to sell, let or otherwise dispose of shipping space.

(d) To do a storage, wharfage, warehousing and forwarding business, and to own, buy, sell, deal in and with, lease, hold, erect and maintain, docks, bulk-heads, piers, basins and warehouses; to store all kinds of goods, wares and merchandise; to store and dock ships, vessels and boats of every kind and description; to load and unload the same; to issue storage, dock and warehouse receipts, and to collect dockage, wharfage and storage dues.

(e) To purchase, own, lease, operate, maintain, buy and sell, deal in and with, shipyards, idock.s,'dry docks, wharves, terWinale, elevators, coal bins, pockets, chutes, plants, bangers, airports and factories, for the building, repairing, storing, loading, unloading and equipping of any and all kinds of boats, vessels and aircraft of every class and - description and of any and every motive power and for the storing of all goods, wares and merchandise.

(0 TO purchase, own, lease, operate, maintain,
buy and sell, 'deal in and with, any and all dredgers, dredging machinery and other materials, machinery and . appliaaces, used in dredging operations.

(g) To constnnt, repair and rebuild steer engines, boilers, motors, parts and any and all other machinery and appliances used in dredging operations.

(h) To carry on the business of pilotage; to use and operate tow boats and engage in the general business of towing; to carry on a general salvage and wrecking business and to do all things incident thereto; to search for, locate, rescue, raise, repair, scrap or turn to account in any lawful manner, vessels, cargoes, and marine or other property of all kinde which may have been lost, sunk, grounded or in any may incapacitated on land or water.

(1) To establish and maintain an oil busineas with . authority to contract for the lease and purchase of and to prospect for, develop and Use coal and other minimal, petroleum and gas; to erect, build and own all necessary oil tanks, cars and pipes- necessary for the operation of the business of the same.

--
(j) To act as agents or brokers in the business of Marine, fire, life, health, accident and disability insurance and in any other kind of insurance in all its branches and in particular to'act as brokers and agents in obtaiLing insurance for all shipments of freight made through the agency of the company as freight forwarding agent and custom house brokers; to engage in the business cf underwriting any such insurance.

(k) TO purthese, lease, or otherwise acquire,. hold, own, improve, maintain, develop, encumber, mortgage, pledge, sell, exchange, lease or otherwise dispose of, and to deal and trade in, any and all lands, real property, leaseholds, and any and all interests and rights in land or other property, real, personal or mixed, wheresoever sitnated; to design, build, erect, construct, purchase, lease or otherwise enquire, hold, own, maintain, operate, develop, improve, alter,-repair, lease, mortgage, pledge, sell, convey, exchange or otherwise dispose o. buildings, plants, structures, facilities and improvements of every kind and description

(1) To acquire or become interested whether by subscrIption, pur:hase, or loan, tC OUT, hold, rel:, assign, or otherwise dispose

o: stocks, tonds, debentures warrants, rights, scrip, notes, evidences of iildebtedness; or other securities or obligations of any kind by whomsoever issued; to exercise in respect thereof all .powers and privileges of individual ownership or interest therein, including the right to vote thereon for any and all purposes, to consent, or otherwise-act with respect thereto without limitation; and to issue in exchange therefor the corporation's stock, bonds, debentures, warrants, rights, scrip, notes, evidencesoof indebtedness or other securities or obligations of any kind or otterwiee pay therefor.

(m) Subject to the limitations prescribed by statute, to aceuirt by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, aseets, business and good-will of any one or more corporations, associations, partnerships, firms, syndicates or individuals and to pay for the same in cash, property or its own or other  securities or otherwise; to hold, operate, reorganize, liquidate, mortgage, pledge, sell, exchange, or in any manner dispose of the whole or any part thereof; and, in connectiod therewith, to assume or guarantee performance of any liabilities, obligations or contracts of corporations associations, partnerships, firms, syndicates or individuals, and to . conduct in any lawful manner the whole or any part of any similar business thus acqtired.

(n) Tc purchase, manufacture, produce, assemble, receive; lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with, raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever and to engage and participate in any mercantile, manufacturing or trading business or any kind or character.,

                   (o) To adopt, apply for, obtain, register, purchase, lease or otherwise acquire and to maintain, protect, hold, usee.own, exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect of, assign or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trademarks, trade names patents patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, improvements, processes, recipes, formulae and the like, including such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America or elsew..tre or otherwise, and any licenses In respect thereof and any or all rights connected therewith or appertainimg coereto.

                   (p) TO carry out all or any part of the foregoing purposes as principal, factor, agent, broker, contractor, consultant or otherwise, either alone or in conjunction with any persons, firms, association., corporations or others in any part of the world; and In carrying on its business and for the purpose of attaining or furthering any of its purposes, to maintain offices and agencies within or outside the State of New York, to make and perform contracts of any kind and - description, and to do anything and everything necessary; suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated.

                   (q) For the accomplishment or the aforesaid purposes, and in furtherance thereof, the corporation shall hale and may exercise all of the powers conferred by ' the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law and in accordance with the provisions of the statutes of the State of New York.

THIRD: The office of the corporation is to be located in the City of New York, County of New York, State of New York.

FOURTH: The aggregate number or which the corpora:ion shall have the authority to issue is One .Hundred (100) shares without par value, all of one class which shall be designated Common Stook.

FIFTH: No holder of shares of stock now or hereafter authorized of the corporation shall have any preferential or preemptive right to aubscribe for, purchase or receive any shares of stock of the corporation of any class or series, whether now or hereafter authorized, which may-at any time be issued, sold or offered for sale by the corporation, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any bonds, debentures or other securities convertible into-or exchangeable for such shares.

SIXTH: The Secretary of State of the State
of New York is hereby designated as the agent of the -
corporation upon whom process against it may be seived..

The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is

_ WATERMAN STEAMSHIP co:
19 Rector Street
New York. N. Y.
Attention: The President
IN WITNESS WHEREOF, 1 have signed andacknowlled ed4 this certificate of incorporation this aakday 0

Inccrporator

/s/ Garvin F. Kiernan

Garvin F. Kiernan

50 Broad Street
New York, N. Y. 10004

4.

ETA IE CFIEW YORK                                               )
 WI.:
COUNTY OF NEW YORK )

On this iY:trIchty of 4404"? , 1965, before me personally cane GARVIN P. NAN, to pm known and known to me to be the person described in and yho 'executed the foregoing certificate of inoorporation, and he thereupon duly acknowledged to me that be executed the same.

Signature on File

Notary Public

.41.1.p.

-.CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATIOn
 .0

OF

.WATERMAN STEAMSHIP CORPORATION (New York)

•

Under Section 805 of the Business Corporation Law

The undersigned, being the President and the ; Secretary of Waterman Steamship Corporation, do hereby

 "!'lly

FIRST: The name of the Corporation is
WATERMAN STEAMSHIP CORPORATION
SECOND:— The Certificate of Incorporation of. Waterman Steamship Corportition was filed by the Department of State on the 27th day of April. 1965.
THIRD: The Certificate of Incorporation of Waterman Steamship Corporation is'bereby amended to effect an increase in the aggregate ntaber of shares which the Corporation shall have authority to issue from One Hundred
(100) shares without par value, all of one class designated
•
as Common Stock to One Thousand (1,000) shares without par

value, all of one•clasa designated as Common
P
.1,11.11.■	4, •

• -t •.. •

•
. - .
;•••
•
rowitH: Accordingly. paragraph FOURTH of the _
Certificate-Of-Incorporation which sets forth the number of authorized shires is hereby amended to read in its entirety as follows:
FOURTH: he aggragate-number-of-shares-----------
which the Cofporation shall have the authority to issue is One Thousand .(1,000) shares without pr value, all Of one class which shall be designated Common Stock.—
FIFTH: The manner in which this amendment to the 0.11111Wal”WeilmlWah !ItnAMnhip Cnrpnro-
tion was authorized was by the unanimous written consent of
the shareholder of the Corporation.
IN WITNESS WHEREOF, the undersigned have executed and signed this Certificate this (''J.(day of October, 19•0.
W 4FAMAN STEAMSHIP CORPORATIal
•
e,
"
Secretary

STATE OF NEW YORK
COUNTY OF NEW YORK                                                      •

RICHARD S. wALSH, being duly sworn, deposes and saYs that he is the Secretary of WATERHAN STEAMSHIP CORPORATION, the Corporation mentioned and described in the iuleyulny instrument; that he has read and signed the same. and that the statements contained therein are true.
Richard S Walsh

Sworn to before me this
4-,aday of October,
1970:

/s/ William A. Grodzicki

Notary Public
 oo

^

CERTIFICATE OF_CH.ANGE •

_
OF

WATERMAN STEAMSHIP -CORPORATION

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

cy)WE, THE UNDERSIGNED, Gary, L Ferguson and George Denegre, being

O .)respectively the Executive Vice-President and the Secretary of Waterman Steamship
0)                                              . • .        .                   .           . .
tr-)Corporation, hemby certify:

1.The name of the c-orporatiorcis Waterman Steamship Corporation (the "Corporation").

7.The Certificate 'of Incorporation of the •Corporation was filed by the Department of State on April 27, 1961. The following amendments to the Certificate of Incorporation of the Corporation listed below havebeen BI6c) with the Department of State.

A. Certificate of Mergor. of Waterman_Steamship,Corporation (an Alabama corp., not authorized) with the Corporation filed May II, 1965;

B. Certificate of Amendment of Certificate of Incorporation filed
C. Certificate of-Merger- of Wate,rman_Co ..ration•-(a Delaware corp., not authorized) with the Corporationiffed am-la:4-16; 1971;and
D. Certificate of Arnencirngnt of Certificate IncOrpoiation tired July 30, 1986

3.The following was authorized by the Board of Directors-of the Corporation; -
•
•
To change the-address to which the Sedetary orState of New York shall -trail- a copy-of-process-in-any- action or.. proceeding against the :Corporation-which .thaylie istvid. on him from 19 Rector St., New York, New 'York to International Shipholding Corporation, One ,Whitehall Street, Suite:2:000, New York, New York 10004FAttention: gielS.M. Jansen_

13NIG Ill
47.
:
.       . .
To designate Niels M. Johnsen, Ono Whitehall -Street,
Suite MOO, New York, New York 10c04 as itsl.titiitiod-agett-
in New York upon,whom ill process against the Corporation
may. he served.. .
L..:

IN WITNESS WHERg0F, we have signed this Certiheate • On- the 1- —day of May, 1990 and we affirm the statements contained herein as true under penalties of perjury.

EXHIBIT B Bylaws

CONSENT OF SOLE STOCKHOLDER OF
WATERMAN STEAMSHIP CORPORATION
AUGUST 31, 2007

The undersigned, International Shipholding Corporation, being the sole stockholder of Waterman Steamship Corporation (the "Corporation"), does hereby adopt the following resolutions amending the Bylaws of the Corporation as follows:

RESOLVED, that Article 3.06 of the Bylaws of the Corporation be amended and restated to read in its entirety as follows:

3.06 Vice-Presidents. The Vice-President or, if there be more than one, the Vice-Presidents in the order of their seniority, shall, in the absence or incapacity of the President, perform the duties of President, and shall perform such other duties as may be prescribed or assigned to them from time to time by the Chairman of the Board, the President or the Board of Directors; provided that, in no event shall any Vice President that is not a citizen of the United States of America have the authority or otherwise be allowed to perform the duties of (a) the President or (b) any other chief executive officer of the Corporation.

RESOLVED, that Article 3.09 of the Bylaws of the Corporation be amended and restated to read in its entirety as follows:

3.09 Delegation of Duties., Other Officers. The Board of Directors may, from time to time, create such other office or offices and define the duties of the individual or individuals chosen by the Board therefor as it may, in its discretion, deem advisable. In the case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate for a prescribed period the powers or duties, or any of them, of such officer to any other officer, or to any director, provided that a majority of the Board concur therein; and provided further that, in no event shall the Board delegate to a person that is not a citizen of the United States of America any powers or duties delegated to the President or any other chief executive officer of the Corporation.

All other provisions of the Bylaws shall remain unchanged.

(NI702440.1)

August 31, 2007

International Shipholding Corporation

By: /s/ Niels M. Johnsen

Niels M. Johnsen, Chairman and Chief Executive Officer

CONSENT OP SOLE SHAREHOLDER OP
WATERMAN STEAMSHIP CORPORATION
JUNE 5, 1992

The undersigned, being the sole Shareholder of Waterman Steamship Corporation, hereby by this Unanimous Consent, amend the By-laws of the Corporation as follows:

ARTICLE I, SHAREHOLDERS, Section 1.05 shall be amended to read as follows:

"1.05.                   Annual Meetings.The Annual Meeting of
Shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on the fourth Thursday in April in each year at the office of the Company in New Orleans, Louisiana, at such time as shall be designated by the Directors, or at such other place, time and date as determined by the Board of Directors and set forth in the notice of meeting."

June 5, 1992.

Waterman Marine Corporation

By: /s/ Erik F. Johnsen

Erik F. Johnsen, President

CONSENT OF SOLE SHAREHOLDER OF

OF WATERMAN STEAMSHIP CORPORATION

The undersigned, being the Sole Shareholder of Waterman Steamship Corporation, hereby by this Unanimous Consent amend the By-laws of the Corporation as follows:

Article II, BOARD OF DIRECTORS, Section 2.01 shall be amended to read as follows:

"2.01. Number.The business of the Corporation shall
be managed by its Board of Directors. The number of Directors shall be not less than three nor more than ten. The number of Directors may be increased or decreased from time to by amendment to these By-laws made by vote of a majority of the entire Board of Directors or by vote of the shareholders entitled to vote; provided, however, that the number of directors shall not be less than three, except that, where all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three, but not less than the number of shareholders. Each director shall be at least twenty-one years of age. Directors need not be shareholders."

Waterman Marine Corporation

By: /s/ Erik F. Johnsen

Erik F. Johnsen, President

WATERMAN STEAMSHIP CORPORATION

BY-LAWS

ARTICLE I ' SHAREHOLDERS

1.01. Place of Meetings. _Annual and special meetings of shareholders shall be held at the office of the Corporation in the City of New York or at such other place within or without the State of New York as shall be determined from time to time by the Board of Directors or, in the case of special meetings, by such person or persons as may be authorized to call a meeting. The Place at which such meeting is to be held shall be specified in the notice of such meeting.

1.02. Notice of Meetinr,s. Whenever shareholders are required or permitted to take any action at a meeting, except as otherwise expressly provided by statute, by the Certificate of Incorporation, or by the By-Laws, a copy of the written notice of the place, date and hour of the meeting shall be given personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. Notice of a special meeting shall indicate that it is being issued by or .at the direction of the person or persons calling the meeting and shall also state the purpose or purposes for which the meeting is called. Notice of any meeting at which it is proposed to take action which would entitle any shareholder to receive payment for his shares pursuant to statutory !Provisions must specify the proposed action and state that fact: If mailed, such notices of the annual and each special meeting are given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the record of shareholders unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be directed to him at such other. address.

1.03. 'Waiver of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver. of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitutn a waiver of notice by him.

1.04. Quorum. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute .a quorum at a meetinc of shareholders for the transaction of business, except as otherwise provided •by statute or by the Certificate of Incorporation or by the By-Laws. The shareholders present in person or by proxy and entitled to vote at any meeting, despite the absence of a quorum, shall have power to adjourn the meeting from time to time, to a designated time and place, without notice other than announcement at the meeting, and at any adjourned meeting any business may be trans-acted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

1.05. Annual Meetings. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Thursday in April in . each year commencing in the year 1966, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at such hour as shall be designated by the - Board of Directors. If no other hour shall be so designated sue] meetinu shall be held at 2:30 P.M.

1.06. Special Meetinus. Special meetings of tho shareholder, except as otherwise regulated by statute, may be ea1106 by th.7 flonr6 Directors, cne Chairman of ulw Board, the President or any Vice President, and shall be called by the President or the Secretary upon the written . request of the holders of record of a majority of the outstanding shares entitled to vote at any such meeting.

1.07. Voting. At each meeting of shareholders, except as otherwise provided by statute, by the Certificate of Incorporation or the By-Laws, every holder of record' of shares entitled to vote-shall be entitled to one vote in person or by proxy for each such share standing in his name on the record of shareholders: At a meeting of shareholders, election of directors shall be by a plurality of the votes cast by the holders of shares entitled to vote in such election and all other corporate action, except as otherwise required by statute or the Certificate of Incorporation, may be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon. Each proxy to vote shall be in writingand signed by the share-- holder or by his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.

1.08. Action by Written Consent of Shareholders. Whenever by any provision of statute or by the Certificate of Incorporation or or the By-Laws, holders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent(s), setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.

ARTICLE II

BOARD OF DIRECTORS

2.01. Number. The businessfthe.CorporritiOn shall be managed by its Board of Directors, the number of which shall be three (3). The number of directors may be increased or decreased from time to time by amendment to these By-Laws made by vote of a majority of the entire Board of Directors or by vote of the shareholders entitled to vote; provided, however, that the number of directors shall not be less than three, except that, where all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be

less than three but not less than the number of shareholders. Each director shall be at least twenty-one years of age. Directors need not be shareholders.

2:02. Election. The members of the Board of Directors shall be elected at the annual meeting of shareholder: by a plurality of the votes at such election, to hold office until the next annual meeting. Subject to the provisions of the statute, of the Certificate of Incorporation and of the By-Laws, each director shall hold office until the expiration of the term for which elected, and until his successor has been elected and qualified.

2.03. Vacancies. Vacancies in the Board of Directors, whether caused by resignation, death, increase in number of directors, or otherwise, excluding the removal of directors without cause, may be filled by a majority of the directors in office, though less than a quorum exists, or by vote of the shareholders at any special meeting.

2.04. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as may be fixed from time to time by resolution of the Board.

2.05. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the President or the Secretary or any director by oral, telegraphic or written notice, given to each director not less than twenty-four hours before such meeting. Notice of a

• special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

2.06. Place of Meetinr. The directors may hold their regular or special meetings, have one or more offices, and keep the books of the Corporation (except as may be provided by law) at any place, either within or without the State of New York, as they may from time to timc- detrmine.

    2.07. Quorum and Vote. At all meetings of the Board of Directors the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The vote of a majorityof the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, except as may be otherwise provided by statute, by the Certificate of Incorporation, or by other provisions of the By-Laws.

2.08. Void or Voidable Transactions. No contract or other transaction between this Corporation and one or more of its directors, or between this Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors which approves such contract or transaction, or that his or their votes are counted for such purpose, provided that

(a) the fact of such common directorship, officership or financial interest is disclosed or known to the Board of Directors, and the Board approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of the interested director or directors;

(b) such common directorship, officership or financial interest is disclosed or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholders; or

(c) the contract or transaction is fair and reasonable as to the Corporation at the time it is approved by the Board of Directors or the shareholders.

2.09. Quorum May Include Common or Interested  Directors. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which approves the contract or transaction concerning such common or interested directors.

2.10. Removal. Any or all of the directors may be removed at any time either for or without cause at any special meeting of shareholders by vote of the shareholders. Each vacancy caused by such removal may be filled at such meeting by vote of the shareholders present and entitled to vote for the removal.

2.11. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate from among its members an Executive Committee _consisting of three or more directors, to serve during the pleasure of the Board. The Chairman of the Executive Committee shall be designated by the Board of Directors. Subject to such limitations, if any, as may be prescribed by resolution adopted by a majority of the entire Board of Directors, the Executive Committee, by a vote of a majority of its members, shall fix its own times and places of meet-ing, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have, except as otherwise provided by statute, all the authority of the Board in the management and direction of the business and affairs of the Corporation, provided, however, that the Executive Committee may be abolished or its authority diminished by a resolution adopted by a majority of the entire Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

ARTICLE III.

OFFICERS .

3.01 Titles and Election.The officers of the Corporation, who shall be chosen by the Board of Directors at its annual meeting, shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors from time to time may choose one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. - One person may hold any two offices except those of Chairman of the Board or President and Secretary.The officers need not be directors.

3.02 Terms of Office. The officers shall hold office at the pleasure of the Board of Directors.

3.03 Removal. Any officer may be removed, either with or without cause, at any time, by the action of the Board of Directors.

3.04 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall exercise all the powers and perform all the duties usual to such office. He shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the direction of the Board of Directors, he shall have the general management of the affairs of the Corporation.

3.05 President,. The President shall be the chief administrative officer of the Corporation, and, subject to the direction of the Board of Directors and the Chairman of the Board, shall direct and supervise the adminir.t•ation of the affairs and business of the Corporation, and shall, in the absence or incapacity of the Chairman of the Board, perform the duties of the Chairman of the Board. The President shall perform such other duties as may be prescribed or assigned to him from time to time by the Board of Directors or the Chairman of the Board.

3.06 Vice-Presidepts. The Vice-President or, if there be more than one, the Vice-Presidents in the order of their seniority, shall, in the absence or incapacity of the President,. perform the-duties_of President, and shall perform such other duties as may be prescribed or assigned to them from time to time by the Chairman of the Board, the President or the Board of Directors.

3.07 Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders. He shall have custody of the seal of the Corporation and shall affix the seal to documents when authorized to do so. He shall have such other powers and duties as are usual to the office and, in addition,: such as are prescribed from time to time by the Chairman of*the Board, the President or the Board of Directors.

3.08 Treasurer. The Treasurer shall perform all the duties customary to that office, shall have the care and custody of the funds and securities of the Corporation except as otherwise.ordered by the Board of Directors, and shall deposit the same in the name and to the credit of the Corporation in such depositories as may be designated by the Board. He shall keep or cause to be kept complete and accurate books of account. He shall give such bonds for the faithful performance of his duties as the Board of Directors may prescribe.

3.09 Delegation of Duties; Other Officers. The Board of Directors may, from time to time, create such other office or offices and define the duties of the individual or Individuals chosen by the Board therefor as it may, in its discretion, deem advisable., In the case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may delegate for a prescribed period the powers or duties, or any of them, of such officer to any other officer, or to any director, provided that a majority of the Board concur therein.

ARTICLE IV

SEAL

•
14.01 Corporate Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation and the. year and State of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.

ARTICLE V

CHECKS, DRAFTS, NOTES ETC.

5.01 Execution of Checks, Drifts, Notes, Etc. All checks, drafts, notes and other instruments or orders for the payment of money shall be signed by such officer or officers or other person or persons as the Board of Directors from time to time may designate.

ARTICLE VI

CERTIFICATES OF STOCK AND TRANSFER OF STOCK

6.01 Certificates of Stock. The interest of each shareholder shall be evidenced by a certificate or
-certificates for shares of stock of the Corporation in such form as the Board of, Directors may from time to time prescribe.Each certificate shall be signed by the

Chairman of the Board or the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation.

6.02 Transfers of Stock. Transfers of shares of stock shall be made only upon the books of the Corporation by the registered holder in person or by attorney, duly • authorized, and upon surrender for cancellation of the certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity or the signature as the Corporation-or its agents may reasonably require.

6.03 Lost or Destroyed Stock Certificntes. No certificates of shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

ARTICLE VII .RECORD DATE
-

7-01 Record Date. The Board of Directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders., or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. Such date shall not be more than fifty nor less than ten days before the date of such theeting, nor more than fifty days prior:'to any other action.

ARTICLE VIII FISCAL YEAR

8.01 Pis(!al Year. The fiscal year of the Corporation shall end on the 31st day of December.

15

ARTICLE IX

INDEMNIFICATION

9.01 Indemnification of Directors and Officers. The Corporation shall indemnify its directors and officers and every other person whom the Corporation may indemnify under the indemnification provisions for directors and officers of the Business Corporation Law of New York as now in effect or as hereafter amended to the full extent permissible under and 'consistent with such provisions. The right of indemnificatioa provided in this Section shall not be deemed excluLave of any other right to which.said director or officer may be entitled apart from this Section.

ARTICLE X

AMENDMENT

. 10.02 Amendment of By-Laws. -Except as otherwise provided by statute or by the Certificate of Incorporation these By-Laws may be amended, repealed or added to by vote of the holders of shares at the time entitled to-vote in the election of any directors.The Board of Directors may also amend, repeal or add to these By-Laws, hut any By-Law adopted by the Board of Directors may be amended or repealed by shareholders entitled to vote ther3on as provided herein.If any By-Law regulat-ing an impendin: election of directors is adopted, amended or repoLtld by 1.n,, 11:)nrrl, thnre ohall be set forth in the notici:! of tLLf71,-otl.nff, of srFtreholde.,r:: for thv election of diri.,(:Lo:; trwadopt(A, amvnded or rucaled,
EXHIBIT C
Authorizing Resolution

RESOLVED, that Niels M. Johnsen, Chairman of the Company, Erik L. Johnsen, President of the Company, Manuel G. Estrada, Senior Vice President and Chief Financial Officer of the Company, and David B. Drake, Vice President and Treasurer of the Company, (each, an "Authorized Officer") be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Company, a Credit Agreement (the "Credit Agreement") between the Company and certain affiliates of the Company (the "Affiliates") and Regions Bank (the "Lender"), under which Credit Agreement the Lender shall agree to extend to the Company and the Affiliates a revolving loan in a maximum principal amount not to exceed $35,000,000; and

RESOLVED FURTHER, that the Credit Agreement shall contain such other terms, covenants, provisions and conditions in addition to those set out above as may seem necessary or desirable to the Authorized Officer executing and delivering the Credit Agreement (the execution of the Credit Agreement to be conclusive proof that all of the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); the form of the Credit Agreement presented to the undersigned directors is hereby approved, subject to such changes thereto which the Authorized Officer deems necessary and reasonable; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized to execute and deliver in the name of the Company one or more promissory notes evidencing such borrowing, said notes to be in the principal amount specified in the Credit Agreement and to bear interest at the rate specified in the Credit Agreement and to contain the terms, covenants, provisions and conditions provided for in the Credit Agreement; and

RESOLVED FURTHER, that each Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver a Subrogation and Contribution Agreement with the other Borrowers referred to in the Credit Agreement, the purpose of such Subrogation and Contribution Agreement being to effect an equitable sharing of the respective liabilities of the Company and the Affiliates, which document shall contain such terms, covenants, provisions and conditions as may seem necessary or desirable to the Authorized Officer executing and delivering the same (the execution thereof to be conclusive proof that all the terms, covenants, provisions and conditions thereof are deemed necessary and desirable by said Authorized Officer); and

RESOLVED FURTHER, that any Authorized Officer and any Assistant Treasurer of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to request disbursements of the proceeds of said borrowings and to direct the disposition of such proceeds, and to otherwise act on behalf of the Company in connection with the transactions contemplated by the Credit Agreement and the related documents, and the Lender may conclusively rely on the authority granted herein with respect to such officers until the Lender shall have received copies certified by the Secretary or any Assistant Secretary of the Company of further resolutions adopted by the Directors of the Company canceling or amending the authority granted under these resolutions; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute such certificates and instruments and do all such other acts as may be appropriate or as may be required by law or by said Lender in connection with the said borrowing and with the execution and delivery of the Credit Agreement; and

RESOLVED FURTHER, that any Authorized Officer be, and each of them hereby is, authorized and directed to take any and all actions as he, in his sole discretion, shall deem necessary or advisable in order to consummate the transactions contemplated by any of the foregoing resolutions and to perform or cause the performance of the Company's obligations thereunder; and

RESOLVED FURTHER, that any and all actions described in the foregoing resolutions heretofore taken on behalf of the Company by an Authorized Officers are hereby approved, confirmed and ratified as the valid and fully authorized act of the Corporation without the necessity of any further action by the undersigned.

Delaware  PAGE 1

The First State

HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "INTERNATIONAL SHIPHOLDING CORPORATION" IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY—EIGHTH DAY OF FEBRUARY, A.D. 2008.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "INTERNATIONAL SHIPHOLDING CORPORATION" WAS INCORPORATED ON THE TWENTIETH DAY OF OCTOBER, A. D. 1978.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

0861721 8300
080248933 You may verify this certificate online at corp.delaware.gov/authver.shtml

Jit

Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 6414548

DATE: 02-28-08

Business Privilege Tax Phone: 334-353-7923 Request Date: March 05, 2008 Request Code: 803051686763
State of Alabama
Department of Revenue

Certificate of Good Standing

International Shipholding Corporation is in compliance with the requirements in Chapter 14, Title 40, Code of Alabama 1975, prior to its repeal (relating to Franchise Tax) and Chapter 14A, Title 40, Code of Alabama 1975 relating to (Business Privilege and Corporate Shares Tax), as applicable through the taxable year 07/10/2008.

IN WITNESS WHEREOF, I hereunto set my hand this date of March 06, 2008.

                                        Signature on File
Director, Individual and Corporate Tax Division ATTEST:

Signature on File

Secretary

Beth Chapman Secretary of State	P.O. Box 5616 Montgomery, AL 36103-5616
Beth Chapman Secretary of State	P.O. Box 5616 Montgomery, AL 36103-5616

STATE OF ALABAMA
I, Beth Chapman, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that the foreign corporation records on file in this office disclose that International Shipholding Corporation, a Delaware corporation, qualified in the State of Alabama on July 10, 2007. I further certify that the records do not disclose that said International Shipholding Corporation has been withdrawn.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.
February 29, 2008
Date
Beth Chapman Secretary of State

Delaware	PAGE 1

(The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "ENTERPRISE SHIP COMPANY, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY—EIGHTH DAY OF FEBRUARY, A.D. 2008.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "ENTERPRISE SHIP COMPANY, INC." WAS INCORPORATED ON THE EIGHTEENTH DAY OF MAY, A.D. 1995.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

2508398 8300
080248933
You may verify this certificate online at corp.delaware.gov/authver.shtml

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6414549

DATE: 02-28-08

Business Privilege Tax Request Date: February 29, 2008 Request Code: 8022973396
Phone: 334-353-7923
• State of Alabama
Department of Revenue

Certificate of Good Standing

Enterprise Ship Company, Inc. is in compliance with the

• requirements in Chapter 14, Title 40, Code of Alabama 1975, prior to its repeal (relating to Franchise Tax) and Chapter 14A, Title 40, Code of Alabama 1975 relating to (Business Privilege and Corporate Shares Tax), as applicable through the taxable year 12/31/2007.

IN WITNESS WHEREOF, I hereunto set my hand this date of February 29, 2008.

Signature on File
Director, Individual and Corporate Tax Division ATTEST:
Signature on File

Secretary

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, 41- in the City of Montgomery, on this day. February 29, 2008 /s/ Beth Chapman

Beth Chapman Secretary of State
Beth ChapmanP,O. Box 5616 Secretary of State Montgomery, AL 36103-5616
STATE OF ALABAMA
I, Beth Chapman, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that the foreign corporation records on file in this office disclose that Enterprise Ship Company, Inc., a Delaware corporation, qualified in the State of Alabama on July 10, 2007. I further certify that the records do not disclose that said Enterprise Ship Company, Inc. has been withdrawn.

-A-

Delaware	PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "SULPHUR CARRIERS, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY—EIGHTH DAY OF FEBRUARY, A.D. 2008.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "SULPHUR CARRIERS, INC." WAS INCORPORATED ON THE TWENTY—EIGHTH DAY OF AUGUST, A.D. 1991.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

2272281 8300
080248933
You may verify this certificate online at corp.delaware.goviauthver.shtml

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6414550

DATE: 02-28-08

Business Privilege Tax Request Date: February 29, 2008 Request Code: 80229743763
Phone: 334-353-7923
State of Alabama
Department of Revenue

Certificate of Good Standing

Sulphur Carriers, Inc. is in compliance with the requirements in Chapter 14, Title 40, Code of Alabama 1975, prior to its repeal (relating to Franchise Tax) and Chapter 14A, Title 40, Code of Alabama 1975 relating to (Business Privilege and Corporate Shares Tax), as applicable through the taxable year 12/31/2007.

IN WITNESS WHEREOF, I hereunto set my hand this date of February 29, 2008.

Signature on File
Director, Individual and Corporate Tax Division ATTEST:
Signature on File

Secretary

Beth Chapman P.O. Boa 5616 Secretary of State Montgomery, AL 36103-5616
STATE OF ALABAMA
I, Beth Chapman, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that the foreign corporation records on file in this office disclose that Sulphur Carriers, Inc., a Delaware corporation, qualified in the state of Alabama on May 15, 2007. I further certify that the records do not discloSe that said Sulphur Carriers, Inc. has been withdrawn.

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in-the-City-of Montgomery,-on-this- day.
February 29, 2008
Date
/s/ Beth Chapman
Beth Chapman Secretary of State

Delaware  PAGE 1

Tile First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "CG RAILWAY, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY—EIGHTH DAY OF FEBRUARY, A.D. 2008.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "CG RAILWAY, INC." WAS INCORPORATED ON THE TWENTY—EIGHTH DAY OF JANUARY, A.D. 2000.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

3151683 8300
080248933
You may verify this certificate online at corp.delaware.goviauthver.shtml

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 6414551

DATE: 02-28-08

Business Privilege Tax Request Date: February 29, 2008 Request Code: 8022974969
Phone: 334-353-7923
State of Alabama
Department of Revenue

Certificate of Good Standing

CG Railway, Inc. is in compliance with the requirements in Chapter 14, Title 40, Code of Alabama 1975, prior to its repeal (relating to Franchise Tax) and Chapter 14A, Title 40, Code of Alabama 1975 relating to (Business Privilege and Corporate Shares Tax), as applicable through the taxable year 12/31/2007.

IN WITNESS WHEREOF, I hereunto set my hand this date of February 29, 2008.

Signature on File
Director, Individual and Corporate Tax Division ATTEST:
Signature on File

Secretary

Beth Chapman P.O. Box 5616
Secretary of State Montgomery, AL 36103-5616

STATE OF ALABAMA
I, Beth Chapman, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that

/s/Beth Chapman
Beth Chapman Secretary of State

In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.

February 29, 2008

Date

the foreign corporation records on file in this office disclose that CG Railway, Inc., a Delaware corporation, qualified in the State of Alabama on May 15, 2007. I further certify that the records do not disclose that said CG Railway, Inc. has been withdrawn.

Delaware  PAGE 1

(The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "CENTRAL GULF LINES, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY—EIGHTH DAY OF FEBRUARY, A.D. 2008.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "CENTRAL GULF LINES, INC." WAS INCORPORATED ON THE NINETEENTH DAY OF APRIL, A.D. 1947.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

0412806 8300
080248933
You may verify this certificate online at corp.delaware.gov/authver.shtml

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 6414552

DATE: 02-28-08

Business Privilege Tax Request Date: February 29, 2008 Request Code: 80229761879
Phone: 334-353-7923
State of Alabama
Department of Revenue

Certificate of Good Standing

Central Gulf Lines, Inc. is in compliance with the requirements in Chapter 14, Title 40, Code of Alabama 1975, prior to its repeal (relating to Franchise Tax) and Chapter 14A, Title 40, Code of Alabama 1975 relating to (Business Privilege and Corporate Shares Tax), as applicable through the taxable year 12/31/2007.

IN WITNESS WHEREOF, I hereunto set my hand this date of February 29, 2008.

Signature on File
Director, Individual and Corporate Tax Division ATTEST:
Signature on File

Secretary

/s/ Beth Chapman Beth Chapman Secretary of State

Beth ChapmanP.O. Box 5616 Secretary of State Montgomery, AL 36103-5616
STATE OF ALABAMA
I, Beth Chapman, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that the foreign corporation records on file in this office disclose that Central Gulf Lines, Inc., a Delaware corporation, qualified in the State of Alabama on July 10, 2007. I further certify that the records do not disclose that said Central Gulf Lines, Inc. has been withdrawn.

In Testimony Whereof, I have hereunto set my hand and affiied the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.
February 29, 2008
Date

State of New York
Department of State } ss:

I hereby certify, that the Certificate of Incorporation of WATERMAN STEAMSHIP CORPORATION was filed on 04/27/1965, with perpetual duration, and that a diligent examination has been made of the Corporate index for documents filed with this Department for a certificate, order, or record of a dissolution, and upon such examination, no such certificate, order or record has been found, and that so far as indicated by the records of this Department, such corporation is an existing corporation.

Witness my hand and the oficial seal
of the Department of State at the City
of Albany, this 2 7th day of February

two thousand and eight.

/s/ Daniel Shapiro
Daniel Shapiro

Special Deputy Secretary of State

Business Privilege Tax Phone: 334-353-7923 Request Date: March 07, 2008 Request Code: 803071472607
State of Alabama
Department of Revenue

Certificate of Good Standing

WATERMAN STEAMSHIP CORPORATION, INC. is in compliance with the requirements in Chapter 14, Title 40, Code of Alabama 1975, prior to its repeal (relating to Franchise Tax) and Chapter 14A, Title 40, Code of Alabama 1975 relating to (Business Privilege and Corporate Shares Tax), as applicable through the taxable year 12/31/2007.

IN WITNESS WHEREOF, I hereunto set my hand this date of March 07, 2008.
Signature on file•

Director, Individual and Corporate Tax Division ATTEST:
Signature on File

Secretary

Beth Chapman P.O. Box 5616
Secretary of State Montgomery, AL 36103-5616

STATE OF ALABAMA
I, Beth Chapman, Secretary of State of the State of Alabama, having custody of the Great and Principal Seal of said State, do hereby certify that the foreign corporation records on file in this office disclose that Waterman Steamship Corporation, a New York corporation, qualified in the State of Alabama on March 24, 1966. I further certify that the records do not disclose that said Waterman Steamship Corporation has been withdrawn.
In Testimony Whereof, I have hereunto set my hand and affixed the Great Seal of the State, at the Capitol, in the City of Montgomery, on this day.
February 29, 2008
Date
/s/ Beth Chapman
Beth Chapman'Secretary of State

March 7, 2008

Regions Bank (the "New Lender") LCI Shipholdings, Inc.
Central Gulf Lines, Inc.
Waterman Steamship Corporation

Re: Credit Agreement dated December 6, 2004, as heretofore amended, by and among LCI Shipholdings, Inc., Central Gulf Lines, Inc. and Waterman Steamship Corporation (collectively, the "Borrowers"), as borrowers, Whitney National Bank and The Frost National Bank (collectively, the "Lenders"), as the financial institutions party thereto as Lenders, Whitney National Bank, as Administrative Agent, Security Trustee and Arranger, and International Shipholding Corporation, Enterprise Ship Company, Inc., Sulphur Carriers, Inc., Gulf South Shipping Pte Ltd. and CG Railway, Inc., as guarantors (the "Credit Agreement")

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement and capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement. You have notified us that the Borrowers desire to terminate in full the rights, obligations and liabilities of the parties under the Credit Agreement, including, without limitation, the right of the Borrowers to request that the Lenders make Advances and the right of the Borrowers to request that the Letter of Credit Issuer issue Letters of Credit. The Lenders and the Administrative Agent hereby confirm to you that, as of the date hereof, there are no outstanding Obligations under the Credit Agreement, the Note or the Security Documents, and that all outstanding Letters of Credit have been terminated as of the date hereof. You have further requested that the Administrative Agent, the Lenders and/or the Letter of Credit Issuer cancel the Note and any outstanding Letters of Credit as of the date hereof and terminate all liens securing the Borrowers' Obligations under the Credit Agreement, the Note and the Letters of Credit.

The Lenders certify that they are the sole holders of the two promissory notes made by Borrowers to evidence the Borrowers' indebtedness under the Credit Agreement which currently comprise the Note described in the Credit Agreement and that there are no amounts due thereunder as of the date hereof.

In connection herewith, the Administrative Agent and the Lenders hereby:

(i) agree that any interest of the Security Trustee in any security interests or other liens that the Borrowers or any other person may have granted to the Security Trustee as collateral for any and all Obligations of the Borrowers to the Lenders, the Security Trustee or the Letter of Credit Issuer or in the property subject thereto (the "Liens") shall be and are hereby released and terminated, and

(ii) agree that the Note and all related instruments, agreements and other documents are hereby terminated and that none of the Administrative Agent, the Lenders nor the Borrowers shall have any further rights or obligations one to the other, except as expressly set forth herein.

The Administrative Agent, the Security Trustee or the Lenders, as applicable, will promptly deliver to the Borrowers (i) the two promissory notes made by the Borrowers comprising the Note as described in the Credit Agreement marked "Paid in Full" and (ii) authorize the filing of any UCC-3 and other termination statements or satisfactions of mortgage, duly executed by the Security Trustee if required, to release the Liens. The Security Trustee will also, upon the written request of the Borrowers, authorize the filing of, execute (if required) and deliver any additional termination statements under the Uniform Commercial Code with respect to any filings naming the Borrowers as debtor and the Security Trustee as secured party, releases and satisfactions of deeds to secure debt, deeds of trust or mortgages with respect to any mortgages from the Borrowers in favor of the Security Trustee, and any other releases, terminations, reconveyances or other documents that may be reasonably required to terminate, reconvey, satisfy or otherwise remove of record any lien of the Security Trustee on the properties and assets of the Borrowers.

We understand that each of you will rely upon this letter in connection with the financing to be provided by the New Lender to the Borrowers and certain of their affiliates.

Sincerely,

WHI'TNEY NATIONAL BANK,
as Administrative Agent, Security Trustee, Letter of
Credit Issuer, and as a Lender

By: /s/ Phillip E. Gordillo

Name: Phillip E. Gordillo

Title: Vice President

THE FROST NATIONAL BANK,
as a Lender

By: /s/ Gregg Chino

Name: Gregg Chino

Title: Senior Vice President

{N1777670.1)
SATISFACTION OF MORTGAGE

VESSEL NAME:GREEN POINT

OFFICIAL NUMBER:1065555

NAME & ADDRESS OF MORTGAGOR(S):SULPHUR CARRIERS, INC.
11 North Water Street, Suite 18290 Mobile, Alabama 36602

NAME & ADDRESS OF MORTGAGEE:WHITNEY NATIONAL BANK

228 St. Charles Avenue
New Orleans, Louisiana 70130

DATE OF MORTGAGE:September 11, 2007

AMOUNT OF ORIGINAL MORTGAGE:                                                                           $35,000,000.00

DATE & TIME OF RECORDATION:

Preferred Mortgage recorded on the le day of September, 2007 with the National Vessel Documentation Center, Falling Waters, West Virginia, in Batch 604815, Document ID No. 7767592, at 11:08 a.m. Eastern time, as the same may have been amended from time to time.

********** ******* ******************** ********* * ****** *** ******** ******* ***** ***************Ar*****************

Mortgagee does hereby consent that the Preferred Mortgage and any amendments, modifications, supplements or other similar types of instruments, as they pertain to the above named vessel, be released from the record on this the 7th day of March, 2008.

WHITNEY NATIONAL BANK
By:  /s/ Phillip E. Gordillo
Philip E.Gordillo

Vice Pr dent

********* ***** ******* ********* ** ******** * ********* ***************** ******** ** ***** **** ***************** ******

STATE OF LOUISIANA

PARISH OF ORLEANS

ACKNOWLEDGMENT OR NOTARIZATION

BE IT KNOWN, that on this 7th day of March, 2008, personally appeared before me, Philip E. Gordillo, a Vice President of WHITNEY NATIONAL BANK, the aforesaid officer being personally well known to me as the person who executed the foregoing Satisfaction of Mortgage, and acknowledged the same to be his/her act and deed as said officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 7th day of March,

2008.
NOTARY PUBLIC

H. HUGHES GREHAN

NOTARY PUBLIC

State of Louisiana

My Commission Is Issued For Life

La. Bar Roll No. 20839

{N1777583.1)
SATISFACTION OF MORTGAGE

VESSEL NAME: ENERGY ENTERPRISE

OFFICIAL NUMBER: 657540

NAME & ADDRESS OF MORTGAGOR(S):ENTERPRISE SHIP COMPANY, INC.
11 North Water Street, Suite 18290 Mobile, Alabama 36602

NAME & ADDRESS OF MORTGAGEE:WHITNEY NATIONAL BANK
228 St. Charles Avenue

New Orleans, Louisiana 70130

DATE OF MORTGAGE:December 6, 2004

AMOUNT OF ORIGINAL MORTGAGE:                                                                                     $50,000,000.00

DATE & TIME OF RECORDATION:

Preferred Mortgage recorded on the 7th day of December, 2004 with the National Vessel Documentation Center, Falling Waters, West Virginia, in Book 04-106, Page 395, at 2:12 p.m. Eastern time, as the same may have been amended from time to time.

Mortgagee does hereby consent that the Preferred Mortgage and any amendments, modifications, supplements or other similar types of instruments, as they pertain to the above named vessel, be released from the record on this the 7'h day of March, 2008.

WHITNEY NATIONAL BANK

By: /s/ Phillip E. Gordillo

Phillip E. Gordillo

Vice President

STATE OF LOUISIANA

PARISH OF ORLEANS

ACKNOWLEDGMENT OR NOTARIZATION

BE IT KNOWN, that on this rh day of March, 2008, personally appeared before me, Philip E. Gordillo, a Vice President of WHITNEY NATIONAL BANK, the aforesaid officer being personally well known to me as the person who executed the foregoing Satisfaction of Mortgage, and acknowledged the same to be his/her act and deed as said officer.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 7`h day of March,2008.

NOTARY PUBLIC

H. HUGHES GRERAN

NOTARY PUBLIC

State of Louisiana

My Commission Is Issued For Life

La. Bar Roll No. 20899

LOAN CLOSING STATEMENT
*******************************************

DATE: March 7, 2008
BORROWERS:
International Shipholding Corporation, Enterprise Ship Company, Inc., Sulphur Carriers, Inc., Gulf South Shipping Pte Ltd., CG Railway, Inc., LCI Shipholdings, Inc., Central Gulf Lines, Inc., and Waterman Steamship Corporation

LENDER: Regions Bank

ATTORNEY FOR LENDER:	J. Kris Lowry Maynard, Cooper & Gale, P.C. 1901 6th Avenue North 2400 Regions Harbert Plaza Birmingham, Alabama 35203-2618

REVOLVING LOAN AMOUNT: $35,000,0001

For a list of the closing costs payable in connection with the revolving loan, see Exhibit A attached hereto and made a part hereof.

01612544.1
The foregoing statement having been examined and found to be correct, the disbursement of the loan proceeds as above stated is hereby authorized and directed. Receipt of the loan proceeds as above stated and a copy of this statement are hereby acknowledged by Borrowers. Borrowers acknowledge that no advice or certifications have been made to the Borrowers with regard to these loans. If any of the costs, prorations, or disbursements reflected above are based upon incorrect information or if any additional amounts are needed to close these loans in accordance with the terms of the credit documents, Borrowers agree to pay the same immediately upon demand.

BORROWERS:

INTERNATIONAL SHIPHOLDING CORPORATION,

By:      /s/ Erik L. Johnsen
Its:       President

ENTERPRISE SHIP COMPANY, INC.,

By:      /s/ Erik L. Johnsen
Its:       President

SULPHUR CARRIERS, INC.,

By:      /s/ Erik L. Johnsen
Its:       President

GULF SOUTH SHIPPING PTE LTD.,

By:      /s/ Erik L. Johnsen
Its:       Director

                      CG RAILWAY, INC.,

By: /s/ Erik L. Johnsen
Its: President

                      LCI SHIPHOLDINGS, INC.,
                      By:      /s/ Erik L. Johnsen
                       Its:       President

                      CENTRAL GULF LINES, INC.,

                      By:      /s/ Erik L. Johnsen
                      Its:       President

                      WATERMAN STEAMSHIP CORPORATION,

                      By:      /s/ Erik L. Johnsen
                      Its:       President

                      REGIONS BANK

                      By  /s/ Russ Ford
                      Its Senior Vice President

EXHIBIT A

          Payee AmountPurpose

(a) Regions Bank $50,000.00 Origination Fee

(b) Regions Bank $35,000.00 Commitment Fee

(c) Regions Bank $63,000.00 Letter of Credit Fee

(d) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.

(e) Maynard, Cooper & Gale, P.C.2

(f) Maynard, Cooper & Gale, P.C.2

Total Initial Advance

POC Legal Fees for Borrower's Counsel

$22, 1.00 Legal Fees for Lender's Counsel
''5.i%

0          ut of pocket expenses

$171,250.00
2 See wiring instructions on Schedule I

SCHEDULE I
(Maynard, Cooper & Gale, P.C. Wiring Instructions - $23,250.00)

Maynard, Cooper & Gale, P.C.

General Operating Account

Regions Bank

Birmingham, Alabama

Routing # 062000019

Account # 0001323776

File No.: 2-3047

1
POST-CLOSING ITEMS AGREEMENT

THIS POST-CLOSING ITEMS AGREEMENT dated March 7, 2008 ("this Agreement") is entered into by INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation ("ISC"), ENTERPRISE SHIP COMPANY, INC., a Delaware corporation ("Enterprise"), SULPHUR CARRIERS, INC., a Delaware corporation ("Sulphur Carriers"), GULF SOUTH SHIPPING PTE LTD., a Singapore corporation ("Gulf South"), CG RAILWAY, INC., a Delaware corporation ("CG Railway"), LCI SHIPHOLDINGS, INC., a Marshall Islands corporation ("LCI"), CENTRAL GULF LINES, INC., a Delaware corporation ("Central Gulf"), and WATERMAN STEAMSHIP CORPORATION, a New York corporation ("Waterman"; ISC, Enterprise, Sulphur Carriers, Gulf South, CG Railway, LCI, Central Gulf, and Waterman are, collectively, referred to as the "Borrowers"), and REGIONS BANK, an Alabama banking corporation (the "Lender").

Recitals

A. The Lender and the Borrowers have entered into a Credit Agreement dated as of March 7, 2008 (the "Credit Agreement"), pursuant to which the Lender will make a revolving loan to the Borrowers in the maximum principal amount of $35,000,000. Capitalized terms not defined herein shall, when used herein, have the respective meanings accorded to them in the Credit Agreement.

B. The Borrowers have requested the Lender to enter into the Credit Agreement and make the Loans notwithstanding the fact that certain conditions precedent to making the Loans under the Credit Agreement, as more particularly set out in Exhibit A attached hereto, have not been met (the "Unmet Conditions Precedent").

C. The Lender is willing to make the Loans notwithstanding the fact that the Unmet Conditions Precedent have not been met, provided that, among other things, the Borrowers execute this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and in order to induce the Lender to make the Loans notwithstanding the fact that the Unmet Conditions Precedent have not been met, the parties hereby agree that if all of the Unmet Conditions Precedent have not been met to the Lender's satisfaction in accordance with the requirements of the Credit Agreement, on or before May 7, 2008, the Letter of Credit fee under the Credit Agreement shall increase from one percent (1.0%) per annum of the stated amount of the Letter of Credit being issued or renewed to one and twenty-five hundredths percent (1.25%) per annum.

01612171.1
IN WITNESS WHEREOF, each of the Borrowers and the Lender have caused this Agreement to be executed in its name and on its behalf by its representative thereunto duly authorized, as of the date first above written.
INTERNATIONAL SHIPHOLDING CORPORATION,

By:      /s/ Erik L. Johnsen
Its:       President

ENTERPRISE SHIP COMPANY, INC.,

By:      /s/ Erik L. Johnsen
Its:       President

SULPHUR CARRIERS, INC.,

By:      /s/ Erik L. Johnsen
Its:       President

GULF SOUTH SHIPPING PTE LTD.,

By:      /s/ Erik L. Johnsen
Its:       Director

                      CG RAILWAY, INC.,
By: /s/ Erik L. Johnsen
Its: President

                      LCI SHIPHOLDINGS, INC.,
                      By:      /s/ Erik L. Johnsen
                      Its:       President

                      CENTRAL GULF LINES, INC.,

                      By:      /s/ Erik L. Johnsen
                      Its:       President

                      WATERMAN STEAMSHIP CORPORATION,

                      By:      /s/ Erik L. Johnsen
                      Its:       President

                      REGIONS BANK

                      By  /s/ Russ Ford
                      Its Senior Vice President

EXHIBIT A
Unmet Conditions Precedent

1. Good Standing Certificate for Waterman Steamship Corporation from the State of Alabama.

2. Good standing certificate for Gulf South Shipping Pte Ltd. from the Republic of Singapore.

3. Officer's Certificate and attachments thereto for Gulf South Shipping Pte Ltd.

7/30/2009

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("this Amendment") dated as of March 3rd  2009, is entered into by INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation ("ISC"), ENTERPRISE SHIP COMPANY, INC., a Delaware corporation ("Enterprise"), SULPHUR CARRIERS, INC., a Delaware corporation ("Sulphur Carriers"), GULF SOUTH SHIPPING PTE LTD., a Singapore corporation ("Gulf South"), CG RAILWAY, INC., a Delaware corporation ("CG Railway"), LCI SIDEPHOLDINGS, INC„ a Marshall Islands corporation ("LCI"), CENTRAL GULF LINES, INC., a Delaware corporation ("Central Gulf'”), and WATER1VIAN STEAMSHIP CORPORATION, a New York corporation ("Waterman"; ISC, Enterprise, Sulphur Carriers, Gulf South, CG Railway, LCI, Central Gulf, and Waterman are, collectively, referred to as the "Borrowers"), and REGIONS BANK, an Alabama banking corporation (the "Lender")
Recitals

A. The Borrowers and the Lender are parties to a certain Credit Agreement dated as of March 7, 2008 (the "Credit Agreement").

B. The Borrowers have requested that the Leader make certain modifications to the Credit Agreement as set forth herein,

C. The Lender has agreed to make such modifications, provided that the Borrowers and the Lender enter into this Amendment.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Borrowers and the Lender hereby agree as follows:

1.          Rules of Construction, This Amendment is subject to the rules of construction set forth in Section 1.1 of the Credit Agreement.

2.          Definitions, Capitalized terms used in this Amendment and not otherwise defined herein have the meanings defined for them in the Credit Agreement.

3.           Representations and Warranties of Borrowers. The Borrowers represent and warrant to the Lender as follows:

(a)           Representations and Warranties in Credit Documents, All of the representations and warranties set forth in the Credit Documents are true and correct on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier date.

(b)           No Default. As of the date of this Amendment, the Borrowers are in compliance with all the terms and provisions set forth in the Credit Documents on their part to be observed or performed, and no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing,

(c)           No Misleading Information. To the best knowledge of the Borrowers, neither this Amendment nor any certificate, written statement or other document furnished to the Lender by or on behalf of the Borrowers in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading, and there is no fact known to the Borrowers that the Borrowers have not disclosed to the Lender that materially adversely affects or, so far as the Borrowers can now reasonably foresee, will materially adversely affect the properties, or financial or other condition of the Borrowers or the ability of the Borrowers to perform their obligations hereunder and under the other Credit Documents,

(d)           Borrowers' Organizational Documents. The organizational documents of the Borrowers have not been amended since March 7, 2008.

4.        Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.2(d) is hereby amended to read, in its entirety, as follows:
(d)      Applicable Margin means four and one half percent (450 basis points)                            per annum.

(b) Section 1.2(q) is hereby amended to read, in its entirety, as follows:
(q)     Default Rate means the rate of interest equal to four percentage points (400 basis points) in excess of the Prime Rate or the maximum rate permitted by law, whichever is less.

(c) Section 1,2(xx) is hereby amended to read, in its entirety, as follows:
(xx) Termination Date means the maturity date of the Revolving Loan (which is April 7, 2011) as such date may be extended from time to time pursuant to Section 2.5 or accelerated pursuant to Section 6,2.

(d) Schedule I of the Credit Agreement is hereby deleted in its entirety.

5.        Fees and Legal Expenses. The Borrowers hereby agree to pay all legal costs and expenses inemred in connection with the review, analysis and preparation of this Amendment Such expenses and legal costs shall be payable upon the execution of this Amendment and shall be non-refundable,

6.        References in Credit Documents. All references in the Credit Documents to the "Credit Agreement" shall mean the Credit Agreement as amended by this Amendment.

7.        Credit Documents to Remain in Effect Except as specifically modified by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms.

8.        No Novation, etc. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Credit Documents, nor impair any Liens granted to the Lender thereunder, nor release any obligor from liability for any of the Obligations, nor affect any of the rights, powers or remedies of the Lender under the Credit Documents, nor constitute a waiver of any provision thereof, except as specifically set forth in this Amendment

9.        Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.        Headings. The descriptive headings of the sections of this Amendment are for convenient reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

11.                   Entire Agreement. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof.

12.        Severability, If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.        Counterparts, This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all snob counterparts shall together constitute but one and the same instrument.

14.        No Waiver. Nothing contained herein shall be construed as a waiver or acknowledgement of, or consent to any breach of or Event of Default under the Credit Agreement and the Credit Documents not specifically mentioned herein, and the waivers and consents granted herein are effective only in the specific instance and for the purposes for which given.

15. Effect of this Amendment. This Amendment amends and supplements the Credit Agreement and shall be construed as if it were a part thereof for all purposes. Any representation or warranty contained herein that is determined by the Lender to have been misleading or untrue in any material respect at the time made shall constitute an Event of Default under the Credit Agreement and the other Credit Documents in accordance with the Credit Agreement as if such representation or warranty had been contained in the Credit Agreement, and any default by the Borrowers in the performance or observance of any provision of this Amendment shall constitute an Event of Default under that section as if such provision had been contained in the Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Borrowers and the Lender have executed this Amendment as of the day and year first above written by their duly authorized representatives.

       "BORROWERS"

       INTERNATIONAL SHIPHOLDING CORPORATION

        By: /s/ Manuel G. Estrada
           Its: Vice President – Chief Financial Officer

ENTERPRISE SHIP COMPANY, INC

By: /s/ Manuel G. Estrada
    Its: Vice President – Chief Financial Officer

SULPHUR CARRIERS, INC.

By: /s/ Manuel G. Estrada
    Its: Vice President – Chief Financial Officer

GULF SOUTH SHIPPING PTE LTD.

By: /s/ Manuel G. Estrada
    Its: Vice President – Chief Financial Officer

CG RAILWAY, INC.
By: /s/ Manuel G. Estrada
    Its: Vice President – Chief Financial Officer

LCI SHIPHOLDINGS, INC.

By: /s/ Manuel G. Estrada
    Its: Vice President – Chief Financial Officer

CENTRAL GULF LINES, INC.

By: /s/ Manuel G. Estrada
    Its: Vice President – Chief Financial Officer

WATERMAN STEAMSHIP CORPORATION

By: /s/ Manuel G. Estrada
    Its: Vice President – Chief Financial Officer

“LENDER”

REGIONS BANK

By: /s/ James F. Currie, Jr.
    Its: Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("this Amendment") dated August 13, 2009 (the "Effective Date") is entered into by INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation ("ISC"), ENTERPRISE SHIP COMPANY, INC., a Delaware corporation ("Enterprise"), SULPHUR CARRIERS, INC., a Delaware corporation ("Sulphur Carriers"), GULF SOUTH SHIPPING PTE LTD., a Singapore corporation ("Gulf South"), CG RAILWAY, INC., a Delaware corporation ("CG Railway"), LCI SHIPHOLDINGS, INC., a Marshall Islands corporation ("LCI"), CENTRAL GULF LINES, INC., a Delaware corporation ("Central Gulf"), and WATERMAN STEAMSHIP CORPORATION, a New York corporation ("Waterman"; ISC, Enterprise, Sulphur Carriers, Gulf South, CG Railway, LCI, Central Gulf, and Waterman are, collectively, referred to as the "Borrowers"), and REGIONS BANK, an Alabama banking corporation (the "Lender").

Recitals

A. The Borrowers and the Lender are parties to that certain Credit Agreement dated March 7, 2008, as amended pursuant to that certain First Amendment to Credit Agreement dated March 3, 2009 (as further amended from time to time, the "Credit Agreement").

B. Gulf South and certain other related affiliates have requested that the Bank make available to them a separate future advance credit facility to be guaranteed by ISC and governed by a separate credit agreement dated of even date herewith (the "Future Advance Credit Facility").

C. The Lender has agreed to make available the Future Advance Credit Facility, provided the Borrowers and the Lender enter into this Amendment.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Borrowers and the Lender hereby agree as follows, with such agreements to become effective as of the Effective Date:

1. Rules of Construction. This Amendment is subject to the rules of construction set forth in the Credit Agreement.

      2.                               Definitions. Capitalized terms used in this Amendment and not otherwise defined herein have the meanings defined for them in the Credit Agreement.

                                                                                                                                                                       3. Representations and Warranties of Borrower. The Borrowers represent and warrant to the Lender as follows:

(a)             Representations and Warranties in Credit Documents. All of the representations and warranties set forth in the Credit Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date.

(b)             No Default. As of the Effective Date, the Borrowers are in compliance with all the terms and provisions set forth in the Credit Documents on their part to be observed or performed, and no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.

4.Amendments to Credit Agreement.

(a) In the definition of "Maximum Facility Amount" set forth in Section 1.1

(Id() of the Credit Agreement, the term 135,000,000" is hereby amended to read "$30,000,000".

(b) The following new definitional paragraphs are added to the end of Section

"(yy) Capital Expenditures means with respect to ISC and the Subsidiaries, on a consolidated basis, for any period (without duplication), any expenditure for fixed assets or that is properly chargeable to capital account in accordance with GAAP.

(zz) EBITDAR means, with respect to ISC and the Subsidiaries, on a consolidated basis, for any period (without duplication) the sum of (i) Consolidated EBITDA; and (ii) Lease Expense; less maintenance Capital Expenditures (calculated at 30% of their depreciation expense).

(aaa) Fixed Charges means with respect to ISC and the Subsidiaries, on a consolidated basis, for any period (without duplication), the sum of (i) Interest Expense; (ii) Lease Expense; and (iii) required principal payments for any outstanding debt during the applicable reporting period.

(bbb) Lease Expense means with respect to ISC and the Subsidiaries, on a consolidated basis, for any period (without duplication), all amounts payable under any operating leases and time charter agreements which may be classified as operating lease expenses, charter hire expenses or rent as determined in accordance with GAAP during the period in question."

(c)	The following new paragraph (m) is hereby added to the end of Section 5.15:

"(m) EBITDAR to Fixed Charges. Maintain a ratio of EBITDAR to Fixed Charges of not less than 1.40 to 1.00, for ISC and the Subsidiaries on a consolidated basis for the four most recent fiscal quarters for which financial information is available."

5.            Fees and Legal Expenses. The Borrowers hereby agree to pay all reasonable invoiced legal costs and expenses incurred in connection with the review, analysis and preparation of this Amendment. Such expenses and legal costs shall be payable upon the execution of this Amendment and shall be non-refundable.

6.            References in Credit Documents. All references in the Credit Documents to the "Credit Agreement" shall mean the Credit Agreement as amended by this Amendment.

7.            Credit Documents to Remain in Effect. Except as specifically modified by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms.

8.            No Novation, etc. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Credit Documents, nor impair any Liens granted to the Lender thereunder, nor release any obligor from liability for any of the Obligations, nor affect any of the rights, powers or remedies of the Lender under the Credit Documents, nor constitute a waiver of any provision thereof, except as specifically set forth in this Amendment.

9.            Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.            Headings. The descriptive headings of the sections of this Amendment are for convenient reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof

11.            Entire Agreement. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof

12.            Severability. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.            Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

14.            No Waiver. Nothing contained herein shall be construed as a waiver or acknowledgement of, or consent to any breach of or Event of Default under the Credit Agreement and the Credit Documents not specifically mentioned herein, and the waivers and consents granted herein are effective only in the specific instance and for the purposes for which given.

    15. Effect of this Amendment. This Amendment amends and supplements the Credit Agreement and shall be construed as if it were a part thereof for all purposes. Any representation or warranty contained herein that shall prove to be false or misleading in any material respect at the time made shall constitute an Event of Default under the Credit Agreement and the other Credit Documents in accordance with the Credit Agreement as if such representation or warranty had been contained in the Credit Agreement, and any default by the Borrowers in the performance or observance of any provision of this Amendment shall constitute an Event of Default under that section as if such provision had been contained in the Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment to be executed and delivered by their duly authorized representatives to be effective as of the Effective Date.

       INTERNATIONAL SHIPHOLDING CORPORATION

        By: /s/ Manuel G. Estrada
           Its: Chief Financial Officer

ENTERPRISE SHIP COMPANY, INC

By: /s/ Manuel G. Estrada
Its: Chief Financial Officer

SULPHUR CARRIERS, INC

By: /s/ Manuel G. Estrada
    Its: Chief Financial Officer

GULF SOUTH SHIPPING PTE LTD.
By: /s/ Manuel G. Estrada
    Its: Chief Financial Officer

           CG RAILWAY, INC
            By: /s/ Manuel G. Estrada
                 Its: Chief Financial Officer

            LCI SHIPHOLDINGS, INC
             By: /s/ Manuel G. Estrada
                 Its: Chief Financial Officer

           CENTRAL GULF LINES, INC
                                 By: /s/ Manuel G. Estrada
                                                                                         Its: Chief Financial Officer

            WATERMAN STEAMSHIP CORPORATION
                                  By: /s/ Manuel G. Estrada
                                                                                            Its: Chief Financial Officer

            REGIONS BANK

             By: /s/ James F. Currie, Jr.
                                                                                         Its: Senior Vice President

01937150.2
THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT ("this Amendment") dated as of March 31, 2010 (the "Effective Date") is entered into by and among INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation ("ISC"), ENTERPRISE SHIP COMPANY, INC., a Delaware corporation ("Enterprise"), SULPHUR CARRIERS, INC., a Delaware corporation ("Sulphur Carriers"), GULF SOUTH SHIPPING PTE LTD., a Singapore corporation ("Gulf South"), CG RAILWAY, INC., a Delaware corporation ("CG Railway"), LCI SHIPHOLDINGS, INC., a Marshall Islands corporation ("LCI"), CENTRAL GULF LINES, INC., a Delaware corporation ("Central Gulf"), and WATERMAN STEAMSHIP CORPORATION, a New York corporation ("Waterman"; ISC, Enterprise, Sulphur Carriers, Gulf South, CG Railway, LO, Central Gulf, and Waterman are, collectively, referred to as the "Borrowers"), and REGIONS BANK, an Alabama banking corporation (the "Lender").

Recitals

A. The Borrowers and the Lender are parties to that certain Credit Agreement dated March 7, 2008, as amended by a First Amendment thereto dated March 3, 2009 and by a Second Amendment thereto dated August 13, 2009 (as further amended from time to time, the "Credit Agreement").

B. The Borrowers have requested that the Lender make certain modifications to the Credit Agreement as set forth herein.

C. The Lender has agreed to make such modifications, provided that the Borrowers and the Lender enter into this Amendment.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual agreements set forth herein, the Borrowers and the Lender hereby agree as follows, with such agreements to become effective as of the Effective Date:

1.            Rules of Construction. This Amendment is subject to the rules of construction set forth in the Credit Agreement.

2.            Definitions. Capitalized terms used in this Amendment and not otherwise defined herein have the meanings defined for them in the Credit Agreement.

3.            Representations and Warranties of Borrower. The Borrowers represent and warrant to the Lender as follows:

       (a) Representations and Warranties in Credit Documents. All of the representations and warranties set forth in the Credit Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date.

(b)            No Default. As of the Effective Date, the Borrowers are in compliance with all the terms and provisions set forth in the Credit Documents on their part to be observed or performed, and no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, has occurred and is continuing.

(c)            No Misleading Information. To the best knowledge of the Borrowers, neither this Amendment nor any certificate, written statement or other document furnished to the Lender by or on behalf of the Borrowers in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading, and there is no fact known to the Borrowers that the Borrowers have not disclosed to the Lender that materially adversely affects or, so far as the Borrowers can now reasonably foresee, will materially adversely affect the properties, or financial or other condition of the Borrowers or the ability of the Borrowers to perform their obligations hereunder and under the other Credit Documents.

(d)            Borrowers' Organizational Documents. The organizational documents of the Borrowers have not been amended since March 7, 2008, except that ISC amended and restated its Bylaws on October 28, 2009. A true and correct copy of ISC's amended and restated Bylaws, which are in full force and effect as of the date hereof, is attached hereto as Exhibit A.

4.Amendments to Credit Agreement.

(a)	Section 1.2(kk) is hereby amended to read, in its entirety, as follows: (kk) Maximum Facility Amount means $35,000,000.

(b)	Section 1.2(xx) is hereby amended to read, in its entirety, as follows:

  (xx) Termination Date means the maturity date of the Revolving Loan (which is April 6, 2012) as such date may be extended from time to time pursuant to Section 2.5 or accelerated pursuant to Section 6.2.

(c) The first sentence of Section 2.7(d) is hereby amended to read, in its entirety, as follows:

(d) For each Letter of Credit the Lender issues and all renewals thereof, the Lender shall receive from the Borrowers, a letter of credit fee equal to the rate mutually agreed to by the Lender and the Borrowers.

(d)Section 5.5(c) is hereby amended to read, in its entirety, as follows:

(c) not later than 45 days after the end of each March, June and
September and not later than 90 days after the end of each December, a compliance certificate duly executed by an Authorized Representative of ISC substantially in the form of Schedule 5.5 attached hereto;

(e)The following Section 5.17 is hereby added to the Credit Agreement:

SECTION 5.17Creation or Acquisition of Subsidiaries.

The Borrowers will inform the Lender as to the acquisition or creation of any new wholly-owned subsidiary which at the time of acquisition directly owns, or after the time of creation will directly own, a vessel and will cause each such wholly-owned subsidiary that is hereafter acquired or created, promptly (but in no event more than 30 days) after such wholly-owned subsidiary is acquired or created, to become a Borrower under this Agreement by execution of an Assumption Agreement (in form reasonably acceptable to the Lender), and all other documents necessary to cause it to become jointly and severally liable for the Obligations (subject to the limitations provided in the Assumption Agreement).

5. Fees and Legal Expenses. The Borrowers hereby agree to pay all reasonable invoiced legal costs and expenses incurred in connection with the review, analysis and preparation of this Amendment. Such expenses and legal costs shall be payable upon the execution of this Amendment and shall be non-refundable.

6. References in Credit Documents. All references in the Credit Documents to the "Credit Agreement" shall mean the Credit Agreement as amended by this Amendment.

7. Credit Documents to Remain in Effect. Except as specifically modified by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms.

8. No Novation, etc. Nothing contained in this Amendment shall be deemed to constitute a novation of the terms of the Credit Documents, nor impair any Liens granted to the Lender thereunder, nor release any obligor from liability for any of the Obligations, nor affect any of the rights, powers or remedies of the Lender under the Credit Documents, nor constitute a waiver of any provision thereof, except as specifically set forth in this Amendment

9. Governing Law, Successors and Assigns, etc. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10. Headings. The descriptive headings of the sections of this Amendment are for convenient reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

    11. Entire Agreement. This Amendment constitutes the entire understanding to date of the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements of the parties thereto with respect to the subject matter hereof

12. Severabilitv. If any provision of this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

14. No Waiver. Nothing contained herein shall be construed as a waiver or acknowledgement of, or consent to any breach of or Event of Default under the Credit Agreement and the Credit Documents not specifically mentioned herein, and the waivers and consents granted herein are effective only in the specific instance and for the purposes for which given.

15. Effect of this Amendment. This Amendment amends and supplements the

Credit Agreement and shall be construed as if it were a part thereof for all purposes. Any representation or warranty contained herein that shall prove to be false or misleading in any material respect at the time made shall constitute an Event of Default under the Credit Agreement and the other Credit Documents in accordance with the Credit Agreement as if such representation or warranty had been contained in the Credit Agreement, and any default by the Borrowers in the performance or observance of any provision of this Amendment• shall constitute an Event of Default under that section as if such provision had been contained in the Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Borrowers and the Lender have caused this Amendment to be executed and delivered by their duly authorized representatives to be effective as of the Effective Date.

INTERNATIONAL SHIPHOLDING CORPORATION
By: /s/ Manuel G. Estrada
    Its: Vice President-Chief Financial Officer

ENTERPRISE SHIP COMPANY, INC
By: /s/ Manuel G. Estrada
    Its: Vice President-Chief Financial Officer

SULPHUR CARRIERS, INC
By: /s/ Manuel G. Estrada
    Its: Vice President-Chief Financial Officer

GULF SOUTH SHIPPING PTE LTD.
By: /s/ Manuel G. Estrada
     Its: Vice President-Chief Financial Officer

CG RAILWAY, INC.
By: /s/ Manuel G. Estrada
     Its: Vice President-Chief Financial Officer

LCI SHIPHOLDINGS, INC
By: /s/ Manuel G. Estrada
     Its: Vice President-Chief Financial Officer

CENTRAL GULF LINES, INC
By: /s/ Manuel G. Estrada
     Its: Vice President-Chief Financial Officer

WATERMAN STEAMSHIP CORPORATION
By: /s/ Manuel G. Estrada
     Its: Vice President-Chief Financial Officer

REGIONS BANK
By: /s/ James F. Currie, Jr.
     Its: Senior Vice President